UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Mueller Water Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 18, 2008

To My Fellow Stockholders:

It is my pleasure to invite you to attend the 2009 Annual Meeting of Stockholders of Mueller Water Products, Inc. to be held on Wednesday, January 28, 2009 at 10:00 A.M. local time at the Four Seasons Hotel in Atlanta, Georgia. The meeting will begin with a discussion of and voting on the matters described in the attached Proxy Statement and Notice of Annual Meeting, followed by my report on Mueller Water Products’ financial performance and operations.

The attached Proxy Statement is a critical element of the corporate governance process. Its purpose is to answer your questions, and to provide you with information about our Board of Directors and executive officers and a discussion of proposals that require your vote.

Your vote is important to us. It is important that your views be represented whether or not you plan to attend the Annual Meeting. The Board’s recommendations are included with the description of each proposal in this Proxy Statement. In summary, the Board recommends that stockholders vote “FOR” proposals 1, 2, 3 and 4. We encourage you to take the time to read each of the proposals and vote promptly by using either the Internet or telephone, or by returning a completed proxy card.

We look forward to seeing you at the 2009 Annual Meeting. For your convenience, a map and directions are provided on the back of this document. On behalf of the management and directors of Mueller Water Products, I want to thank you for your continued support and confidence in our company.

Sincerely,

Gregory E. Hyland

Chairman of the Board, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 28, 2009

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Mueller Water Products, Inc., a Delaware corporation (“Mueller Water Products” or the “Company”), will be held at 10:00 A.M., local time, on Wednesday, January 28, 2009 at the Four Seasons Hotel, 75 Fourteenth Street, Atlanta, Georgia 30309, for the following purposes:

1.	To elect, as members of the Board of Directors to serve for the ensuing year, the ten nominees named in the accompanying Proxy Statement;

2.	To approve the conversion of all outstanding shares of Series B Common Stock into shares of Series A Common Stock as further described in the accompanying Proxy Statement;

3.	To approve an amendment to the Amended and Restated 2006 Stock Incentive Plan to increase the number of shares reserved for issuance under that plan by 8,000,000 shares;

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2009; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

Holders of record of the Company’s common stock at the close of business on December 3, 2008, the record date for voting at the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

ROBERT BARKER

Corporate Secretary

Atlanta, Georgia

December 18, 2008

Please note that attendance at the meeting will be limited to stockholders of Mueller Water Products, Inc. as of the record date (or their authorized representatives). You will be required to provide the admission ticket that is detachable from your proxy card or provide other evidence of ownership. If your shares are held by a bank or broker, please bring to the meeting your bank or broker statement evidencing your beneficial ownership of Mueller Water Products stock to gain admission to the meeting.

1200 Abernathy Road, N.E.

Suite 1200

Atlanta, Georgia 30328

PROXY STATEMENT

The Company is furnishing this Proxy Statement in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of Mueller Water Products, Inc. (“Mueller Water Products” or the “Company”) of proxies for its Annual Meeting of Stockholders and any adjournments of the meeting (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held on Wednesday, January 28, 2009 at 10:00 A.M., local time, at the Four Seasons Hotel, 75 Fourteenth Street, Atlanta, Georgia 30309.

QUESTIONS ABOUT VOTING AND THE ANNUAL MEETING

What is the purpose of this Proxy Statement?

This Proxy Statement provides information regarding matters to be voted on at the Annual Meeting. Additionally, it contains certain information that the Securities and Exchange Commission (the “SEC”) requires the Company to provide annually to its stockholders. The Proxy Statement is also used by the Company’s Board of Directors to solicit proxies to be used at the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting in person. The Board has designated a Proxy Committee, which will vote the shares represented by proxies at the Annual Meeting in the manner indicated by the proxies. The members of the Proxy Committee are Gregory E. Hyland, Evan L. Hart and Robert Barker.

The Proxy Statement is being made available to the holders of the Series A Common Stock and Series B Common Stock beginning on or about December 18, 2008.

Who is entitled to vote on the matters discussed in the Proxy Statement?

The Company has issued and outstanding shares of two series of common stock: Series A Common Stock and Series B Common Stock, which are together referred to as the “common stock”. You are entitled to vote if you were a stockholder of record of Series A Common Stock or Series B Common Stock of Mueller Water Products as of the close of business on December 3, 2008. There are differences in the voting rights of the Series A Common Stock and the Series B Common Stock, which are described in this Proxy Statement. Your shares can be voted at the meeting only if you are present in person or represented by a valid proxy.

What constitutes a quorum for the Annual Meeting?

The holders of a majority of the voting power of the outstanding shares of common stock as of the close of business on the record date, December 3, 2008, must be present, either in person or represented by proxy, to constitute a quorum necessary to conduct the Annual Meeting. On the record date, there were issued and outstanding 29,643,521 shares of Series A Common Stock and 85,844,920 shares of Series B Common Stock. This total excludes treasury shares, which are not considered outstanding for financial reporting purposes. Shares represented by proxies received but marked as abstentions or as withholding voting authority for any or all director nominees, and shares represented by proxies received but reflecting broker non-votes, will be counted as present at the meeting for purposes of establishing a quorum.

How many votes am I entitled to for each share I hold?

With respect to the election of directors, the amendment of the Amended and Restated 2006 Stock Incentive Plan and the ratification of the appointment of the independent registered public accounting firm, each share of Series A Common Stock represented at the Annual Meeting is entitled to one vote and each share of Series B Common Stock represented at the Annual Meeting is entitled to eight votes. With respect to the conversion of all outstanding shares of Series B Common Stock into shares of Series A Common Stock, each share of Series A Common Stock and Series B Common Stock represented at the Annual Meeting is entitled to one vote. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated by those proxies.

What proposals will require my vote?

You are being asked to vote on the following:

—	The election of the ten director nominees named in this Proxy Statement (Proposal 1);

—	The conversion of all outstanding shares of Series B Common Stock into shares of Series A Common Stock (Proposal 2);

—	An amendment to the Amended and Restated 2006 Stock Incentive Plan to increase the number of shares reserved for issuance under that plan by 8,000,000 shares (Proposal 3);

—	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2009 (Proposal 4); and

—	Any other business properly coming before the meeting and any adjournment or postponement.

What vote is required to approve each proposal, and how will my vote be counted?

Proposal 1: Election of Directors

Directors are elected by a plurality of the votes, which means that the ten nominees who receive the highest number of properly executed votes will be elected as directors.

Proposal 2: Conversion of All Outstanding Shares of Series B Common Stock into Shares of Series A Common Stock

Approval of this proposal requires the affirmative vote of a majority of the votes entitled to be cast by the holders of Series A Common Stock and Series B Common Stock, voting together as a single class. Any share that is not voted (whether by abstention or otherwise) will have the effect of a vote against the proposal.

Proposal 3: Amendment to the Amended and Restated 2006 Stock Incentive Plan

Approval of this proposal requires the affirmative vote of a majority of the votes cast. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the vote.

Proposal 4: Ratification of the Appointment of the Independent Registered Public Accounting Firm

Approval of this proposal requires the affirmative vote of a majority of the votes cast. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the vote.

How does the Board of Directors recommend that I vote?

The Board recommends that you vote:

—	“FOR” election of the ten director nominees named in this Proxy Statement (Proposal 1);

—	“FOR” the conversion of all outstanding shares of Series B Common Stock into shares of Series A Common Stock (Proposal 2);

—	“FOR” the amendment to the Amended and Restated 2006 Stock Incentive Plan to increase the number of shares reserved for issuance under that plan by 8,000,000 shares (Proposal 3); and

—	“FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2009 (Proposal 4).

How can I vote?

You can vote in person by completing a ballot at the Annual Meeting, or you can vote prior to the meeting by proxy. Even if you plan to attend the meeting, we encourage you to vote your shares as soon as possible by proxy. You can vote by proxy using the Internet, by telephone or by mail, as discussed below.

How do I vote by proxy?

Vote by Internet: You can vote your shares using the Internet. Go to the website indicated on the proxy card or voting instruction form and follow the instructions. Internet voting is available twenty-four hours a day, seven days a week until 11:59 p.m. Eastern time on January 27, 2009. You will be given the opportunity to confirm that your instructions have been properly recorded. If you vote on the Internet, you do NOT need to return a proxy card or voting instruction form. Please follow the instructions on the proxy card or voting instruction form carefully.

If you hold your shares in “street name” or “beneficial name” (that is, you hold your shares through a broker, bank, or other nominee), your ability to vote by Internet depends on the voting processes of the broker, bank or other nominee.

Vote by Telephone: You can vote your shares by telephone if you have a touch-tone phone. Dial the toll-free telephone number indicated on the proxy card or voting instruction form and follow the instructions. Telephone voting is available twenty-four hours a day, seven days a week until 11:59 p.m. Eastern time on January 27, 2009. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do NOT need to return a proxy card or voting instruction form. Please follow the instructions on the proxy card or voting instruction form carefully.

If you hold your shares in “street name” or “beneficial name” (that is, you hold your shares through a broker, bank, or other nominee), your ability to vote by telephone depends on the voting processes of the broker, bank or other nominee.

Vote by Mail: If you prefer to vote by mail, mark the proxy card or voting instruction form, sign and date it, and return it in the postage-paid envelope provided. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the Proxy Committee in favor of the election of all of the director nominees and in accordance with the Board’s recommendations on the other proposals listed on the proxy card. All properly executed proxy cards received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated by those proxy cards.

Shares Held by Employee Stock Purchase Plans: If you hold (i) shares of the Company’s Series A Common Stock through the Mueller Water Products Employee Stock Purchase Plan or (ii) shares of the Company’s Series B Common Stock through the Walter Industries Employee Stock Purchase Plan, then your vote must be received by 11:59 p.m. Eastern time on January 27, 2009, unless you vote in person at the Annual Meeting.

Can I assign my proxy to someone else?

If you want to assign your proxy to someone other than the Proxy Committee, you should cross out the names of the Proxy Committee members appearing on the proxy card and insert the name(s) of up to three other people. The person(s) you have assigned to represent you must present your signed proxy card and a completed ballot at the meeting to vote your shares.

Can I change my mind after I vote?

If you vote by proxy, you can revoke that proxy at any time before it is voted at the meeting. You can do this in one of the following three ways:

(A)	Vote again on the Internet or by telephone prior to the meeting; or

(B)	Sign another proxy card with a later date and return it to us prior to the meeting; or

(C)	Attend the Annual Meeting in person and cast a ballot.

How will a proposal or other matter that was not included in the Proxy Statement be handled for voting purposes if it comes up at the Annual Meeting?

If any matter that is not described in this Proxy Statement should properly come before the meeting, the Proxy Committee will vote the shares represented by it in accordance with its members’ best judgment. The Proxy Committee will not use its discretionary voting authority with respect to any validly conducted solicitation in opposition. In addition, shares represented by proxy cards that are marked to deny discretionary authority to the Proxy Committee on other matters considered at the meeting will not be voted on these matters and will not be counted in determining the number of votes cast with respect to those matters. At the time this Proxy Statement was printed, the Company did not know of any other matters that might be presented for stockholder action at the Annual Meeting.

Who will tabulate and certify the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate and certify the vote, and Carl T. Hagberg and Associates will act as the independent inspector of elections for the Annual Meeting.

What is the difference between a registered stockholder and a beneficial holder of shares?

If your shares are registered directly in your name with our transfer agent, BNY Mellon, you are considered a “registered stockholder” with respect to those shares. If this is the case, the proxy materials have been sent or provided to you directly by Mueller Water Products. “Proxy materials” may include an annual report, a proxy statement and a proxy card or voting instruction form, as applicable.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, the proxy materials have been forwarded to you by your brokerage firm, bank or other nominee, or their agent which is considered the stockholder of record with respect to these shares. As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares by using the voting instruction form included in the proxy materials, or by voting via telephone or the Internet. Follow the voting instructions provided in your proxy materials.

I am a beneficial holder. How are my shares voted if I do not return voting instructions?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority, under the rules of the New York Stock Exchange, to vote shares on certain “routine” matters for which their customers do not provide voting instructions by the tenth day before the meeting. The election of directors and the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2009 are considered routine matters. The conversion of all outstanding shares of Series B Common Stock into shares of Series A Common Stock and the amendment of the Amended and Restated 2006 Stock Incentive Plan are not considered “routine” under the applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” In tabulating the voting result for any particular proposal, shares that are subject to broker non-votes with respect to that proposal will not be considered voted either for or against it. With respect to the three proposals scheduled to be voted on at the Annual Meeting that will be decided by a majority or plurality of the votes cast, broker non-votes on any proposal will have no effect on the outcome of the vote on that proposal at the Annual Meeting, assuming that a quorum is obtained. With respect to the proposal to convert all outstanding shares of Series B Common Stock into shares of Series A Common Stock, broker non-votes will have the effect of a vote against the proposal.

What does it mean if I receive more than one Mueller Water Products stockholder package?

If you receive more than one package of proxy materials, this means that you have multiple accounts holding Mueller Water Products shares with brokers and/or our transfer agent. Please vote all of your shares by voting the control number on the proxy card included in each package that you receive.

How are my Employee Stock Purchase Plan shares voted?

If you are a registered stockholder and/or you own Mueller Water Products shares in an Employee Stock Purchase Plan, and the accounts are registered in the same name, you will receive one package of proxy materials representing your combined shares. If your accounts are registered in different names, you will receive different packages of proxy materials. If you own shares only through an Employee Stock Purchase Plan, you will receive a package of proxy materials representing those shares.

What happens if I abstain from voting?

If your shares are represented at the Annual Meeting, in person or by proxy, but you abstain from voting on a matter, or include instructions in your proxy to abstain from voting on a matter, your shares will be counted for the purpose of determining if a quorum is present, but will not be counted as either an affirmative vote or a negative vote with respect to that matter. With respect to the three proposals scheduled to be voted on at the Annual Meeting that will be decided by a majority or plurality of the votes cast, abstentions will have no effect on the outcome of the vote on that proposal at the Annual Meeting, assuming that a quorum is obtained. With respect to the proposal to convert all outstanding shares of Series B Common Stock into shares of Series A Common Stock, abstentions will have the effect of a vote against the proposal.

What do I need to do if I want to attend the Annual Meeting?

You do not need to make a reservation to attend the Annual Meeting. However, attendance at the Annual Meeting is limited to Mueller Water Products stockholders, members of their immediate families or their named representatives. You will be required to provide the admission ticket that is detachable from your proxy card or provide other evidence of ownership. If your shares are held by a bank or broker, please bring to the meeting your bank or broker statement evidencing your beneficial ownership of the Company’s common stock to gain admission to the meeting. The Company reserves the right to limit the number of representatives who may attend the meeting.

Who is soliciting proxies?

The Company will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail, the Company will request banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in doing so. The Company may use the services of its officers and other employees of the Company who will receive no compensation for their services, other than their regular compensation, to solicit proxies personally, by telephone or by facsimile transmission. The Company has retained the services of The Altman Group, Inc. to aid in the solicitation of proxies, including the solicitation of proxies from brokerage firms, banks, nominees, custodians, and fiduciaries, for a fee not anticipated to exceed $7,000 plus expenses. Your cooperation in promptly voting by proxy via the medium of your choice will help to avoid additional expense.

IN ORDER THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AT THIS MEETING IN CASE YOU ARE NOT PERSONALLY PRESENT, YOU ARE REQUESTED TO PLEASE SIGN, DATE, AND MAIL THE PROXY CARD OR VOTING INSTRUCTION FORM PROMPTLY OR FOLLOW THE DIRECTIONS PROVIDED ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on January 28, 2009:

This Proxy Statement and the Company’s Annual Report to Security Holders are available at www.muellerwaterproducts.com.

CORPORATE GOVERNANCE

The Board has adopted Corporate Governance Guidelines that are posted on the corporate governance page of the Company’s website at www.muellerwaterproducts.com and are available in print to stockholders who request a copy. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to matters such as director responsibilities, compensation, and access to management. In addition, the Corporate Governance Guidelines address the use of outside advisors, management succession, and an annual self-evaluation of the Board.

Independence of Directors

Mr. Gregory E. Hyland, our Chairman, President and Chief Executive Officer, is not independent because he is a member of management and an employee of the Company. Mr. Mark J. O’Brien is not independent under Section 303A.02(b) of the New York Stock Exchange Listed Company Manual because he has served as an employee of the Company’s former parent within the last three years. Mr. O’Brien has been Chairman and Chief Executive Officer of Walter Industries’ Homes and Finance Business since March 2006; other than his service as a director, he currently has no material relationship with the Company.

The Board annually assesses the outside affiliations of each director to determine if any of these affiliations could cause a potential conflict of interest or could interfere with the independence of the director. Based on information furnished by all directors regarding their relationships with Mueller Water Products and its subsidiaries and research conducted by management with respect to outside affiliations, the Board has determined that none of the directors has a material relationship with Mueller Water Products other than his or her role as director, and, except as set forth above, each is independent because:

—	Each satisfies the categorical standards set forth below;

—	Each satisfies the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

—	Each satisfies the criteria for independence set forth in Section 303A.02(b) of the New York Stock Exchange Listed Company Manual.

A determination of independence under these standards does not mean that a director is “disinterested” under Section 144 of the Delaware General Corporation Law. Each director, relevant Committee and the full Board may also consider whether any director is “disinterested” in any transaction brought before the Board of any Committee.

Categorical Standards of Independence

The Company has established categorical standards of independence for the Board of Directors. These standards are outlined in the Company’s Corporate Governance Guidelines. To be considered “independent” for purposes of the director qualification standards, (A) the director must meet bright-line independence standards under the New York Stock Exchange Listed Company Manual, and (B) the Board must affirmatively determine that the director otherwise has no material relationship with the Company, directly or as an officer, shareowner or partner of an organization that has a relationship with the Company.

The Board of Directors considers the following relationships to be immaterial relationships that would not impair a director’s independence if they are conducted in the ordinary course of business:

(i)	The director is a director or trustee but not an executive officer or any member of his or her immediate family is a director, trustee or employee, but not an executive officer, of any other organization (other than the Company’s outside auditing firm) that does business with, or receives donations from, the Company;

(ii)	The director or any member of his or her immediate family is an executive officer of any other organization which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than $1 million or 2% of the total consolidated assets of the organization on which the director or any member of his or her immediate family serves as an executive officer, whichever is more; or

(iii)	The director or any member of his or her immediate family serves as an executive officer of a charitable or educational organization that receives discretionary charitable contributions from the Company in a single fiscal year of less than $1 million or 2% of that organization’s consolidated gross revenues, whichever is more.

Independence of Committee Members

Each of the members of the Audit, Compensation and Human Resources (“Compensation Committee”), and Nominating and Corporate Governance Committees is independent in accordance with the New York Stock Exchange Listed Company Manual and the director independence standards set forth above. No member of the Audit Committee receives any compensation from Mueller Water Products other than directors’ fees and no member of the Audit Committee is an affiliated person of Mueller Water Products (other than by virtue of his or her directorship). Members of the Audit Committee meet the additional standards for audit committee members of publicly traded companies required by the Sarbanes-Oxley Act of 2002. Members of the Compensation Committee meet the additional standards applicable to “outside directors” under Section 162(m) of the Internal Revenue Code and qualify as “non-employee directors” as defined in Rule 16b-3 under the Exchange Act.

Policy for Approval of Related Person Transactions

The Board of Directors has adopted a written Related Person Transaction Policy that is administered by the Nominating and Corporate Governance Committee. This policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds or may be expected to exceed $120,000 and a related person has a direct or indirect material interest. Under the Policy, a “related person” includes (A) any person who is or was, since the beginning of the last fiscal year, an executive officer, director or nominee for election as a director of the Company, (B) a greater than 5% beneficial owner of either series of the Company’s common stock or (C) an immediate family member of either of the foregoing. Under the Policy, management will determine whether a transaction meets the requirements of a Related Person Transaction requiring review by the Committee. Transactions that fall within this definition will be referred to the Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Committee will decide whether or not to approve such transaction and will approve only those transactions that are in the best interests of the Company. In addition, the Board of Directors has delegated to the Chair of the Committee the authority to pre-approve or ratify any transaction with a related person in which the aggregate amount involved is expected to be less than $500,000.

Related Person Transactions

Except as described below, the Company did not engage in any transaction during the fiscal year ended September 30, 2008, and has no currently proposed transaction, in which the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest.

Mr. Howard Clark was a Vice Chairman of Lehman Brothers Inc. until September 2008. During fiscal 2008, Mueller Co.’s pension plans paid investment management fees of approximately $232,000 to Neuberger Berman, LLC, a subsidiary of Lehman Brothers Inc. The fees paid to Neuberger Berman are comparable to those paid to other investment management firms for similar services, and the amount of fees paid to Neuberger Berman is insignificant both to the Company and to Lehman Brothers. The Mueller Co. pension plans have used Neuberger Berman since before the Company’s initial public offering in May 2006. Under the New York Stock Exchange Listed Company Manual, this interest does not affect Mr. Clark’s independence.

Director Attendance at Board, Committee and Annual Meetings

During the fiscal year ended September 30, 2008, the Board held nine meetings. Each director attended at least 75% of all meetings of the Board and of the Committees of the Board on which he or she served during fiscal 2008. The non-management directors meet in executive session on at least a quarterly basis and the independent directors meet in executive session at least annually. The Chair of the Nominating and Corporate Governance Committee, currently Howard L. Clark, Jr., presides at the executive sessions of the non-management directors and the independent directors.

Directors are expected to attend annual meetings of the stockholders of the Company. All of the directors attended the Company’s Annual Meeting of Stockholders held on January  30, 2008.

Committees of the Board

The Board has four standing Committees that assist the Board in carrying out its duties: the Audit Committee; the Compensation and Human Resources Committee; the Nominating and Corporate Governance Committee; and the Environmental, Health and Safety Committee. An additional Committee, the Executive Committee, meets only when called by the Chairman of the Board. The charter of each of these Committees is available on the Company’s website at www.muellerwaterproducts.com and may be obtained, without charge, by contacting the Corporate Secretary, Mueller Water Products, Inc., 1200 Abernathy Road, N.E., Suite 1200, Atlanta, Georgia 30328.

The Board of Directors has affirmatively determined that the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee consist entirely of independent directors under the rules established by the New York Stock Exchange and, as applicable, the Securities and Exchange Commission. The following chart shows information regarding the membership of each of the Board’s standing Committees:

Name	Audit	Compensation and Human Resources	Nominating and Corporate Governance	Environmental Health and Safety	Executive
Donald Boyce		Chair	X		X
Howard Clark Jr.			Chair	X	X
Gregory E. Hyland					Chair
Jerry W. Kolb	X	X
Joseph Leonard	X		X
Mark J. O’Brien				X
Bernard G. Rethore	X	X		Chair
Neil A. Springer	Chair	X
Lydia W. Thomas			**	X
Michael T. Tokarz			X	X	X
2008 Meetings	13	4	3	3	1

**	Dr. Thomas was appointed to the Nominating and Corporate Governance Committee in July 2008.

Audit Committee

The Audit Committee’s primary purpose is to assist the Board in fulfilling its responsibility to the Company’s stockholders relating to the Company’s financial reporting processes and systems of internal control. The Audit Committee is also responsible for determining whether the Company’s financial systems and reporting practices are in accordance with applicable requirements. Further, the Audit Committee retains and terminates the Company’s independent auditors and approves services and fees of the independent auditors.

The Board of Directors has determined that all Audit Committee members are financially literate under the New York Stock Exchange Listed Company Manual. The Board of Directors has further determined that all of the members of the Audit Committee qualify as audit committee financial experts within the meaning of the rules and regulations of the Securities and Exchange Commission, and that all of such members are independent as required by the New York Stock Exchange Listed Company Manual.

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent auditors. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the Securities and Exchange Commission’s rules on auditor independence. The Audit Committee also considers whether the independent auditors are able to provide the most effective services, for reasons such as their familiarity with the Company’s current and past business, accounting systems and internal operations, and whether the services enhance the Company’s ability to manage or control risks and improve audit quality. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee with respect to individual projects up to $100,000. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee.

Compensation and Human Resources Committee

The Compensation Committee is responsible for overseeing the Company’s overall strategic human resources programs, including executive compensation, benefit plans and equity plans. The Compensation Committee approves and oversees the administration of the Company’s material benefit plans, policies and programs, including all of our equity-related incentive plans and senior executive bonus plans. The Compensation Committee also reviews and approves principal elements of total compensation for the Company’s named executive officers and other executive officers and employment, severance, and change–in-control arrangements for the Company’s executive officers. Further, the Compensation Committee is responsible for reviewing and recommending compensation of non-employee directors to the full Board, as well as reviewing and recommending director’s and officer’s indemnification and insurance matters.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things, establishing the criteria for and the qualifications of persons suitable for nomination as directors and reporting its recommendations to the Board. The Board determines the number of directors that shall constitute the Board of Directors, subject to the requirement set forth in the Company’s Bylaws that the number of directors shall be not less than six nor more than eleven. The Nominating and Corporate Governance Committee will consider candidates for election as directors of the Company submitted by stockholders. In identifying candidates for membership on the Board of Directors, the Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specializations, relevant technical skills, diversity, and the extent to which a candidate would fill a need on the Board of Directors. The Committee’s policy with regard to director candidates submitted by stockholders is to consider such submissions in accordance with the procedures described below under “Director Nomination Process.”

Environmental, Health and Safety Committee

The Environmental, Health and Safety Committee reviews and updates, as appropriate, the policies and procedures of the Company regarding compliance with the various laws, regulations and rules pertaining to health, safety and the environment. The Committee also monitors the Company’s compliance with Company policies and procedures concerning health, safety and the environment, and obtains regular reports from Company and subsidiary management, environmental counsel and health and safety personnel, as well as special reports when necessary or relevant to special projects. The Committee reviews and approves the proposed scope of internal and independent environmental, health and safety audits and encourages activities that demonstrate sound environmental stewardship initiatives within the Company and with its customers and suppliers.

Executive Committee

The Executive Committee’s principal function is to exercise the interim powers delegated to the Committee at any time when any matter requires expeditious action by the Board or when it would not be practical for the full Board to meet to review or act upon any matter. In addition, if the Board of Directors expressly provides by resolution, the Committee can declare dividends payable on the securities of the Company during months when the Board does not meet.

The Executive Committee has and may exercise, during the intervals between meetings of the Board, all the powers and authority vested in the Board of Directors except the following: (A) the power or authority to amend the Company’s Certificate of Incorporation; (B) the power or authority to amend the Company’s Bylaws; (C) the power or authority to adopt an agreement of merger; (D) the power or authority to exchange, consolidate, sell, lease, pledge or exchange all or substantially all of the Company’s assets; (E) the power or authority to adopt or revoke a plan of dissolution; (F) the power or authority delegated to any other Committee of the Board of Directors; and (G) such other powers or authority as are restricted in the Delaware General Corporation Law or the Bylaws.

Role of Compensation Consultant

For fiscal 2008, the Compensation Committee retained Hewitt Associates LLC (“Hewitt”) as its independent consultant to advise the Compensation Committee on executive compensation and related matters. Pursuant to its charter, the Compensation Committee has the sole authority to approve the consultant’s fees and retention terms.

Hewitt assists the Compensation Committee by, among other things, providing external market data on compensation practices and programs of peer group companies. Specifically, the Compensation Committee asked Hewitt to collect data from the peer group companies to assess base pay, bonus opportunity, bonus paid, long-term incentive practice and perquisites. For a description of Hewitt’s responsibilities, see “Role of Compensation Consultant in Compensation Decisions.”

Prior to the Company’s spin-off from Walter Industries, Inc. (“Walter Industries”) in December 2006 (the “Spin-off”), Hewitt served as the actuary with respect to U.S. Pipe’s pension plans. In addition, through a competitive bidding process, Hewitt was considered for other engagements in fiscal 2008 but the Compensation Committee determined that the Company would not retain Hewitt in other capacities while the Committee was using Hewitt as its independent consultant. The Compensation Committee retained Hewitt as its consultant for fiscal 2009 and determined that the Company would not retain Hewitt for any other projects in fiscal 2009 without the prior consideration and consent of the Compensation Committee, based on any actual or perceived effects on the ability of Hewitt to act independently of the Company and management.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Donald N. Boyce, Jerry W. Kolb, Bernard G. Rethore and Neil A. Springer. None of the members of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

Communicating with our Board of Directors

Stockholders and other interested persons may communicate to the Chair of the Audit Committee or the Chair of the Nominating and Corporate Governance Committee, in care of the Company’s Corporate Secretary at the Company’s principal executive office address — 1200 Abernathy Road, N.E., Suite 1200, Atlanta, Georgia 30328. Stockholders and other interested persons may also communicate with any of the independent directors, in care of the Company’s Corporate Secretary at the Company’s principal executive office address or by sending an e-mail message to the directors at boardofdirectors@muellerwp.com or to the Audit Committee at auditcommittee@muellerwp.com. If the correspondence is specifically marked as a private communication for the Board of Directors (or a specific member or members of the Board), the Corporate Secretary will not open or read the correspondence, but will forward it to the addressee or the Chair of the Audit Committee. These procedures may change from time to time, and you are encouraged to visit our website for the most current means of contacting our directors.

Director Nomination Process

In discharging its responsibility, the Nominating and Corporate Governance Committee (the “Nominating Committee”) receives input from the Chairman of the Board, other directors and the Committee’s professional search firm. It also considers and evaluates any candidates recommended by stockholders, as described below.

The Nominating Committee decides whether to further evaluate each candidate and may select an independent recruiting firm to assist in the discharge of its duties. The evaluation includes a thorough reference check, interaction and interviews, and discussions about the candidate’s qualifications, availability and commitment. After discussion of each candidate’s qualifications, the Chair of the Nominating Committee interviews each candidate. The Committee Chair will select certain candidates to be interviewed by the Chairman of the Board and other members of the Nominating Committee. The Nominating Committee reviews the results of all interviews and makes a recommendation to the full Board that the candidate be elected to the Board. The Board expects all candidates recommended to the full Board to have received the approval of all members of the Nominating Committee.

In order to identify the best candidates, the Board has directed the Nominating Committee to consider the key criteria and competencies for the directors described below. In addition, the Board has determined that its members should bring to the Company a broad range of experience, knowledge and judgment. The candidate must be prepared to represent the interests of the Company and all its stockholders, not the interests of particular constituencies.

The Nominating Committee uses a matrix of key criteria and competencies to evaluate potential candidates. The Committee carefully reviews all current directors and director candidates in light of these qualifications based on the context of the current and anticipated composition of the Board, the current and anticipated operating requirements of the Company and the long-term interests of the stockholders. In reviewing a candidate, the Nominating Committee considers the integrity of the candidate and whether the candidate would be independent as defined in the Corporate Governance Guidelines and in the New York Stock Exchange Listed Company Manual. The Nominating Committee expects a high level of involvement from its directors and reviews, if applicable, a candidate’s service on other boards to assess whether the candidate has sufficient time to devote to Board duties.

Key characteristics that are required for all directors are personal ethics and integrity, leadership, capabilities, business acumen, collaborative skills, interpersonal skills, commitment, and independence.

Key competencies that are not necessary for all directors but are necessary for the Board as a whole are general management expertise, financial expertise, multiple-part production/manufacturing/operations expertise, merger and acquisition experience, strategic planning expertise, corporate governance expertise, diversity of viewpoints, offshore sourcing expertise, marketing expertise, international business expertise, and government and regulatory affairs expertise.

Any stockholder who wishes to have the Nominating Committee consider a candidate is required to give written notice of the stockholder’s intention to make such a nomination. For a description of the procedures required to be followed for a stockholder to nominate a director, see “Procedures for Business Matters and Director Nominations for Consideration at the 2010 Annual Meeting of Stockholders – Notice Requirements for Nomination of Directors” of this Proxy Statement. A proposed nomination that does not comply with these requirements will not be considered.

Code of Conduct Policy and Compliance Program

The Board revised its Code of Business Conduct and Ethics (“Code of Conduct”) in June 2008. The Code of Conduct applies to all employees, directors, and officers of the Company and its subsidiaries. The Code of Conduct is posted on the corporate governance page of the Company’s website at www.muellerwaterproducts.com and is available in print to stockholders who request a copy. The Company also has made available an Ethics Hotline, whereby employees can anonymously report a violation of the Code of Conduct. Any changes to the Code of Conduct will be posted on the Company’s website.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the compensation philosophy and structure under which the Company compensated its executive officers and others for the fiscal year ended September 30, 2008 (“fiscal 2008”).

Executive Summary

Under the oversight of the Compensation Committee, the Company maintains an executive compensation program for its executive officers that focuses on performance. The design and operation of the program reflect the following objectives:

—	Attract, motivate and retain experienced executives who are vital to our short- and long-term success, profitability and growth;

—	Create alignment with executives and stockholders by rewarding executives for taking actions that are designed to enhance stockholder value; and

—	Provide focus on key financial and operational performance goals and objectives that are important components of the Company’s strategic plan.

To accomplish these objectives, for fiscal 2008 the Compensation Committee targeted each of the base salary, total cash compensation and economic grant value for long-term equity incentives, subject to individual adjustments based on experience, length of service, individual performance and other factors deemed appropriate by the Committee, at the 50th percentile of the comparable position in the approved peer group. In May 2008, the Compensation Committee clarified that it targets the median plus or minus 15%, and not the 50th percentile specifically, in order to reflect the Compensation Committee’s original intention that the targets be a range of compensation and not a specific dollar amount. Depending on business and individual performance results, an executive officer’s total compensation may be within, below or above the target range for that position.

In October and November 2007, the Board anticipated that the Company might face a difficult fiscal 2008 due to the continuing downturn in residential construction activity and other difficult economic conditions, including increased raw material costs. Management also forecasted that commercial construction spending would improve slightly in fiscal 2008. Executive compensation targets reflected these expectations. For fiscal 2008, 80% of the target amount of incentive-based compensation for corporate executives was tied to the Company’s adjusted net income and return on operating assets, and 20% was tied to the achievement of personal goals. For operating executives, the financial and operating targets were based on segment income from operations and working capital as a percent of net sales.

The Company’s adjusted net income for fiscal 2008 was $53.1 million and return on operating assets was 6.0% for fiscal 2008. These amounts were below the compensation targets set by the Compensation Committee for incentive-based compensation. With respect to the segments, Anvil achieved both of its compensation targets, Mueller Co. achieved only its working capital target and U.S. Pipe did not achieve either of its compensation targets.

Role and Authority of Compensation Committee

The Compensation Committee oversees the Company’s executive compensation program and is composed entirely of independent directors. The Compensation Committee also is responsible for developing and reviewing the Company’s executive compensation philosophy. The Compensation Committee’s responsibilities are described in its Charter, which is available on the corporate governance page of our website at www.muellerwaterproducts.com. The Compensation Committee reviews the Charter annually and recommends to the Board any changes to the Charter that it considers necessary or important. The Board annually determines membership of the Compensation Committee.

Under the Compensation Committee’s Charter, the Compensation Committee is responsible for overseeing the Company’s overall strategic human resources programs, including executive compensation, benefit plans and equity plans. The Compensation Committee approves and oversees the administration of the Company’s material benefit plans, policies and programs, including all of our equity-related incentive plans and senior executive bonus plans. The Compensation Committee also reviews and approves principal elements of total compensation for the Company’s named executive officers and other executive officers and employment, severance, and change-in-control arrangements for the Company’s executive officers.

Role of Management in Compensation Decisions

The Compensation Committee engages in active discussions with our Chief Executive Officer concerning which performance metrics should be used in connection with different operational groups and the determination of performance targets, as well as individual goals and initiatives and whether and to what extent criteria for the previous year have been achieved. With respect to our executive incentive compensation program, senior management plays an important role in our decision-making process, due to its direct involvement in and knowledge of the business goals, strategies, experiences and performance of the Company and its various operational units.

With respect to equity grants, the Compensation Committee reviews data provided by Hewitt, its independent compensation consultant, and uses that data as a reference point for all equity grants. The Chief Executive Officer makes recommendations to the Compensation Committee as to appropriate grant levels for executives other than himself. The Compensation Committee reviews the appropriateness of the recommendations of the Chief Executive Officer with respect to such grants and accepts or modifies recommendations as it deems appropriate.

In addition, senior executives regularly prepare meeting information for the Compensation Committee. Our Chief Executive Officer proposes to the Compensation Committee compensation packages for new executive officers and annual salary increases for each of the executive officers other than himself. From time to time, our Chief Executive Officer has recommended that the Compensation Committee consider additional compensation arrangements for one or more executive officers. See “Compensation Elements – Perquisites and Other Personal Benefits – Compensation Program for Anvil International Executives.”

Our Chief Executive Officer is not a member of the Compensation Committee and does not vote at Compensation Committee meetings. Although our Chief Executive Officer may call meetings of the Compensation Committee and he regularly attends Compensation Committee meetings, he is present only by invitation of the Compensation Committee; he has no independent right to attend such meetings. In fiscal 2008, our Chief Executive Officer was present at all of the Compensation Committee meetings. He does not attend executive sessions or participate in discussions about his own compensation. Our Chief Executive Officer also participated in meetings between management, Hewitt and the chairman of the Compensation Committee.

Role of Compensation Consultant in Compensation Decisions

The Compensation Committee is authorized by its Charter to engage its own independent advisors to assist in carrying out its responsibilities. Pursuant to that Charter, the Compensation Committee has sole authority to retain the independent consultant. In fiscal 2007, the Compensation Committee selected Hewitt to be the independent compensation consultant to the Committee. Hewitt continued to act as the compensation consultant to the Compensation Committee through fiscal 2008 and has been retained by the Committee for fiscal 2009. The independent consultant is precluded from providing any other services to the Company and will receive compensation from the Company only for services it provides to the Compensation Committee, except as identified to and approved by the Compensation Committee.

Hewitt’s responsibilities include:

—	providing recommendations regarding the composition of our peer group (described below);

—	gathering and analyzing publicly available proxy and other data for the peer group;

—	analyzing pay survey data reviewed by our management;

—	reviewing and advising on the performance measures to be used in incentive awards;

—

reviewing and advising on all principal aspects of executive and non-employee director compensation, including base salaries, bonuses, and equity awards for executive officers, and cash compensation and equity awards for non-employee directors;

—	using its proprietary methodologies to determine the value of equity grants and other calculations required by the Compensation Committee; and

—	preparing other analyses and providing advice on other aspects of the Company’s executive compensation policies and programs as requested by the Compensation Committee.

The Compensation Committee typically invites representatives of Hewitt to attend its meetings. During fiscal 2008, Hewitt attended two of the Compensation Committee’s three regular meetings and one special meeting. The Compensation Committee expects Hewitt to provide advice on executive and director compensation matters as the Committee deems appropriate and/or as requested. In the course of fulfilling its consulting responsibilities, Hewitt regularly communicates with the Chairman of the Compensation Committee outside of Committee meetings. Hewitt also meets with management from time to time to gather information on and to review proposals that management may make to the Compensation Committee. However, Hewitt reports its findings to the Compensation Committee, not to management.

During fiscal 2008, Hewitt advised the Compensation Committee on the appropriateness and merit of the recommendations made by management (primarily our Chief Executive Officer, as well as the Company’s Senior Vice President of Human Resources and other members of the Company’s executive compensation and benefits group), and provided supplementary background data with respect to management’s recommendations. During fiscal 2008, Hewitt also provided management with competitive compensation data for management to consider in making recommendations regarding compensation levels. In providing management with survey data and the Compensation Committee with advice, Hewitt relied on information it gathered directly, publicly available information regarding peer group companies (see below), and Hewitt’s experience with companies inside and outside the peer group.

Factors Considered by the Compensation Committee

Peer Group Benchmarking

For fiscal 2008, the Compensation Committee identified a peer group of 26 companies whose executive compensation programs would be analyzed for benchmarking purposes based on companies selected by Hewitt and reviewed by management and the Compensation Committee. The peer group companies have a primary manufacturing component to their businesses, are publicly traded and registered with the Securities and Exchange Commission, and have annual revenue between $800 million and $6.5 billion. The median annual revenue for the peer group is $2.4 billion. Hewitt and management proposed companies that they believed, based on their industries and size, could potentially compete with the Company for talented executives. The Compensation Committee selected the following peer group for fiscal 2008:

— Ametek, Inc.	— Lincoln Electric Holdings, Inc.

— Cameron International Corporation	— Molex Incorporated

— Crane Co.	— Nalco Holding Company

— Curtiss-Wright Corporation	— Pentair, Inc.

— Donaldson Company, Inc.	— Roper Industries, Inc.

— Dover Corporation	— Sauer-Danfoss Inc.

— Flowserve Corporation	— Tecumseh Products Company

— FMC Technologies	— Temple-Inland Inc.

— Graco Inc.	— The Stanley Works

— Hubbell Incorporated	— Thomas & Betts Corporation

— IDEX Corporation	— Vulcan Materials Company

— Joy Global Inc.	— Watts Water Technologies, Inc.

— Lennox International Inc.	— Worthington Industries, Inc.

In October 2008, the Compensation Committee reviewed the fiscal 2008 peer group and determined that, based on several factors including company size, industry, and business model, a number of companies should be removed and replaced with a more representative group of companies. The following companies will be excluded from the fiscal 2009 peer group: Dover Corporation, Hubbell Incorporated, Joy Global Inc., Lincoln Electric Holdings, Inc., Molex Incorporated, Nalco Holding Company, Tecumseh Products Company, Temple-Inland Inc., Thomas & Betts Corporation and Vulcan Materials Company. The following companies will be added to the fiscal 2009 peer group: Allegheny Technologies Incorporated, Armstrong World Industries, Inc., Badger Meter, Inc., EnPro Industries, Inc., Mueller

Industries, Inc., Otter Tail Corporation, Quanex Building Products Corporation, Robbins & Myers, Inc., The Shaw Group Inc. and Valmont Industries, Inc.

Tally Sheets

In November 2007 and May 2008, the Compensation Committee reviewed compensation tally sheets for each executive officer. The tally sheets, which were prepared by management, contain information concerning current and historical dollar amounts of each component of the executive officer’s compensation, including salary, annual incentive pay (target and actual), outstanding equity awards, other benefits, potential change-in-control payments, severance payments and any other compensation arrangement. The tally sheets assist the Compensation Committee in tracking changes in an executive officer’s total direct compensation from year to year, and remaining aware of the compensation historically paid to each executive officer. The Compensation Committee expects to review updated tally sheets at least annually, and generally reviews them twice a year.

During 2008, the Compensation Committee reviewed a wealth accumulation analysis prepared by Hewitt. The Committee requisitioned the analysis to help it decide how elements of compensation affect long-term wealth accumulation by executives. The Compensation Committee reviews past awards and the potential for future awards in making present compensation decisions, including equity grants.

Compensation Elements

The five major elements that comprise the Company’s compensation program, along with a description and the purpose of each element, are set forth below. The Compensation Committee chose these particular elements of compensation after considering a number of factors, including competitive practices in the Company’s peer group and the Company’s objective to motivate executives to maximize operational and financial performance.

Compensation Element	Description	Purpose
Base salary	Provides a measure of certainty and predictability to meet certain living and other financial commitments. May be adjusted annually based on performance and market trends.	Attracts and retains executive talent. Compensates employees and rewards them on a day-to-day basis for the time they spend and the services they perform.
Annual cash incentive compensation

Provides a performance-based incentive that can vary significantly from year to year. Uses various measures intended to drive performance in certain areas.

Paid in December following the conclusion of the Company’s fiscal year.

Attracts and retains executive talent. Motivates high business performance. Supports a pay-for-performance philosophy. Communicates critical success factors.

Long-term equity	Awarded in November/ December timeframe. For fiscal 2008, consisted of 50% value in nonqualified stock options and 50% value in restricted stock units.

Provides an incentive and reward for the achievement of long-term business objectives.

Aligns executive and stockholder interests.

Motivates high business performance.

Provides for executive ownership of stock.

Assists in retaining executive talent.

Retirement benefits	Voluntary 401(k) plan.	Provides employees with an opportunity to save for retirement in a tax-efficient manner up to statutory limits.
Perquisites	Executive benefits, such as automobile allowance, financial planning and executive physical.	Competitive market practice.
Other personal benefits	Firm-wide benefits, such as life insurance, medical, dental and disability insurance.	Provides employees with health, disability and life insurance coverage.

The Compensation Committee annually reviews elements of compensation, including base salary, annual cash incentive, long-term equity, and perquisites and other personal benefits. The Compensation Committee reviews retirement benefits from time to time to maintain competitive benefit levels and compliance with applicable provisions of the Internal Revenue Code. The Compensation Committee currently expects to continue its policy of reviewing the principal elements of compensation at least annually and retirement benefits on a less frequent basis. In determining compensation, the Compensation Committee considered the impact on each executive officer’s total compensation of its decisions with respect to each specific element of compensation, as well as the executive’s past and expected future contributions to our business.

Base Salary

The Compensation Committee targeted the base salary for each executive officer (other than Mr. Smith) at the 50th percentile of the comparable position in the approved peer group plus or minus 15% of the median. The Compensation Committee assessed Mr. Smith’s compensation based on his years of service to the Company’s divisions before the acquisition of Mueller Co. and Anvil International by the Company’s predecessor, his compensation during prior periods when Mueller Co. and Anvil International were owned by private interests, his pending retirement from the Company and his role in providing transitional leadership to the Mueller Co. segment.

In determining actual salary for each executive officer, the Compensation Committee assessed the responsibilities associated with the position, individual contribution and performance, skill set, prior experience, external pressures to attract and retain talent and the compensation paid to the other executive officers. During fiscal 2008, base salaries for the named executive officers were between 19.8% below and 1.8% above the 50th percentile. On an aggregate basis, the base salary of the named executive officers in fiscal 2008 was 5.6% below the 50th percentile of the approved peer group. Salaries earned by named executive officers in fiscal 2008 are reflected in the “Salary” column of the Summary Compensation Table on page 34 of this Proxy Statement.

The following table shows, for each named executive officer who was employed by the Company at September 30, 2008, the percentage increase in his base salary from fiscal 2007 to fiscal 2008, and a comparison of his fiscal 2008 base salary to the peer group.

Named Executive Officer	Percentage Increase in Fiscal 2008 Base Salary Over Fiscal 2007 (1)	Fiscal 2008 Base Salary Percentage Above or Below 50th Percentile of Peer Group
Gregory E. Hyland Chairman, CEO and President	3.9%	1.8% above median
Evan L. Hart Senior Vice President and Chief Financial Officer	39.0% (2)	19.8% below median (due to his being new to the position)
Dale B. Smith Chief Executive Officer, Mueller Co.	(3)	N/A
Raymond P. Torok President, U.S. Pipe	4.0%	1.2% below median
Thomas E. Fish President, Anvil International	4.0%	11.8% below median

(1)	Based on annualized base salary as of September 30, 2008 compared to September 30, 2007.

(2)	Increase reflects Mr. Hart’s promotion from Vice President, Financial Planning & Analysis, during fiscal 2007, to Vice President and Controller in December 2007 and to Senior Vice President and Chief Financial Officer in July 2008.

(3)	Beginning January 1, 2008, Mr. Smith’s annual base salary was $1,500,000 pursuant to the terms of his employment agreement dated as of January 23, 2006.

Annual Cash Incentive Compensation

Annual incentive compensation for fiscal 2008 was awarded to our named executive officers, other than our Chief Financial Officer, under our Executive Incentive Plan (the “Top Executive Bonus Plan”). The Top Executive Bonus Plan, which was approved by our stockholders in January 2008, establishes an annual award pool of three percent of the Company’s operating income. In November or December of each year, the Compensation Committee allocates the award pool to the participating employees to establish a maximum incentive award for each such participant. For fiscal 2008, the pool was allocated as follows:

Name	Percentage of Award Pool
Gregory E. Hyland	30.0%
Dale B. Smith	17.0%
Raymond P. Torok	9.0%
Thomas E. Fish	12.0%
Doyce Gaskin	11.0%

The Compensation Committee may reduce, but may not increase, the maximum award for any participant and the size of the award pool. In determining the amount of incentive compensation that will be awarded to each participant, the Compensation Committee considers many factors including the pre-established financial/operational and individual objectives that are described with respect to the Management Bonus Plan below.

The Compensation Committee awarded discretionary, non-incentive bonuses to Messrs. Smith and Fish in fiscal 2008. Mr. Smith received a discretionary bonus based on his years of service to the Company’s divisions before the acquisition of Mueller Co. and Anvil International by the Company’s predecessor, to make his compensation more closely approximate his compensation during prior periods when Mueller Co. and Anvil International were owned by private interests, and for his role in providing transitional leadership to the Mueller Co. segment. Mr. Fish received a discretionary bonus to compensate him for providing leadership, and for the performance of the Anvil International segment, which exceeded certain targets established by the Compensation Committee.

Annual incentive compensation for fiscal 2008 was awarded to our executive officers who are not covered by the Top Executive Bonus Plan under a different bonus plan called our “Management Incentive Program” (and referred to herein as the “Management Bonus Plan”). For consistency, the Compensation Committee uses the same types of goals and measurements for the Management Bonus Plan and the Top Executive Bonus Plan.

The Management Bonus Plan provides executive officers and other key employees with the opportunity to earn cash awards based on the achievement of pre-established measurable financial/operational and individual objectives. The Compensation Committee sets target bonuses to motivate and focus each executive on the achievement of annual financial/operational and individual performance goals and to remain competitive with the approved peer group.

For corporate-level executive officers and Mr. Torok from our U.S. Pipe segment, total cash compensation was targeted at the 50th percentile relative to the approved peer group plus or minus 15% of that median.

Prior to the acquisition of Mueller Co. and Anvil International by the Company’s predecessor, annual incentive opportunities for executive of those divisions were based on a designated percentage of a pre-established bonus pool. That bonus pool was calculated as a designated percentage of a financial metric that measured overall profitability, and that metric varied over time. As a result, for Mr. Gaskin from Mueller Co. and Mr. Fish from Anvil International, total cash compensation for fiscal 2008 was not targeted at the 50th percentile relative to the approved peer group, and the Compensation Committee considered, in addition to its median targets, the services of Messrs. Gaskin and Fish to the Company’s divisions before the acquisition of Mueller Co. and Anvil International by the Company’s predecessor, and their compensation during prior periods when Mueller Co. and Anvil International were owned by private interests.

The Compensation Committee approved annual financial/operational and specific individual goals for each executive officer in the first quarter of fiscal 2008. In fiscal 2008, the potential incentive opportunity for each executive under the Management Bonus Plan was weighted 80% on the achievement of two financial/operational goals described below and 20% on the achievement of specific individual goals.

Financial/Operational Goals

The Compensation Committee uses “consolidated net income” and “return on operating assets” to determine whether corporate executives have satisfied financial and operational goals. The Compensation Committee selected consolidated net income to reflect that corporate management is responsible for overall Company performance. The Compensation Committee selected return on operating assets, which represents (A) consolidated net income divided by (B) the average of the sum of working capital and fixed assets for each month during the year, to ensure that management focuses on the efficient use of resources available to the Company.

For operating executives, the financial/operational metrics are segment income from operations and working capital as a percent of net sales. The Compensation Committee selected segment income from operations to reflect that segment management has direct responsibility for only a portion of the business, and segment results do not include an allocation of interest or income taxes. The Compensation Committee selected working capital as a percent of net sales to ensure that the operating executives strive to use Company assets efficiently. For Mr. Fish, the president of Anvil International, target income from operations would be achieved if Anvil International’s operating income improved by 8% over fiscal 2007. This target reflected the market expectation in November 2007 that commercial construction would grow in 2008. For the Mueller Co. and U.S. Pipe operating executives, target income from operations would be achieved if it remained equal to fiscal 2007. This target reflected the expectation in November 2007 that residential construction would decline in 2008.

All executives are entitled to receive a minimum incentive compensation payment if consolidated net income or segment income from operations, as applicable, in fiscal 2008 reached a specified percentage of the value of such metric in fiscal 2007, with a maximum payout as set forth in the chart below. Further, all executives are entitled to a minimum incentive compensation payment if return on operating assets or working capital as a percent of net sales, as applicable, in fiscal 2008 improves over fiscal 2007, with a maximum payout as set forth in the chart below. The Compensation Committee chose relatively low threshold amounts because of expectations in November 2007 that fiscal 2008 would be difficult for the Company due to economic conditions and the decline in the housing market.

The following table shows the fiscal 2008 performance targets for each executive officer along with the attained results. The Compensation Committee considered these results in setting bonus payments under the Top Executive Bonus Plan. The Compensation Committee made certain adjustments to the fiscal 2008 calculations under the Management Bonus Plan to account for restructuring charges during fiscal 2008.

Financial/Operational Performance

(Financial/Operational Goals Have a Total Weight of 80% of the Incentive Target)

			Performance as a Percentage of Prior Year Results Required to Achieve Bonus Amounts Shown
	Financial/Operational Metric	Weight Assigned to Metric	Minimum	100% of Target Bonus	Maximum (200% of Target Bonus)	2008 Actual Results as a % of Target	2008 Payout Factor (% of Target Bonus)

Gregory E. Hyland and Evan L. Hart	Consolidated Net Income	50%	84%	105%	130%	73.9%	0%
	Return on Net Operating Assets	30%	100%	105%	120%	73.8%	0%

Thomas E. Fish	Anvil Income from Operations	50%	86%	108%	130%	119.5%	196.0%
	Working Capital as a Percent of Net Sales	30%	100%	95%	80%	102.0%	112.7%

Dale B. Smith and Doyce Gaskin	Mueller Co. Income from Operations	50%	80%	100%	130%	83.0%	14.9%
	Working Capital as a Percent of Net Sales	30%	100%	95%	80%	104.6%	128.8%

Raymond P. Torok	U.S. Pipe Income from Operations	50%	80%	100%	130%	2.7%	0%
	Working Capital as a Percent of Net Sales	30%	100%	95%	80%	98.8%	78.6%

Individual Goals

With regard to individual goals, the table below shows the performance range and percent of target that may be earned in connection with the satisfaction of individual goals by the executive officers. Individual goals are quantifiable to the extent practicable. All individual goals are also reviewed subjectively and the percent of goal achieved is determined by the executive’s direct supervisor and agreed to by the Chief Executive Officer and the Compensation Committee. In the case of the Chief Executive Officer, the Compensation Committee determines the percent achievement of any individual goal. Performance results may fall within the specified amounts indicated in the table below and the Compensation Committee may apply discretion so long as the award complies with the terms of the Management Bonus Plan. The Compensation Committee considers matters such as market conditions, strategic plans and executive contribution in using discretion to determine individual awards.

Individual Performance

(Individual Goals Have a Total Weight of 20% of the Incentive Target)

Payable as a Percent of Target Dollars
At Minimum Performance	At Target Performance	At Maximum Performance
0%	100%	200%

Payout Amounts

Individual cash incentive payments under the Management Bonus Plan were determined using the following calculation:

Incentive Payout =

(Income Goal: 50% of Target Bonus x Payout Factor)

+ (Other Financial/Operational Goal: 30% of Target Bonus x Payout Factor)

+ (Personal Goals: 20% of Target Bonus x Payout Factor)

For services rendered to the Company in fiscal 2008, the Compensation Committee approved payment of an aggregate of $1,219,410 in performance-based and discretionary bonus awards to ten executive officers. These amounts were paid in December 2008. Actual amounts earned by the named executive officers under the Top Executive Bonus Plan or Management Bonus Plan for performance in fiscal 2008 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 34 of this Proxy Statement.

Long-Term Equity-Based Compensation

The Compensation Committee awards long-term equity-based incentive compensation to executive officers and certain key employees under the Company’s 2006 Stock Incentive Plan. The Compensation Committee believes that providing equity as a component of executive compensation assures external competitiveness of total compensation, and motivates executive officers and key employees to focus on long-term Company performance and aligns the interests of key employees with the interests of the stockholders. In addition, equity awards serve to retain executives during the vesting period since, in most circumstances, the awards will be forfeited if the executive leaves the employ of the Company before the award vests or the applicable restrictions lapse.

Value of Fiscal 2008 Equity Awards

The Compensation Committee based the annual equity awards made during fiscal 2008 on an economic value of the award targeted at the 50th percentile relative to the approved peer group plus or minus 15% of the median, but made adjustments as appropriate based on the responsibilities of each executive officer, the strategic and operational goals and performance of each executive officer. In determining the actual number of stock options and restricted stock units to be granted, the Compensation Committee relied upon a detailed and consistent methodology, developed by Hewitt, to assign a value (the “economic value”) to each equity award. The economic value calculated for each award is based on a modified Black-Scholes methodology determined by Hewitt and depends, in part, on the actual design features of the grant, including assumptions relating to term, vesting schedule, and the impact of certain employment terminations, among others. The Compensation Committee annually reviews the assumptions used by Hewitt in determining the economic value. The Committee reviews those assumptions, and the economic value derived by using those assumptions, as well as the economic value derived for each award under Statement of Financial Accounting Standard No. 123R (“FAS 123R”), which is used to determine the fair value for accounting purposes. The economic values derived using the Hewitt modified Black-Scholes calculations do not match the fair values derived under FAS 123R.

Before determining final awards, the Compensation Committee also considered the evaluation of each executive officer by our CEO. The following table shows, for each named executive officer who was employed by the Company at September 30, 2008, the grant date value of his equity award, and a comparison of his fiscal 2008 equity award to the peer group.

Named Executive Officer	Grant Date Economic Value of Fiscal 2008 Equity Award(s)	Percentage Above or Below 50th Percentile
Gregory E. Hyland Chairman, CEO and President	$2,000,000	0.6% below median
Evan L. Hart Senior Vice President and Chief Financial Officer	$292,244 (1)	39.3% below median (due to his being new to the position)
Dale B. Smith Chief Executive Officer, Mueller Co.	$350,000	36.0% below median (Mr. Smith will act as a consultant only after December 31, 2008)
Raymond P. Torok President, U.S. Pipe	$463,577	At median
Thomas E. Fish President, Anvil	$471,279	At median

(1)	Includes additional equity awards that were awarded on July 15, 2008, when Mr. Hart was appointed as Chief Financial Officer.

Timing of Equity Awards

Equity awards are made to our named executive officers under our stockholder-approved incentive compensation plan. The Compensation Committee may grant equity awards at its scheduled meetings or by unanimous written consent. Grants approved during scheduled meetings become effective and are priced as of the date of approval or a predetermined future date (for example, new hire grants are effective as of the later of the date of approval or the newly hired employee’s start date). Grants approved by unanimous written consent become effective and are priced as of the date following the date of the last Compensation Committee member’s signature or as of a predetermined future date. Except for the options granted to replace the cancelled Walter Industries options at the time of the Spin-off, all stock options have a per share exercise price equal to the closing stock price on the New York Stock Exchange on the effective date of the grant.

The Compensation Committee awarded each executive officer an annual grant of non-qualified stock options and restricted stock units at its meeting in November 2007. The economic value of these long-term equity grants was divided equally between non-qualified stock options and time-based restricted stock units. Information related to these awards is reflected in the Grants of Plan-Based Awards Table on page 41 of this Proxy Statement.

Retirement Benefits

The Company offers retirement benefits to its executive officers and other employees to provide a competitive source of retirement income. These retirement benefits are provided through the vehicles described below.

Retirement Savings Plan Applicable to Employees Generally

The Mueller Water Products, Inc. Retirement Savings Plan (“Savings Plan”) provides retirement benefits for non-union employees of the Company and participating subsidiaries after such employees complete a specified period of service. Messrs. Hyland and Torok participate in the Savings Plan. Messrs. Smith and Fish participate in the Mueller Group, Inc. Retirement Savings and Investment Plan I, a 401(k) plan sponsored by Mueller Water Products, Inc. (the “Mueller Savings Plan”).

Retirement Plan Applicable to Mr. Hyland

In accordance with the terms of Mr. Hyland’s employment agreement with Walter Industries dated as of September 9, 2005, the Company adopted a limited retirement savings plan effective April 1, 2007 (the “Retirement Plan”) for the benefit of Gregory E. Hyland, the Company’s Chairman and Chief Executive Officer. That employment agreement was assigned to and assumed by the Company on December 14, 2006 in connection with the completion of the Spin-off.

The Retirement Plan is intended to constitute an unfunded plan of deferred compensation for Mr. Hyland. Under the Retirement Plan, the Company credits a bookkeeping account for Mr. Hyland. Commencing April 16, 2007 and as of the 16th day of each calendar month thereafter until the earlier of September 16, 2010 or Mr. Hyland’s death, disability or termination of employment for any reason other than cause, an amount equal to 10% of Mr. Hyland’s then current base salary is credited to such account. The amounts credited to the Retirement Plan bear interest at 120% of the long-term Applicable Federal Rate (as defined in the Internal Revenue Code) until payment. As of September 30, 2008, $328,875 has been accrued and credited to Mr. Hyland’s deferral account.

Upon termination of Mr. Hyland’s employment at the Company, other than for cause, all deferred compensation under the Retirement Plan will be paid as a lump sum to Mr. Hyland or his designated beneficiary, subject to early withdrawal and deferral rights detailed in the

Retirement Plan. Upon a termination of employment for cause, the entire Retirement Plan account will be forfeited.

The Company’s contributions to the Retirement Plan for Mr. Hyland can be found in the “Company Sponsored Retirement Plan” column and footnote 2 of the All Other Compensation Table on page 39 of this Proxy Statement.

Perquisites and Other Personal Benefits

Perquisities

The Company provides perquisites to the named executive officers that the Compensation Committee believes are reasonable and consistent with its overall compensation program. The perquisites are intended to better enable the Company to attract and retain superior employees for key positions. In fiscal 2008, the Compensation Committee offered its named executive officers an automobile allowance or Company-leased vehicle, financial planning services, an executive physical exam and, in some cases, club memberships. The Compensation Committee annually reviews the level of perquisites provided to the named executive officers against the approved peer group. Effective in fiscal 2009, each executive officer will be reimbursed $3,000 for an executive physical exam upon completion of such exam. Certain perquisites provided to the named executive officers in fiscal 2008 are set forth in the “All Other Compensation” column of the Summary Compensation Table on page 34 of this Proxy Statement.

Compensation Program for Anvil International Executives

In December 2007, the Company adopted a new compensation program for its Anvil International segment (the “Anvil Retention Program”) in which Mr. Fish, Anvil International’s President, participates. This program is intended to incentivize Anvil International’s executives to remain with the Company and maximize the earnings of the Anvil International business. Mr. Fish is entitled to receive (a) a special bonus award equal to 100% of his base salary if he remains employed by Anvil International through September 30, 2009; and (b) an incentive award equal to 25% of his annual bonus for the period between October 1, 2007 and September 30, 2009 (or an earlier date, under certain circumstances) so long as he (i) remains continuously employed by Anvil International through the date of payment of such award and (ii) achieves his annual performance targets.

Mr. Fish is also entitled to the special bonus award if there is a change of control of Anvil International, and he is entitled to a termination payment equal to 100% of his salary and 100% of the greater of his target bonus and most recently paid bonus, if there is a change of control of Anvil International and his employment is terminated without cause during the two year period thereafter. Cause is defined as (a) conviction of a felony or any other crime involving dishonesty, fraud or moral turpitude; (b) fiduciary breach against the Company, Anvil International or the successor to Anvil International; (c) failure to adequately perform his duties; and (d) negligence in the performance of his duties.

Change of Control means that (a) any person that is not affiliated with the Company and is not a trustee or other fiduciary holding securities under an employee benefit plan of the Company becomes the beneficial owner of partnership interests of Anvil International representing more than 51% of the combined voting power of Anvil International’s then outstanding partnership interests or (b) the Company sells or disposes of 51% or more of Anvil International’s assets to a person that is not an affiliate of the Company.

Severance Benefits

All of the named executive officers are entitled to general severance benefits. Information regarding applicable payments under such arrangements and agreements for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change-in-Control” on page 49 of this Proxy Statement.

Change-in-Control Agreements

The Compensation Committee believes that change-in-control agreements are an important component of executive officer compensation. Specifically, the Compensation Committee adopted change-in-control agreements that are intended to create incentives for our executive team to build stockholder value and to obtain the highest value possible should we be acquired in the future, despite the risk of losing employment and potentially not having the opportunity to otherwise vest in equity awards which comprise a significant component of each executive’s compensation. The change-in-control arrangements for our executive officers are “double trigger,” meaning that acceleration of vesting and severance payments do not occur upon a change of control unless the executive’s employment is involuntarily terminated (other than for cause or for termination for good reason) within 24 months following the transaction. The Compensation Committee believes this structure strikes a balance between the incentives and the executive hiring and retention effects described above, without providing these benefits to executives who continue to enjoy employment with an acquiring company in the event of a change of control transaction. The Compensation Committee also believes this structure is more attractive to potential acquiring companies, who may place significant value on retaining members of our executive team and who may perceive this goal to be undermined if executives receive significant acceleration payments in connection with such a transaction and are no longer required to continue employment to earn the remainder of their equity awards.

Change-in-control agreements with the Company’s executive officers who were employed by the Company prior to the Spin-off were entered into when the Company was wholly-owned by Walter Industries. The Compensation Committee approved change-in-control agreements for executive officers who were hired by the Company subsequent to the Spin-off. Key terms, such as triggering events, multiples of pay that would be paid upon the occurrence of those events and the acceleration of equity awards, were based on the agreements previously adopted by Walter Industries. Mr. Smith does not have a change-in-control agreement because his severance arrangement generally protects him in the event of a termination following a change-in-control of the Company.

In September and October 2008, the Company entered into new change-in-control agreements with the Company’s named executive officers. The revised agreements generally restate the existing agreements, and include certain technical amendments to bring them into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder. For a description of the change-in-control agreements, see “Employment, Severance and Change-in-Control Arrangements.”

Income Tax Consequences of Executive Compensation

Section 162(m) of the Code limits the tax deductibility of compensation paid to each of the principal executive officer and the next three highest paid executive officers (excluding the chief financial officer) to $1 million in any year. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals. Performance-based compensation such as annual cash incentive compensation and stock option awards meet these requirements, and as such are deductible by the Company when they are paid to the named executive officer. It is the intent of the Compensation Committee to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) of the Code so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation. The Compensation Committee used the Top Executive Bonus Plan to establish performance goals for management that meet the requirements of the regulations promulgated under Section 162(m).

Compensation Recovery Policy

The Company’s revised employment agreements contain a provision that requires the executive officer, to the extent required by law, to reimburse the Company following the publication of a restatement of the Company’s financial statements due to material noncompliance with any financial reporting requirement under the securities laws as a result of misconduct for (a) incentive-based or equity-based compensation received and (b) any profits realized from the sale of securities, in each case during the 12 months following the restatement. The Compensation Committee has exclusive authority to interpret and enforce this provision.

Stock Ownership Policy

The Compensation Committee believes that equity ownership serves a fundamental role in aligning the interests of executives and outside directors with the Company’s stockholders. Under the Company’s stock ownership guidelines for executive officers and outside directors, the total stock value of the participant’s holdings of shares of common stock of the Company (including direct ownership, ownership by immediate family members and shares owned in retirement, savings and profit sharing plans) must equal or exceed the specified target value, as follows:

Position/Title	Target Ownership Limit
Chairman, President and CEO	5 x base salary
Group Presidents and Executive Vice Presidents	3 x base salary
Senior Vice Presidents	2 x base salary
Outside Directors	4 x annual retainer

Each individual has until the later of July 30, 2012, or five years from his or her date of employment, to achieve his or her respective ownership targets. If a participant is promoted,

he or she will have at least three years to increase his or her holdings to meet the new higher ownership requirement. Outstanding stock options and unvested restricted stock units do not count toward the achievement of target ownership levels. Further long-term incentive grants can be modified in size and/or vehicle types to either penalize or to assist an executive in fulfilling the guidelines. The CEO and the Compensation Committee review the ownership of each executive officer and outside director annually.

Prior to attaining the target ownership levels, each executive officer and outside director may not sell shares of stock obtained through the Company’s compensation programs unless he or she holds (and after such sale will continue to hold) shares representing at least 60% of his or her ownership target. Any sales in excess of the allowable amount must be approved in advance by the Compensation Committee. Tendering shares to pay taxes, selling shares pursuant to a previously executed agreement to cover the payment of taxes, and tendering shares to pay the exercise price upon stock option exercises, are permitted to the extent, in the Compensation Committee’s discretion, the individual is making adequate progress in achieving his or her ownership target.

Information regarding the beneficial stock ownership of the directors and named executive officers can be found under the heading “Beneficial Ownership of Common Stock — Ownership of Directors and Executive Officers.”

EXECUTIVE COMPENSATION

Named Executive Officers

Throughout this proxy statement, the following individuals are collectively referred to as the “named executive officers”:

Corporate Executives

—	Gregory E. Hyland – Chairman of the Board, President and Chief Executive Officer of the Company

—	Evan L. Hart – Senior Vice President and Chief Financial Officer of the Company (commencing July 16, 2008)

—	Michael T. Vollkommer – Executive Vice President and Chief Financial Officer of the Company (through July 15, 2008)

Operations Executives

The Company is currently organized into three business segments, each led by a senior executive. The operations executives report to the Company’s Executive Vice President and Chief Operating Officer, Robert G. Leggett, who joined the Company on September 2, 2008.

—	Thomas E. Fish – President of Anvil International, LP, a subsidiary of the Company

—	Raymond P. Torok – President of United States Pipe and Foundry Company, LLC, a subsidiary of the Company

—	Dale B. Smith – Chief Executive Officer of Mueller Co. Ltd., a subsidiary of the Company

—	Doyce Gaskin – President of Mueller Co. Ltd., a subsidiary of the Company (until his death on June 24, 2008)

Summary Compensation Table

The following table describes total compensation earned during the year ended September 30, 2008 (“fiscal 2008”) for our named executive officers. In addition, we provide supplemental tables below as additional information for our stockholders. These tables are not intended as a substitute for the information presented in the Summary Compensation Table, which is required by the rules of the Securities and Exchange Commission.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary		Bonus	Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation		All Other Compensation	Total
(A)	(B)	(C)		(D)	(E)		(F)		(G)		(H)	(I)
Gregory E. Hyland - Chairman, President and CEO	2008	$785,000		$0	$3,110,976		$689,896		$158,000		$169,290	$4,913,162
	2007	$662,083	(1)	$0	$2,779,880		$411,864		$270,750	(2)	$330,476	$4,455,053
Evan L. Hart - SVP and Chief Financial Officer (3)	2008	$215,542		$0	$43,494		$34,217		$34,200		$10,540	$337,993
Dale B. Smith - Chief Executive Officer, Mueller Co.	2008	$1,228,800		$200,000	$1,163,396		$217,574		$0		$29,499	$2,839,269
	2007	$415,200		$0	$1,860,339		$228,393		$581,200		$34,596	$3,119,728
Raymond P. Torok - President, U.S. Pipe	2008	$338,531		$0	$759,731		$154,349		$111,357		$35,696	$1,399,664
	2007	$326,087		$0	$669,811		$92,337		$91,836		$45,387	$1,225,458
Thomas E. Fish - President, Anvil International	2008	$304,399		$2,818	$559,577		$155,897		$526,114		$54,847	$1,603,652
	2007	$292,792		$56,682	$418,526		$83,254		$592,200		$53,987	$1,497,441
Former Officers:
Michael T. Vollkommer - EVP, Chief Financial Officer (4) (through July 15, 2008)	2008	$327,141	(5)	$0	$(73,227	) (6)	$25,401	(6)	$0		$27,688	$307,003
	2007	$141,585		$0	$84,182		$58,502		$43,298		$8,100	$335,667
Doyce Gaskin - President, Mueller Co. (7) (through June 24, 2008)	2008	$405,433	(8)	$0	$142,100	(9)	$67,456	(9)	$155,854	(10)	$403,364	$1,174,207
	2007	$264,333		$0	$417,156		$94,586		$139,291		$36,741	$952,107

(1)	Walter Industries paid 50% of Mr. Hyland’s salary from October 1, 2006 through December 31, 2006, for a total of $92,003. This amount is not reflected in the amounts included for fiscal 2007.

(2)	Because Walter Industries paid Mr. Hyland’s non-equity incentive plan compensation for the period from October 1, 2006 through December 31, 2006, Mr. Hyland was entitled to pro rated incentive plan compensation for fiscal 2007 reflecting nine months of Company and individual performance.

(3)	Mr. Hart was promoted from Vice President and Controller to Senior Vice President and Chief Financial Officer as of July 16, 2008. The amounts shown for fiscal 2008 reflect his total compensation for the entire year.

(4)	Mr. Vollkommer joined the Company on May 14, 2007. The amounts shown for fiscal 2007 reflect his total compensation from May 14, 2007 through September 30, 2007. As of July 15, 2008, Mr. Vollkommer resigned from the Company to pursue other personal and business interests.

(5)	The amounts shown for fiscal 2008 reflect Mr. Vollkommer’s total compensation from October 1, 2008 through September 30, 2008, which include consulting fees of $23,500 earned between July 16, 2008 and September 30, 2008.

(6)	By resigning, Mr. Vollkommer forfeited his unvested stock options, restricted stock units and shares of restricted stock. In fiscal 2008, the Company ceased recording expense and reversed the prior expense recognized in connection with such awards. The reversed amount of the expense incurred in fiscal 2007 and previously reported in the Summary Compensation Table has been reflected as a deduction in calculating the fiscal 2008 Stock Awards and Options Awards amounts for the Summary Compensation Table.

(7)	Mr. Doyce Gaskin, the former President of the Mueller Co. division, died on June 24, 2008.

(8)	Includes $46,000 for the payment of accrued vacation and $92,000 for death benefits paid to Mr. Gaskin’s estate upon his death.

(9)	Upon Mr. Gaskin’s death, all of his unvested restricted stock units and his 2007 stock option awards were vested.

(10)	Reflects the actual incentive award to which Mr. Gaskin would have been entitled for fiscal 2008, pro-rated through June 24, 2008.

Salary (Column C)

These amounts reflect base salary earned by our named executive officers. The Compensation Committee generally reviews executive officer salaries in November or December. Any adjustments made by the Committee at that time are typically implemented effective December 1. Accordingly, for each officer, salary for fiscal 2008 reflects approximately two months compensation at the salary level established in November 2006, and ten months compensation at the salary level established in November 2007. Refer to “Compensation Elements – Base Salary” on page 21 of this Proxy Statement.

Due to current economic conditions, salary increases that would have typically occurred in December 2008 have been deferred until at least June 2009.

Bonus (Column D)

These amounts reflect non-performance based cash incentive awards. With the exception of Messrs. Smith and Fish, the Company did not pay its named executive officers any such awards for fiscal 2008. Mr. Smith received a discretionary bonus based on his years of service to the Company’s divisions before the acquisition of Mueller Co. and Anvil International by the Company’s predecessor, to make his compensation more closely approximate his compensation during prior periods when Mueller Co. and Anvil International were owned by private interests, and for his role in providing leadership to the Mueller Co. segment. Mr. Fish received a discretionary bonus to compensate him for providing transitional leadership, and for the performance of the Anvil International segment, which exceeded certain targets established by the Compensation Committee. Neither Mr. Smith nor Mr. Fish received compensation that was not tax deductible to the Company.

Stock Awards (Column E)

These amounts reflect grants of restricted stock units. The dollar amounts for the awards represent the grant-date fair value-based compensation expense recognized in fiscal 2008 and fiscal 2007 under FAS 123R for each named executive officer as reported in the audited financial statements contained in our fiscal 2008 annual report. FAS 123R addresses the accounting for transactions in which a company issues equity instruments in exchange for goods or services. The recognized compensation expense of the stock awards for financial reporting purposes will vary from the actual amount ultimately realized by the named executive officers based on a number of factors. The ultimate value of the award to the employee will depend on the price of our Series A Common Stock on the vesting date. All stock awards are made with or in reference to the Company’s Series A Common Stock. Details about fiscal 2008 awards are included under the heading “Grant of Plan-Based Awards Table” beginning on page 41 of this Proxy Statement.

The awards disclosed for fiscal 2007 consist of (A) awards made to the named executive officers in fiscal 2007 and (B) replacement equity awards made as of December 15, 2006 as a result of the Spin-off to replace outstanding Walter Industries equity awards that were unvested or restricted.

Grant Date Fair Value vs. Market Value of Stock Awards. Due to the decline in the market price of our Series A Common Stock, if the stock awards for which expense is shown in this column were valued in accordance with the market value of the Company’s Series A Common Stock as of September 30, 2008 rather than the FAS 123R expense, their valuations would differ. These differences are reflected in the supplemental table below for each named executive officer who was employed by the Company as of September 30, 2008.

Value of Stock Awards v. FAS 123R Expense (supplemental table)

	Based on Total FAS 123R Expense			Based on 09/30/08 Market Value (a)
	Fiscal 2008 Grants	Prior Grants	Total (b)	Fiscal 2008 Grants	Prior Grants	Total
Gregory E. Hyland	$1,102,383	$9,520,966	$10,623,349	$928,649	$5,716,515	$6,645,164
Evan L. Hart	$161,013	$42,358	$203,371	$151,546	$25,207	$176,753
Dale B. Smith	$192,914	$3,475,346	$3,668,260	$162,511	$1,152,754	$1,315,265
Raymond P. Torok	$255,520	$2,222,740	$2,478,260	$215,250	$1,305,629	$1,520,879
Thomas E. Fish	$259,763	$1,561,833	$1,821,596	$218,825	$878,082	$1,096,907

(a)	Based on closing stock price of $8.98 on September 30, 2008. The closing price of the Company’s Series A Common Stock on December 3, 2008 was $5.79.
(b)	Reflects total FAS 123R expense that will be incurred over the vesting period of the stock award.

Option Awards (Column F)

These amounts reflect grants of stock options. The dollar amounts for the awards represent the grant-date fair value-based compensation expense recognized in fiscal 2008 and fiscal 2007 under FAS 123R for each named executive officer and as reported in the audited financial statements contained in our fiscal 2008 annual report. The recognized compensation expense of the option awards for financial reporting purposes will vary from the actual amount ultimately realized by the named executive officers due to stock price fluctuations, and timing factors related to the officer’s realization of value from the option. Details about fiscal 2008 awards are included under the heading “Grant of Plan-Based Awards Table” beginning on page 41 of this Proxy Statement

The awards disclosed for fiscal 2007 consist of (A) awards made to the named executive officers in fiscal 2007 and (B) replacement equity awards made as of December 15, 2006 as a result of the Spin-off to replace outstanding Walter Industries equity awards that were unvested or restricted.

Grant Date Fair Value vs. Market Value of Option Awards. Due to the decline in the market price of our Series A Common Stock, if the valuation for fiscal 2008 expense for the options for which expense is shown in this column was based on the intrinsic value of the award (calculated as the difference between the value of the option based upon the share price of our Series A Common Stock as of the market close on September 30, 2008 of $8.98 and the option exercise price) rather than the FAS 123R expense reflected in the Summary Compensation Table, all of the options would be “out of the money” and have no intrinsic value. These amounts are reflected in the supplemental table below for each named executive officer who was employed by the Company as of September 30, 2008.

Value of Option Awards v. FAS 123R Expense (supplemental table)

	Grant Date (Original Walter Industries Grant Date, if Applicable)	Share Price at Grant Date	Option Grant Date Fair Value per Share (a)	Total Options Granted on Grant Date	Intrinsic Value of Grant as of 09/30/08 (b)	FY08 Expense per FAS 123R (c)
Gregory E. Hyland	11/29/07	$10.66	$3.85	226,757	–	$446,363
	11/29/06	$15.09	$5.90	88,300	–	$190,141
	02/22/06	$20.56	$2.58	69,611	–	$38,346
	09/16/05	$14.55	$0.82	113,358	–	$15,046
						$689,896

Evan L. Hart	07/31/08	$9.10	$3.36	24,752	–	$8,494
	11/29/07	$10.66	$3.85	10,459	–	$20,589
	11/29/06	$15.09	$5.90	2,384	–	$5,134
						$34,217

Dale B. Smith	11/29/07	$10.66	$3.85	39,683	–	$152,788
	11/29/06	$15.09	$5.90	55,188	–	$30,693
	01/23/06	$17.26	$2.85	51,011	–	$34,093
						$217,574

Raymond P. Torok	11/29/07	$10.66	$3.85	52,560	–	$103,462
	11/29/06	$15.09	$5.90	19,316	–	$41,594
	02/22/06	$20.56	$2.58	12,521	–	$6,898
	02/25/05	$11.96	$1.00	17,920	–	$2,395
						$154,349

Thomas E. Fish	11/29/07	$10.66	$3.85	53,433	–	$105,181
	11/29/06	$15.09	$5.90	14,928	–	$32,144
	08/22/06	$16.95	$6.79	10,502	–	$18,572
						$155,897

(a)	Option grant date fair value per share is based on a modified Black-Scholes option pricing model, using assumptions in the calculation of these amounts included in the audited financial statements contained in our fiscal 2008 annual report.

(b)	Based on closing stock price of $8.98 on September 30, 2008.

(c)	Reflects values included under the Option Awards column of the Summary Compensation Table. The fiscal 2008 expense in accordance with FAS 123R is generally calculated as follows: Total options per vesting tranche multiplied by the option grant date fair value per share and divided by the number of months for the respective vesting periods equals expense per month.

Non-Equity Incentive Plan Compensation (Column G)

These amounts reflect non-equity incentive plan compensation awards, which were earned by our named executive officers under our Top Executive Bonus Plan (or, for Mr. Hart, the Management Bonus Plan) in fiscal 2008 and fiscal 2007. The earned amounts, which were paid in December 2008 and December 2007, were based on Company and individual performance during fiscal 2008 and fiscal 2007, respectively.

All Other Compensation (Column H)

These amounts reflect the combined value of the named executive officer’s perquisites and compensation that is not otherwise reflected in the table. Amounts for fiscal 2008 consist of the following additional non-cash compensation paid to our named executive officers:

Fiscal 2008 All Other Compensation (supplemental table)

Name	Company Sponsored Retirement Plan		Automobile Allowance or Use of Leased Vehicle		Financial Planning (1)	Club Dues		Company Contributions to 401(k) Plans	Other		Total
Gregory E. Hyland	$90,933	(2)	$24,000		$8,270	$36,887	(3)	$9,200	$0		$169,290
Evan L. Hart	$0		$3,000		$0	$0		$7,540	$0		$10,540
Dale B. Smith	$0		$9,499	(4)	$0	$1,600		$18,400	$0		$29,499
Raymond B. Torok	$0		$18,000		$3,700	$4,796		$9,200	$0		$35,696
Thomas E. Fish	$0		$18,000		$9,134	$325		$17,519	$9,869	(5)	$54,847
Michael T. Vollkommer	$0		$17,100		$2,784	$0		$7,804	$0		$27,688
Doyce Gaskin	$0		$12,635	(6)	$0	$1,340		$18,909	$370,480	(7)	$403,364

(1)	Each named executive officer is entitled to reimbursement of up to $10,000 for their first year ($15,000 for the Chief Executive Officer) of financial planning services. Following their first year, the Chief Executive Officer is entitled to reimbursement for up to $10,000 of annual financial planning fees and the other named executive officers are entitled to reimbursement for up to $7,500 of annual financial planning fees. The Company began offering this benefit in August 2007.

(2)	In accordance with the terms of Mr. Hyland’s employment agreement, the Company adopted a limited retirement savings plan (the “Retirement Plan”). A description of this Retirement Plan is set forth under the heading “Compensation Elements – Retirement Benefits – Retirement Plan Applicable to Mr. Hyland.”

(3)	Includes $31,000 for club initiation fees.

(4)	Represents the incremental cost to the Company of a leased vehicle that was used by Mr. Smith for business and personal purposes. The full value of the lease is included because, although the vehicle was used primarily for business purposes, the Company is unable to accurately pro-rate the portion applicable to personal use.

(5)	Represents the incremental cost to the Company of Mr. Fish’s spouse accompanying him on sales incentive award trips.

(6)	For October and November, represents the incremental cost to the Company of a leased vehicle that was used by Mr. Gaskin for business and personal purposes. The full value of the lease is included because, although the vehicle was used primarily for business purposes, the Company is unable to accurately pro-rate the portion applicable to personal use. Beginning in December 2007, Mr. Gaskin was instead entitled to a monthly automobile allowance.

(7)	Represents a life insurance settlement paid to Mr. Gaskin’s estate in connection with his death.

Grants of Plan-Based Awards Table

The following table summarizes the equity awards made to our named executive officers during fiscal 2008 on a grant-by-grant basis. During fiscal 2008, the Company granted restricted stock units and stock options to each of the named executive officers.

Each of the equity-based awards granted during fiscal 2008 and reported in the Grants of Plan-Based Awards Table was granted under, and is subject to the terms of, the Amended and Restated 2006 Stock Incentive Plan (the “2006 Stock Plan”). The 2006 Stock Plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. Awards granted under the plan are transferable to trusts established solely for the benefit of the grantee’s family members or to a beneficiary of a named executive officer upon his death.

Fiscal 2008 Grants of Plan-Based Awards Table

	Grant Date (B)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Award Type (F)	Grant Date Fair Value of Stock and Option Awards ($) (G)	All Other Stock Awards: Number of Shares of Stock or Units (#) (H)	All Other Option Awards: Number of Securities Underlying Options(#) (I)	Exercise or Base Price of Option Awards ($/Sh) (J)
Name (A)		Threshhold (C)	Target (D)	Maximum (E)
Gregory E. Hyland		$0	$790,000	$1,315,287
	11/29/2007				NQO	$873,014		226,757	$10.66
	11/29/2007				RSU	$1,102,383	103,413
Evan L. Hart		$0	$171,000	$342,000
	07/31/2008				NQO	$83,167		24,752	$9.10
	07/31/2008				RSU	$110,165	12,106
	11/29/2007				NQO	$40,267		10,459	$10.66
	11/29/2007				RSU	$50,848	4,770
Dale B. Smith		$0	$0	$745,329
	11/29/2007				NQO	$152,780		39,683	$10.66
	11/29/2007				RSU	$192,914	18,097
Raymond P. Torok		$0	$255,524	$394,586
	11/29/2007				NQO	$202,356		52,560	$10.66
	11/29/2007				RSU	$255,520	23,970
Thomas E. Fish		$0	$364,572	$526,115
	11/29/2007				NQO	$205,717		53,433	$10.66
	11/29/2007				RSU	$259,763	24,368
Michael T. Vollkommer		$0	$288,600	$577,200
	11/29/2007				NQO	$214,761		55,782	$10.66
	11/29/2007				RSU	$271,190	25,440
Doyce Gaskin		$0	$312,800	$482,272
	11/29/2007				NQO	$226,984		58,957	$10.66
	11/29/2007				RSU	$286,615	26,887

Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Columns C, D and E)

These amounts reflect the annual cash incentive compensation amounts that could have been earned during fiscal 2008 based upon the achievement of performance goals under our Top Executive Bonus Plan or the Management Bonus Plan, as applicable. The target incentive awards are based on a pre-determined percentage of each executive’s salary. The amounts of annual cash incentive compensation earned in fiscal 2008 by our named executive officers were paid in December 2008. These amounts are reflected in Column G of the Summary Compensation Table on page 34 of this Proxy Statement. The terms of these awards are described under the heading “Compensation Elements – Annual Cash Incentive Compensation.”

Award Type (Column F)

NQO refers to non-qualified stock options. RSU refers to restricted stock units.

Grant Date Fair Value of Stock and Option Awards (Column G)

These amounts reflect the aggregate fair value of the award on the grant date determined in accordance with FAS 123R. This is the amount the Company will record as compensation expense in its financial statements over the vesting period of the award.

All Other Stock Awards (Column H)

These awards represent restricted stock units granted to named executive officers in fiscal 2008. All such restricted stock units vest in equal installments on the first, second and third anniversary of the date of grant. Further, these restricted stock units vest automatically upon the death, disability or retirement of the grantee. Retirement is defined in the 2006 Stock Plan as such time as the executive’s age plus years of service equals or exceeds 70, but only after the executive’s 60th birthday. The named executive officers do not have the right to vote or dispose of the restricted stock units and do not have any dividend rights with respect to the restricted stock units.

All Other Option Awards (Column I)

All stock options granted to named executive officers in fiscal 2008 were granted with a per-share exercise price equal to the fair market value of a share of our Series A Common Stock on the grant date. For these purposes, and in accordance with the terms of the 2006 Stock Plan and our option grant practices, the fair market value is equal to the closing price per share of our Series A Common Stock on the New York Stock Exchange on the applicable grant date.

These stock options vest in equal installments on the first, second and third anniversary of the option grant. Once vested, each option will generally remain exercisable until its normal expiration date, which is ten years from the date of grant. Subject to any accelerated vesting that may apply upon a qualified retirement or as determined by the Compensation Committee, the unvested portion of the option will immediately terminate upon a termination of the named executive officer’s employment. The named executive officer will generally have three months to exercise the vested portion of the option following a termination of employment. This period is extended to two years if the termination is a result of the named executive officer’s death, disability or retirement. The option (whether or not vested) will immediately terminate if the named executive officer is terminated by us for cause.

The stock options granted to named executive officers during fiscal 2008 do not include any dividend rights.

Outstanding Equity Awards at Fiscal Year-End Table

The equity awards reflected in the table below were outstanding as of September 30, 2008. In connection with the Spin-off in December 2006, outstanding equity grants relating to Walter Industries common stock that the executive officers had previously received from Walter Industries were replaced by equity grants of comparable value from the Company. The vesting period and termination date of the replacement long-term equity grants is unchanged from the vesting period and termination date of the original Walter Industries grants.

Outstanding Equity Awards as of September 30, 2008

			Option Awards (1)				Stock Awards (2)
	Original Walter Industries Grant Date (3)	Mueller Water Products Grant Date and/ or Reissue Date (3)	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
Name			Exercisable	Unexercisable
Gregory E. Hyland		11/29/2007	–	226,757	$10.66	11/29/2017	103,413	$ 928,649
		11/29/2006	29,433	58,866	$15.09	11/29/2016	103,964	$ 933,597
		5/25/2006					401,155	$3,602,372
	02/22/2006	12/15/2006	46,406	23,205	$20.56	2/22/2016	74,784	$ 671,560
	09/16/2005	12/15/2006	113,358	–	$14.55	9/16/2015	56,680	$ 508,986
Evan L. Hart		7/31/2008	–	24,752	$ 9.10	7/31/2018	12,106	$ 108,712
		11/29/2007	–	10,459	$10.66	11/29/2017	4,770	$ 42,835
		11/29/2006	794	1,590	$15.09	11/29/2016	2,807	$ 25,207
Dale B. Smith		11/29/2007	–	39,683		11/29/2017	18,097	$ 162,511
		11/29/2006	55,188	–	$15.09	12/31/2010
		5/25/2006					128,369	$1,152,754
	1/23/2006	12/15/2006	51,011	–	$17.26	12/31/2010
Raymond P. Torok		11/29/2007	–	52,560	$10.66	11/29/2017	23,970	$ 215,251
		11/29/2006	6,438	12,878	$15.09	11/29/2016	22,742	$ 204,223
		5/25/2006	–	–			102,070	$ 916,589
	02/22/2006	12/15/2006	8,346	4,175	$20.56	2/22/2016	13,859	$ 124,454
	02/25/2005	12/15/2006	8,960	–	$11.96	2/25/2015	6,722	$ 60,364
	08/4/2004	12/15/2006	21,593	–	$ 4.22	8/4/2014
Thomas E. Fish		11/29/2007	–	53,433	$10.66	11/29/2017	24,368	$ 218,825
		11/29/2006	4,976	9,952	$15.09	11/29/2016	17,576	$ 157,832
		8/22/2006	7,000	3,502	$16.95	8/22/2016	14,016	$ 125,864
		5/25/2006					66,190	$ 594,386
Michael T. Vollkommer (5)		5/14/2007	14,030	–	$15.53	10/16/2008
Doyce Gaskin (6)		11/29/2007	58,957	–	$10.66	6/24/2010
		11/29/2006	4,240	–	$15.09	6/24/2010
		9/27/2006	1,874	–	$14.70	6/24/2010
		8/22/2006	3,356	–	$16.95	6/24/2010

(1)	All outstanding stock options vest in equal installments on the first, second and third anniversary of the grant date. The vesting status of the stock options is described in the schedule below:

Original Walter Industries Grant Date (if applicable)	Vesting Status
08/04/2004 02/25/2005 09/16/2005 01/23/2006	Fully Vested
02/22/2006	33 1/3% vested on each of February 22, 2007 and 2008. The remaining 33 1/3% vests on February 22, 2009.

Mueller Water Products Grant Date	Vesting Status
08/22/2006	33 1/3% vested on each of August 22, 2007 and August 22, 2008. The remaining 33 1/3% vests on August 22, 2009.
11/29/2006	33 1/3 % vested on November 29, 2007. The remaining 66 2/3% vests equally on each of November 29, 2008 and November 29, 2009.
11/29/2007	33 1/3% vests on each of November 29, 2008, 2009 and 2010.
07/31/2008	33 1/3% vests on each of July 31, 2009, 2010 and 2011.

(2)	The outstanding restricted stock units vest in accordance with the schedule below:

Original Walter Industries Grant Date (if applicable)	Vesting Provisions
09/16/2005 02/22/2006	In full on the 7th anniversary of grant unless pre-determined stock prices are achieved and maintained for defined periods of time. Upon achievement and maintenance of each price target, 25% of the restricted stock units vest on the next anniversary date of the grant. Accelerated vesting occurs if price appreciation of the Company’s stock exceeds 10% compounded annually from the grant date for a period of sixty consecutive calendar days.
02/25/2005	In full on February 25, 2009

Mueller Water Products Grant Date	Vesting Provisions
05/25/2006	In full on May 25, 2009
08/22/2006	In full on the 7th anniversary of grant unless pre-determined stock prices are achieved and maintained for defined periods of time. Upon achievement and maintenance of each price target, 25% of the restricted stock units vest on the next anniversary date of the grant. Accelerated vesting occurs if price appreciation of the Company’s stock exceeds 10% compounded annually from the grant date for a period of sixty consecutive calendar days.
11/29/2006	In full on the 7th anniversary of grant, subject to accelerated annual vesting of 25% of the RSUs granted in the event that price appreciation of the Company’s stock from the date of grant exceeds 13% compounded annually for a period of sixty consecutive calendar days
11/29/2007	33 1/3% vests on each of November 29, 2008, 2009 and 2010.
07/31/2008	33 1/3% on each of July 31, 2009, 2010 and 2011.

(3)	Equity grants made prior to May 25, 2006 were made by Walter Industries, and were converted to Mueller Water Products options or restricted stock units as of December 15, 2006 in connection with the Spin-off. In the conversion, the exercise price of all outstanding Walter Industries equity securities was adjusted to reflect the conversion ratio of 3.239. The vesting dates and option expiration date for the new options and restricted stock units remained unchanged.

(4)	Represents the number of restricted stock units that have not vested multiplied by the closing price of our Series A Common Stock on September 30, 2008, the last business day of our fiscal year. The closing price of our Series A Common Stock on September 30, 2008 was $8.98.

(5)	At the time of his resignation effective July 15, 2008, Mr. Vollkommer held 14,029 options that had previously vested. Under the terms of the Amended and Restated 2006 Stock Incentive Plan, these options expired on October 13, 2008, 90 days following the effective date of his resignation.

(6)	Certain option awards previously granted to Mr. Gaskin that vested upon his death were held by his estate at September 30, 2008.

Option Exercises and Stock Vested Table

This table shows stock options exercised by our named executive officers during fiscal 2008 and restricted stock units held by our named executive officers that vested during fiscal 2008. The dollar values shown in this table are not the grant-date fair value or recognized compensation expense disclosed elsewhere in this Proxy Statement.

Fiscal 2008 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)		Number of Shares Surrendered for Taxes	Value Realized on Vesting (1)
Gregory E. Hyland	–	–	28,339		–	$269,787
Evan L. Hart	–	–	–		–	–
Dale B. Smith	–	–	115,988		–	$1,104,206
Raymond P. Torok	–	–	6,720		2,600	$55,642
Thomas E. Fish	–	–	–		–	–
Michael T. Vollkommer	–	–	–		–	–
Doyce Gaskin	–	–	126,818	(2)	–	$1,022,077

(1)	Equals the closing price of our Series A Common Stock on the vesting date multiplied by the number of shares that vested on that date.

(2)	Reflects restricted stock awards that vested upon Mr. Gaskin’s death.

Pension Plan

None of our named executive officers participate in any defined benefit pension plan. Each named executive officer participates in one of our 401(k) plans, under which they receive matching Company contributions in accordance with the terms of the applicable plan.

Employment, Severance and Change-in-Control Arrangements

As of September 30, 2008, the Company had employment agreements with each of the named executive officers.

Gregory E. Hyland.    Mr. Hyland’s employment agreement with the Company effective as of September 15, 2008 replaces the agreement with Walter Industries dated September 16, 2006 that was assigned to the Company upon the Spin-off. The employment agreement provides for the following:

—	An annual base salary of $790,000;

—	An annual target bonus of 100% of annual base, with a payout range from zero to 200% of target (based on the satisfaction of predetermined goals);

—	An annual equity opportunity with a target value calculated at $1.6 million (if predetermined goals are met);

—	A car allowance of $2,000 per month;

—	Four weeks vacation each year;

—	Reimbursement of tax planning and club membership expenses;

—	Entitlement to participate in an unfunded deferred compensation plan; and

—

Severance of 24 months base salary and 12 months bonus (with pro rata bonus for the year of termination and continuation of fringe benefits during the 24 month severance period) in the event that he is terminated without cause or resigns following a significant diminution in pay or responsibilities.

Evan L. Hart.    Mr. Hart’s employment agreement with the Company, dated July 16, 2008 provides for the following:

—	A starting base salary of $285,000 per year, which will be reviewed annually;

—	An annual target bonus of 60% of annual base salary, with a payout range from zero to 200% of target (based on the satisfaction of predetermined goals);

—	An annual equity opportunity commensurate with an executive-level position at the Company;

—	A car allowance of $1,500 per month;

—	Four weeks vacation each year; and

—

Severance of 18 months salary and 18 months bonus (with pro rata bonus for the year of termination and continuation of fringe benefits during the 18 month severance period) in the event that he is terminated without cause or if he terminates employment for good reason.

Thomas E. Fish.    Mr. Fish’s letter agreement with the Company dated July 31, 2006 provides for the following:

—	A base salary of $286,000 per year, subject to annual increase equal to the greater of 4% and a cost of living adjustment, calculated as set forth in the letter agreement;

—	Benefits commensurate with an executive-level position at the Company;

—

Effective October 1, 2005, participation in the Company’s Executive Incentive Plan with an annual target bonus level of $380,000 up to a maximum of two times target, subject to change from time to time;

—

If, prior to June 1, 2009, Mr. Fish is terminated without cause or in the event of his constructive termination, as more specifically set forth in the letter agreement, then Mr. Fish is entitled to: payment over 18 months of his annual base salary; payment ratably over 18 months of an amount equal to his annual cash bonus for the last-completed fiscal year multiplied by 2.25 and continued participation in benefits until 18 months after such termination or the date Mr. Fish is entitled to receive comparable benefits from subsequent employment;

—

If on or after June 1, 2009, Mr. Fish is terminated without cause or in the event of his constructive termination, as more specifically set forth in the letter agreement, then Mr. Fish will be entitled to: payment over 18 months of his annual base salary; payment ratably over 18 months of an amount equal to his annual cash bonus for the last-completed fiscal year multiplied by 1.5 and continued participation in benefits until 18 months after such termination or the date Mr. Fish is entitled to receive comparable benefits from subsequent employment; and

—

If any payment under the letter agreement or any other agreement with the Company results in the imposition of any excise or additional tax on Mr. Fish that would constitute an “excess parachute payment”, the Company will make an additional payment to Mr. Fish to cover the full cost of such excise or additional tax payment so that Mr. Fish is in the same after-tax position had he not been subject to the excise or additional tax.

For a description of Mr. Fish’s other compensation agreement, see “Compensation Program for Anvil International Executives” on page 29 of this Proxy Statement.

Dale B. Smith.     Mr. Smith’s letter agreement with the Company, which was originally entered into upon acquisition of Mueller Group by Walter Industries in January 2006, was modified on November 1, 2007. The agreement, as modified, provides for the following:

—	For the period ended December 31, 2007:

¡	An annual base salary of at least $400,000;

¡

An annual incentive bonus opportunity of up to approximately $2,000,000 if operating income, return on net assets and synergies targets are met, and up to approximately $3,000,000 if these targets are exceeded. These targets have been set for fiscal 2006 based on the annual business plan and will be revised in the Board’s discretion for future fiscal periods; and

¡	Mr. Smith shall be entitled to an equity grant;

—	From December 31, 2007 to September 30, 2008:

¡	Mr. Smith shall be required to devote full time attention to the affairs of the Company and his annual base salary will be at least $1,500,000; and

¡	His participation in a bonus plan shall be at the discretion of, and on terms and conditions to be established by, the Compensation Committee;

—	From October 1, 2008 to June 30, 2009:

¡	Mr. Smith shall be required to work at least one week per month and his annual base salary will be at least $1,500,000; and

¡	His participation in a bonus plan shall be at the discretion of, and on terms and conditions to be established by, the Compensation Committee;

—	From July 1, 2009 until December 12, 2009 (the date of his 65th birthday):

¡	Mr. Smith shall be required to work only as agreed with the Chief Executive Officer of the Company and his annual base salary will be at least $1,500,000; and

¡	His participation in a bonus plan shall be at the discretion of, and on terms and conditions to be established by, the Compensation Committee.

Effective as of October 1, 2008, the agreement was modified to provide that Mr. Smith will devote his full time attention to the affairs of the Company through December 31, 2008. After that date, Mr. Smith will be engaged only as agreed through December 12, 2009.

Raymond P. Torok.     Mr. Torok’s employment agreement with the Company effective as of September 15, 2008 replaces the agreement with Walter Industries dated July 14, 2005, which was assigned to the Company upon the Spin-off. The agreement provides for the following:

—	An annual base salary initially at $340,698;

—	An annual target bonus of 75% of annual base salary;

—	An annual equity opportunity;

—	A car allowance of $1,500 per month

—	Four weeks vacation each year; and

—

Severance of 18 months salary and 18 months bonus (with pro rata bonus for the year of termination and continuation of fringe benefits during the 12 month severance period) in the event that he is terminated without cause.

Potential Payments Upon Termination or Change-in-Control

As of September 30, 2008, the Company had a change-in-control agreement with each of Messrs. Hyland, Hart and Torok. Messrs. Smith and Fish do not have change-in-control agreements with the Company; however, the employment agreements for each of them contemplate severance arrangements in the event of termination without cause as described above.

Under each Executive Change-in-Control Severance Agreement, if employment is terminated other than for “Cause” or for “Good Reason” within 24 months following a change-in-control, the executive would be entitled to a lump-sum payment equivalent to base salary and annual incentive bonus (generally calculated as the average of their actual annual incentive bonuses over the preceding three years) for, and continuation of certain benefits, such as group life and medical insurance coverage for a period of 24 months. Mr. Hyland’s agreement also provides for the continuation of reimbursement for club memberships and tax planning during that period. The severance benefits under the change-in-control agreements also include the immediate vesting of all unvested stock options, restricted stock and/or restricted stock units. The agreements provide for an additional payment sufficient to eliminate the effect of any applicable excise tax on severance payments in excess of an amount determined under Section 280G of the Code. Payments subject to the excise tax would not be deductible by the Company. The agreements provide that no executive is entitled to receive duplicative severance benefits under any other Company-related plans or programs if benefits are triggered.

The following table sets forth our potential benefits that each named executive officer would be entitled to receive upon termination of employment in the situations outlined below. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers, which would only be known at the time that they become eligible for payment. The amount shown in the table are the amounts that could be payable under existing plans and arrangements if the named executive officer’s employment had terminated as of September 30, 2008, including a gross-up for certain taxes in the event that any payments made in connection with a change in control were subject to the excise tax imposed by Section 4999 of the Code. The table below does not include amounts to which the named executive officers would be entitled that are already described in the compensation tables appearing earlier in this Proxy Statement, including the value of equity awards that have already vested. The definitions that apply follow the table below.

The termination events pursuant to which the named executive officers are entitled to potential payments are set forth in the first column and are as follows:

A	–	Severance arrangement for termination without cause or for good reason
B	–	Termination without cause after a change-in-control (“CIC”) or, if applicable, sale of segment
C	–	Death, disability or retirement
D	–	Sale of segment

Potential Payments Upon Termination Without Cause or Change-in-Control Table

		Cash Severance		Pro Rata Bonus Earned as of Event Date (1)	Vesting of Unvested Long Term Awards (2)	Health and Welfare Continuation		Outplacement (3)	Sec 280G Excise Tax and Related Gross-Up (4)	Total
Gregory E. Hyland	A	$2,370,000	(5)	$790,000	$0	$36,358	(7)	$0	$0	$3,196,358
	B	$3,160,000	(6)	$790,000	$6,645,164	$36,358	(7)	$276,500	$0	$10,908,022
	C	$0		$0	$928,649	$0		$0	$0	$928,649
Evan L. Hart	A	$684,000	(8)	$171,000	$0	$12,180	(9)	$0	$0	$867,180
	B	$912,000	(6)	$171,000	$176,754	$16,240	(7)	$99,750	$680,828	$2,056,572
	C	$0		$0	$151,547	$0		$0	$0	$151,547
Dale B. Smith	A	$1,787,671	(10)	$0	$1,315,265	$18,349	(11)	$0	$0	$3,121,285
	C	$0		$0	$162,511	$0		$0	$0	$162,511
Raymond P. Torok	A	$894,332	(8)	$255,524	$0	$22,212	(9)	$0	$0	$1,172,068
	B	$1,192,443	(6)	$255,524	$1,520,881	$29,616	(7)	$119,244	$0	$3,117,708
	C	$0		$0	$215,251	$0		$0	$0	$215,251
Thomas E. Fish	A	$1,279,831	(12)	$0	$0	$25,521	(9)	$0	$0	$1,305,352
	B	$2,324,706	(13)	$0	$1,096,907	$25,521	(9)	$0	$0	$3,447,134
	C	$0		$364,572	$218,825	$0		$0	$0	$583,397
	D	$1,665,554	(14)	$0	$1,096,907	$25,521	(9)	$0	$0	$2,787,982

(1)	Represents pro rata bonus earned as of September 30, 2008 assuming bonus amounts at target.

(2)	Value of stock options represents the difference between $8.98, the closing price of the Series A Common Stock on September 30, 2008, and the option exercise price. Value of restricted stock units was calculated based on $8.98, the closing price of the Series A Common Stock on September 30, 2008. Upon termination due to death, disability or retirement, only the equity awards granted subsequent to November 2007 vest automatically in accordance with their terms.

(3)	Outplacement services will be provided for up to two years but will not exceed 35% of the named executive officer’s base salary at the time of termination.

(4)	The gross-up for Code Section 280G purposes is calculated by determining if the total amount payable to the executive contingent upon a change-in-control exceeds 2.99 times the average of the annual eligible compensation payable to the executive during the preceding five years. If the total amount payable exceeds that average annual compensation amount, a “gross-up” amount is added to the amounts paid to the executive in order to put the executive in the same after tax position as if he had not been subject to the excise taxes.

(5)	Cash severance payment is equal to two times annual base salary plus one times target bonus.

(6)	Cash severance payment is equal to two times annual base salary plus two times the average of the last three year’s bonus amount, if available. This example assumes bonus amounts at target.

(7)	Welfare benefits are continued to the earlier of 24 months from the separation date at the same rate used for an active employee or until comparable benefits are provided through another employer. The value of the welfare benefit for each executive officer is based on his current elections and estimated plan cost.

(8)	Cash severance payment is equal to 1.5 times annual base salary plus 1.5 times target bonus.

(9)	Welfare benefits are continued to the earlier of 18 months from the separation date at the same rate used for an active employee or until comparable benefits are provided through another employer. The value of the welfare benefit for each executive officer is based on his current elections and estimated plan cost.

(10)	Cash severance payment is equal to the payment of annual base salary plus target bonus until Mr. Smith becomes 65 years of age. As of January 1, 2008, Mr. Smith’s bonus is purely discretionary and his target bonus is zero.

(11)	Welfare benefits are continued to the earlier of the Mr. Smith becoming 65 years of age at the same rate used for an active employee or until comparable benefits are provided through another employer. The value of the welfare benefit is based on Mr. Smith’s current elections and estimated plan cost.

(12)	If terminated prior to June 1, 2009, the executive receives 1.5 times annual base salary plus 2.25 times the most recently paid bonus.

(13)	Consists of the payments described in footnote 14 below, plus (under the Anvil Retention Program) one times salary at the rate in effect on October 1, 2007 plus one times target bonus.

(14)	Under the Anvil Retention Program, entitled to a special bonus of one times salary at the rate in effect on October 1, 2007 plus 25% of the aggregate annual bonus allocated to him between October 1, 2007 and September 30, 2008. Under the executive’s employment agreement, he is entitled to 1.5 times annual base salary plus 2.25 times the most recently paid bonus.

A named executive officer’s rights upon the termination of his employment will depend upon the circumstances of the termination. Central to an understanding of the rights of each named executive officer under the employment agreements is an understanding of the definitions of “Cause” and “Good Reason” that are used in those agreements.

—	The Company has Cause to terminate the executive officer:

¡

Under the employment agreements upon (A) conviction or guilty plea of a felony or any crime involving fraud or dishonesty; (B) theft or embezzlement of property from the Company; (C) refusal to perform his employment duties; (D) fraudulent preparation of financial information of the Company; willful conduct that is demonstrably and materially injurious to the Company; or (E) willful violation of material Company policies or procedures.

¡

Under the change-in-control agreements upon (A) conviction or guilty plea of a felony or any crime involving fraud or dishonesty; (B) refusal to perform his employment duties; (C) fraudulent preparation of financial information of the Company; or (D) willful conduct that is demonstrably and materially injurious to the Company.

—	The executive officer has Good Reason to terminate his employment:

¡

Under the employment agreements if the Company (A) assigns the executive officer duties that are materially inconsistent with his position or materially reduce or alter the executive officer’s position; (B) requires that the executive officer be based at a location different from the location of his principal job location or office; or (C) materially reduces the executive officer’s base salary.

¡

Under the change-in-control agreements if the Company (A) assigns the executive officer duties that are materially inconsistent with his position or materially reduce or alter the executive officer’s position; (B) requires that the executive officer be based at a location in excess of 50 miles from the location of his principal job location or office; (C) reduces the executive officer’s base salary; (D) fails to continue in effect any of the Company’s benefit plans in which the executive officer participates unless such failure to continue the benefits pertains to all plan participants generally; (E) fails to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company’s obligations under the agreement; or (F) materially breaches any of the provisions of the agreement.

—	A change-in-control of the Company exists if:

¡	Any person acquires more than 30% of the combined voting power of the Company’s outstanding securities;

¡	A majority of the Company’s Board of Directors is replaced;

¡	A merger or consolidation of the Company is completed, with more than a 33 1/ 3% beneficial ownership change; or

¡	The Company’s stockholders approve a plan or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

DIRECTORS’ COMPENSATION

The Compensation Committee, which consists solely of independent directors, is responsible for reviewing and considering any revisions to director compensation. The Board reviews the Committee’s recommendations and determines the amount of director compensation. The Board determined that compensation for non-employee directors should be a mix of cash and equity-based compensation. The interests or directors are aligned with the interests of stockholders by linking a portion of their compensation to stock performance. Directors are expected to keep all of the shares, net of shares used to pay the exercise price or withholding taxes, that they receive as compensation until they own shares equal in market value to at least four times their annual retainer.

Annual Retainer

Non-employee directors receive an annual retainer of $45,000. The Chair of the Audit Committee receives $10,000 for serving as the Chair of that Committee and the Chair of the Compensation and Human Resources Committee receives an additional $5,000. We pay annual retainers in quarterly installments.

Beginning in 2009, the Compensation Committee authorized an increase in the annual cash retainer for the Chair of the Audit Committee to $12,000 per year for serving as the Chair of that Committee, and increased the annual cash retainer for the Chair of the Compensation Committee to $7,500 per year for serving as Chair. In addition, the Compensation Committee approved the payment of an annual cash retainer of $7,500 for the Chair of the Nominating and Corporate Governance Committee. In recognition of the deferral of salary increases at the Company, the Compensation Committee deferred any changes in director fees in fiscal 2009 until July 1, 2009.

In addition, the Chair of the Special Committee that was appointed to evaluate the proposed conversion of the Company’s Series B Common Stock into Series A Common Stock will receive $10,000 for serving as Chair.

Meeting Fees

Non-employee directors receive $1,500 for each regular Board and Committee meeting that they attend. Meeting fees are paid quarterly for all meetings attended during the preceding quarter.

Equity Awards

The 2006 Stock Plan provides that, on the date of its Annual Stockholders Meeting, the Company will grant each non-employee director who is re-elected to the Board and has served as a director for a period of at least six months, equity awards with an economic value determined by the Compensation Committee. In addition, the Plan provides that each director shall receive an initial equity grant on that date the he or she commences service as a director, the economic value and terms of which shall be as determined by the Compensation Committee. For fiscal 2008, the Compensation Committee determined that the annual equity grant for continuing non-employee directors had an economic value of $65,000 split equally between stock options and restricted stock units, and that the equity award for the new director elected in January 2008 shall have an economic value of $65,000 and would be made exclusively in restricted stock units. In connection with this program, on January 30, 2008, each non-employee director other than Dr. Thomas was awarded (a) options to purchase 9,701 shares of Series A Common Stock with an exercise price equal to $7.95, the closing price on the grant date, and (b) 4,362 restricted stock units. On January 30, 2008, Dr. Thomas was granted 8,724 restricted stock units.

In October 2008, the Board determined that, effective fiscal 2009, the economic value of the annual equity grants to continuing non-employee directors will be $80,000, split equally between stock options and restricted stock units.

Travel Expenses

The Company reimburses the directors for their travel and related expenses in connection with attending Board and Committee meetings and Board-related activities.

Director Compensation Table

The following table shows fiscal 2008 compensation for our non-employee directors. Mr. Hyland, our Chairman, President and Chief Executive Officer, does not receive any compensation in connection with his service as a director.

Fiscal 2008 Director Compensation Table

Name	Fees Earned Or Paid in Cash (1)		Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Donald Boyce	$80,000		$34,678	$73,373	$0	$0	$188,051
Howard Clark Jr.	$66,000		$14,138	$56,825	$0	$0	$136,963
Jerry W. Kolb	$84,000		$34,678	$73,373	$0	$0	$192,051
Joseph B. Leonard	$82,500		$14,138	$56,825	$0	$0	$153,463
Mark J. O’Brien (3)	$63,000		$14,138	$56,825	$0	$0	$133,963
Bernard G. Rethore	$93,000		$15,130	$57,625	$0	$0	$165,755
Neil A. Springer	$98,500		$34,678	$73,373	$0	$0	$206,551
Lydia W. Thomas	$42,000		$28,276	$0	$0	$0	$70,276
Michael T. Tokarz	$69,000	(4)	$14,138	$56,825	$0	$0	$139,963

(1)	Directors receive cash fees in quarterly installments. The following table provides a breakdown of fees earned or paid in cash during fiscal 2008.

Name	Annual Retainer	Meeting Fees	Fees for 2007 Meetings Paid in Cash in 2008 (a)	Total
Donald Boyce	$50,000	$27,000	$3,000	$80,000
Howard Clark Jr.	$45,000	$21,000	$0	$66,000
Jerry W. Kolb	$45,000	$39,000	$0	$84,000
Joseph B. Leonard	$45,000	$37,500	$0	$82,500
Mark J. O’Brien	$45,000	$18,000	$0	$63,000
Bernard G. Rethore	$45,000	$45,000	$3,000	$93,000
Neil A. Springer	$55,000	$40,500	$3,000	$98,500
Lydia W. Thomas	$30,000	$12,000	$0	$42,000
Michael T. Tokarz	$45,000	$24,000	$0	$69,000

(a)	In fiscal 2008, non-employee director members of the Board’s Integration Committee, a temporary committee that was disbanded in September 2007, received payment for two committee meetings that were held in fiscal 2007.

(2)	The amounts shown in these columns reflect the expense recognized in fiscal 2008 for financial reporting purposes in accordance with FAS 123R for the stock options and restricted stock units granted to the directors. Assumptions made in the calculation of these amounts are included in the audited financial statements contained in our fiscal 2008 annual report. As required by FAS 123R, the expense for directors who are retirement eligible is taken at the time of grant (or at the time that they become retirement eligible) rather than being spread over the vesting period.

As of September 30, 2008, the non-employee directors held outstanding equity securities as follows:

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)
	Grant Date	Exercisable	Unexercisable (a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#) (b)	Market Value of Shares or Units of Stock that have not Vested ($)(c)
All non-employee directors other than Dr. Thomas	01/30/2008	–	9,701	$7.95	01/30/2018	4,362	$39,171
	03/22/2007	4,200	8,400	$14.19	03/22/2017	–	–
	05/25/2006	7,132	3,568	$16.00	05/25/2016	–	–
Total		11,332	21,669			4,362	$39,171
Dr. Thomas	01/30/2008	–	–	–	01/30/2018	8,724(d)	$78,342

(a)	Except as otherwise indicated, all outstanding stock options vest in equal installments on the first, second and third anniversary of the grant date.
(b)	All restricted stock units vest in equal installments on the first, second and third anniversary of the grant date.
(c)	Represents the number of restricted stock units that have not vested multiplied by the closing price of our Series A Common Stock on September 30, 2008, the last business day of our fiscal year. The closing price of our Series A Common Stock on September 30, 2008 was $8.98.
(d)	Vest in full on the third anniversary of the grant date.

(3)	Mr. O’Brien became a director in May 2006. Because he is an employee of Walter Industries, he did not receive non-employee director compensation until the Spin-off in December 2006.

(4)	Mr. Tokarz deferred the receipt of all of the director compensation that would have been paid in cash for his services to the Company in fiscal 2008 into 7,927.96 phantom shares of Series A Common Stock. See “Deferred Compensation” below.

Deferred Compensation

The Board adopted the Mueller Water Products, Inc. Directors’ Deferred Fee Plan, as amended, under which non-employee directors may elect to defer all or a portion of their directors’ fees. The Company’s credits the deferred fees, at each electing director’s option, to either an income account or a stock equivalent account, or divides the fees between the two accounts. If a director elects the income account, the Company credits the director’s fees otherwise payable as a dollar amount to the director’s income account on the date such fees would otherwise have been paid. If a director elects the stock equivalent account, the Company converts the director’s fees otherwise payable during a calendar quarter to stock equivalent shares equal in number to the maximum number of shares of Series A Common Stock, or fraction thereof (to the nearest one hundredth (1/100) of one share), which could be purchased with the dollar amount of such fees at the closing market price of the Series A Common Stock on the first business day of the following calendar quarter, or if that date is not a trading date, on the next trading date. The Company credits the income account quarterly with interest at an annual rate equal to the yield of a 10-year U.S. Treasury Note as of the beginning of such calendar quarter plus 1.00%. The Company credits the stock equivalent account with stock equivalent shares equal in number to the maximum number of shares of Series A Common Stock, or fraction thereof (to the nearest one hundredth (1/100) of one share), which could have been purchased with the cash dividend, if any, which would have been payable had the participant been the actual owner of the number of shares of Series A Common Stock credited to his account as of the payment date for such dividend.

The Company makes deferred payments in January of the year determined by the non-employee director pursuant to an election filed with the Corporate Secretary of the Company. The payments may be made in any calendar year not earlier than the year in which the participant has his 72nd birthday or the year of the participant’s termination of his services as a director, with the payment made in cash in one, five, ten or fifteen annual installments as determined by the participating director in his election form. Payments from the income account are made in cash and payments from the stock equivalent account are made in cash at the Series A Common Stock’s then current market value. During fiscal 2008, Mr. Tokarz was the only non-employee director that participated in this plan.

REPORT OF THE COMPENSATION AND HUMAN RESOURCES

COMMITTEE OF THE BOARD

The Compensation and Human Resources Committee participated in the preparation of the Compensation Discussion and Analysis, reviewing successive drafts and discussing the drafts with management. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for fiscal 2008 and the Company’s 2009 Proxy Statement.

Compensation and Human Resources Committee

Donald N. Boyce, Chair

Jerry W. Kolb

Bernard G. Rethore

Neil A. Springer

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee reports as follows with respect to the audit of the Company’s consolidated financial statements for the year ended September 30, 2008:

The Audit Committee’s responsibility is to monitor and oversee the Company’s financial reporting, internal controls and audit functions. The Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm for fiscal 2008. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.

Ernst & Young LLP was responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. Ernst & Young LLP was also responsible for performing an independent audit of, and expressing an opinion on, the Company’s internal control over financial reporting.

The Committee reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended September 30, 2008 filed with the Securities and Exchange Commission, as well as Ernst & Young LLP’s Reports of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audits of the consolidated financial statements and the internal control over financial reporting.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with Ernst & Young LLP their firm’s independence.

Based on the foregoing discussions with and reports of management and the independent auditors of the Company and the Audit Committee’s review of the representations of management, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2008 for filing with the Securities and Exchange Commission.

Audit Committee

Neil A. Springer, Chair

Jerry W. Kolb

Joseph B. Leonard

Bernard G. Rethore

FEES AND SERVICES OF THE INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as the independent registered public accounting firm to audit the accounts of the Company and its subsidiaries for the fiscal year ending September 30, 2009.

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth the approximate aggregate fees that Ernst & Young billed to the Company for the fiscal year ended September 30, 2008 and that PricewaterhouseCoopers LLP billed to the Company for the fiscal year ended September 30, 2007 (in millions).

	Fiscal 2008		Fiscal 2007
Audit Fees	$2.7	(1)	$3.5	(2)
Audit-Related Fees	0		0.9	(3)
Tax Fees	0		0.1	(4)
All Other Fees	0		0.2	(5)

Total Fees	$2.7		$4.7

(1)	These amounts reflect fees for professional services performed by Ernst & Young for the annual audit (including out-of-pocket expenses), quarterly reviews of the Company’s consolidated financial statements and statutory audits of the Company’s subsidiaries.

(2)	These amounts reflect fees for professional services performed by PricewaterhouseCoopers for the annual audit, Sarbanes-Oxley compliance work relating to internal control over financial reporting and quarterly reviews of the Company’s consolidated financial statements.

(3)	These amounts reflect fees for assurance and related services performed by PricewaterhouseCoopers that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, but not described in Item (2) above. These amounts are primarily attributable to fees related to assurance services performed in connection with transactions considered by the Company.

(4)	These amounts reflect fees for professional services performed by PricewaterhouseCoopers with respect to tax compliance, tax advice and tax planning, Including tax review services performed in connection with our federal, state and foreign tax returns and tax advice and assistance regarding statutory, regulatory or administrative developments. The Audit Committee has concluded that the provision of the non-audit services listed as “Tax Fees” was compatible with maintaining the auditors’ independence.

(5)	These amounts reflect fees for professional services performed by PricewaterhouseCoopers primarily with respect to the Company’s debt refinancing.

Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

The Company has adopted a policy regarding pre-approval of non-audit services to be performed by the Company’s audit firm. Specifically, non-audit fees to be incurred by the Company’s outside auditor for services permitted by the Sarbanes-Oxley Act to be performed by the outside auditor must be approved in advance by the Audit Committee Chair (for individual projects in amounts up to $100,000) or the Audit Committee. No non-audit services were performed by Ernst & Young in fiscal 2008.

Prior Independent Registered Public Accounting Firm

On December 20, 2007, the Audit Committee dismissed PricewaterhouseCoopers LLP and appointed Ernst & Young to serve as our independent auditor for fiscal 2008.

PricewaterhouseCoopers LLP had audited the accounts and records of the Company and its subsidiaries from the Company’s initial public offering in May 2006 through fiscal 2007. PricewaterhouseCoopers LLP’s reports on our consolidated financial statements for the fiscal year ended September 30, 2006 and 2007 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal 2007 and fiscal 2006, there were (1) no disagreements between us and PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreement in its report on our consolidated financial statements for such years and (2) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K except that, as disclosed in Item 4 of the Company’s quarterly reports for the quarters ended December 31, 2005, March 31, 2006 and June 30, 2006, management concluded that a material weakness in internal control over the preparation, review and presentation and disclosure of the Company’s consolidated financial statements existed because the Company lacked personnel with expertise in financial reporting and control procedures necessary for SEC registrants. During the fourth quarter of the Company’s fiscal year ended September 30, 2006, management remediated the material weakness.

During fiscal 2006 and fiscal 2007 and the subsequent interim period preceding their appointment as the Company’s registered independent public accounting firm, neither the Company nor anyone on its behalf consulted Ernst & Young regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, nor has Ernst & Young provided to the Company a written report or oral advice regarding such principles or audit opinion.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Ownership of Directors and Executive Officers

The following table furnishes information, as of November 15, 2008, as to: (A) shares of common stock beneficially owned by each current director, each nominee for director and each named executive officer of the Company; (B) shares of common stock beneficially owned by all current directors and named executive officers of the Company as a group; and (C) the name and address of each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock. Except as indicated below, to the knowledge of the Company, each person indicated in the following tables has sole voting and investment power as to the shares shown.

Name of Beneficial Owner	Number of Shares of Series A Common Stock Beneficially Owned		Percent of Series A Common Stock Outstanding	Number of Shares of Series B Common Stock Beneficially Owned	Percent of Series B Common Stock Outstanding
Donald N. Boyce, Director	21,332	(A)	*	3,304	*	*
Howard L. Clark, Director	11,332	(A)	*	3,000	*	*
Gregory E. Hyland, Chairman, President and Chief Executive Officer	395,365	(B)	*	8,262	*	*
Jerry W. Kolb, Director	15,332	(A)	*	9,652	*	*
Joseph B. Leonard, Director	21,332	(A)	*	0	*	*
Mark J. O’Brien, Director	21,332	(A)	*	0	*	*
Bernard G. Rethore, Director	20,332	(A)	*	12,304	*	*
Neil A. Springer, Director	19,332	(A)	*	826	*	*
Lydia W. Thomas, Director	0			0
Michael T. Tokarz, Director	21,332	(A)	*	0	*	*
Thomas E. Fish, President, Anvil	49,206		*	0	*	*
Dale B. Smith, Chief Executive Officer, Mueller Co.	346,448		1.2%	0	*	*
Raymond P. Torok, President, U.S. Pipe	90,068		*	222	*	*
Evan L. Hart, Senior Vice President and Chief Financial Officer	9,836		*	0	*	*
All current directors and executive officers as a group (20 individuals)	1,122,182	(C)	3.8%	81,319	*	*

*	Less than 1% of outstanding Series A Common Stock.

**	Less than 1% of outstanding Series B Common Stock.

(A)	Includes options to purchase 11,332 shares of Series A Common Stock.

(B)	Includes options to purchase 294,216 shares of Series A Common Stock.

(C)	Includes options to purchase 666,085 shares of Series A Common Stock.

Ownership of Principal Stockholders

The following table sets forth beneficial ownership information, as of December 3, 2008, based on information furnished by the specified persons pursuant to Schedules 13D or 13G filed by each of them with the Securities and Exchange Commission. Except for the information detailed in these publicly available schedules currently on file with the SEC, the Company has no credible information that any other persons beneficially own 5% or more of any series of the Company’s common stock.

Name and Mailing Address	Number of Shares of Series A Common Stock Beneficially Owned	Percent of Series A Common Stock Outstanding	Number of Shares of Series B Common Stock Beneficially Owned	Percent of Series B Common Stock Outstanding
Abrams Capital, LLC (1)			5,000,000	5.8%
c/o Pamet Capital Management, L.P.
222 Berkeley Street, 22nd Floor
Boston, MA 02116

Barclays Global Investors, NA (2)	1,998,575	6.9%
45 Fremont Street
San Francisco, CA 94105

Deutsche Bank AG (3)	1,531,800	5.3%
Theodor-Heuss-Allee 70
60468 Frankfurt am Main
Federal Republic of Germany

Dreman Value Management, LLC (4)	1,586,850	5.5%
520 East Cooper Avenue, Suite 230-4
Aspen, CO 81611

Fairholme Capital Management, L.L.C. (5)			12,358,300	14.4%
Bruce R. Berkowitz
Fairholme Funds, Inc.
1001 Brickell Bay Drive, Suite 3112
Miami, FL 33131

Harris Associates Investment Trust (6)			8,078,814	9.4%
Two North LaSalle Street, Suite 500
Chicago, IL 60602

Invesco Ltd. (7)			5,717,082	6.7%
1360 Peachtree Street NE
Atlanta, GA 30309

KBC Asset Management Ltd. (8)	3,888,472	13.3%
Joshua Dawson House
Dawson Street
Dublin 2 Ireland

Moody Aldrich Partners LLC (9)	1,916,545	6.6%
18 Sewall Street
Marblehead, MA 01945

Name and Mailing Address	Number of Shares of Series A Common Stock Beneficially Owned	Percent of Series A Common Stock Outstanding	Number of Shares of Series B Common Stock Beneficially Owned	Percent of Series B Common Stock Outstanding
Pictet Asset Management SA (10)			4,292,891	5.0%
60 Route Des Acacias
Geneva 73
Switzerland

SG Americas Securities, LLC (11)	1,870,984	6.4%
1221 Avenue of the Americas
New York, NY 10020

State Street Bank and Trust Company (12)	1,639,114	5.6%
222 Franklin Street
Boston, MA 02110

(1)	According to the Schedule 13G filed on February 13, 2008 by Abrams Capital, LLC (“Abrams”), Pamet Capital Management, LLC (“General Partner”), Pamet Capital Management, L.P. (“Investment Manager”) and David Abrams, individually and as managing member of Abrams. Abrams, General Manager, Investment Manager and Mr. Abrams are deemed to be the beneficial owner of 5,000,000 shares of Series B Common Stock (the “Series B Shares”). General Partner, Investment Manager and Mr. Abrams have (a) shared power to vote or direct the vote of, 5,000,000 shares, of which Abrams has the shared power to vote or direct the vote of, 4,670,800 shares and (b) shared power to dispose or direct the disposition of, 5,000,000 shares, of which Abrams has the shared power to vote or direct the vote of, and to dispose or direct the disposition of, 4,670,800 shares.

(2)	According to the Schedule 13G filed on January 10, 2008 by Barclays Global Investors, NA and Barclays Global Fund Advisors, the parties beneficially own an aggregate of 1,998,774 shares of Series A Common Stock (the “Series A Shares”), of which it has sole power to vote or to direct the vote over 1,712,575 shares and sole power to dispose or to direct the disposition of 1,998,774 shares.

(3)	According to Amendment No. 1 to the Schedule 13G filed on February 15, 2008 by Deutsche Bank AG (“Deutsche Bank”) and Deutsche Investment Management Americas (“DIMA”), Deutsche Bank and DIMA beneficially own 1,531,800 Series A Shares, of which each has sole power to vote or to direct the vote and to dispose or to direct the disposition.

(4)	According to the Schedule 13G filed on February 12, 2008 by Dreman Value Management, L.L.C. (“Dreman”), Dreman beneficially owns an aggregate of 1,586,850 Series A Shares, of which it has sole power to vote or to direct the vote over 358,800 shares, shared power to vote or to direct the vote over 20,450 shares and shared power to dispose or to direct the disposition of 1,586,850 shares.

(5)	According to Amendment No. 1 to Schedule 13G filed on February 13, 2008 by Fairholme Capital Management, L.L.C. (“Fairholme”), Fairholme Funds, Inc. (the

“Fund”) and Bruce R. Berkowitz, individually and as managing member of Fairholme, Mr. Berkowitz and Fairholme are deemed to be the beneficial owner of 12,358,300 Series B Shares and the Fund is deemed to be the beneficial owner of 8,898,600 Series B Shares. Fairholme and Mr. Berkowitz have (a) shared power to vote or direct the vote of, 11,042,700 shares, of which the Fund has the shared power to vote or direct the vote of, 8,898,600 shares and (b) shared power to dispose or direct the disposition of, 12,358,300 shares, of which the Fund has the shared power to vote or direct the vote of, and to dispose or direct the disposition of, 8,898,600 shares.

(6)	According to Amendment No. 1 to the Schedule 13G filed on February 12, 2008 by Harris Associates L.P. (“Harris”) and Harris Associates Inc. (the “General Partner”), Harris is deemed to be the beneficial owner of 8,078,814 Series B Shares, and Harris over which Harris and the General Partner have shared power to vote or to direct the vote. Of these shares, the Harris Associates Investment Trust (the “Trust”) beneficially owns 6,719,153 that are included as shares over which Harris has shared voting and dispositive power. Harris serves as investment advisor to the Trust.

(7)	According to the Schedule 13G filed on February 9, 2008 by Invesco Ltd., PowerShares Capital Management LLC, beneficially owns an aggregate of 5,717,082 Series B Shares.

(8)	According to Amendment No. 2 to the Schedule 13G filed on July 23, 2008 by KBC Asset Management Ltd., KBC Group NV, KBC Asset Management NV and KBC Bank NV (collectively, “the KBC Entities”), the KBC Entities beneficially own an aggregate of 3,888,472 Series A Shares, of which they share power to vote or to direct the vote and to dispose or to direct the disposition.

(9)	According to the Schedule 13G filed on January 22, 2008 by Moody Aldrich Partners, LL (“Moody”), Moody beneficially owns an aggregate of 1,916,545 Series A Shares, of which it has sole power to vote or direct the vote of 429,120 shares, shared power to vote or direct the vote of 1,336,095 shares, and sole power to dispose or to direct the disposition of 1,916,545 shares.

(10)	According to the Schedule 13G/A filed on October 20, 2008 by Pictet Asset Management SA (“Pictet”), Pictet beneficially owns an aggregate of 4,292,891 Series B Shares through three non-U.S. investment funds that are managed by Pictet.

(11)	According to the Schedule 13G filed on April 21, 2008 by SG Americas Securities, LLC (“SGAS”), SGAS beneficially owns an aggregate of 1,870,984 Series A Shares, of which it has sole power to vote or to direct the vote and to dispose or to direct the disposition.

(12)	According to the Schedule 13G filed on February 12, 2008 by State Street Bank and Trust Company (“State Street”), State Street beneficially owns an aggregate of 1,639,114 Series A Shares, of which it has shared power to vote or to direct the vote and to dispose or to direct the disposition.

MATTERS TO BE VOTED ON

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors currently consists of ten members, each of whom will serve until the Annual Meeting and until his or her successor shall have been elected and qualified. These ten directors are to be elected at the Annual Meeting. The ten nominees for election as Directors are named below.

In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders and until his or her successor has been elected and qualified.

The names of the nominees and certain information about them are set forth below:

Name	Age	Served as Director of the Company From
Donald N. Boyce	70	2006
Howard L. Clark, Jr.	64	2006
Gregory E. Hyland	57	2005
Jerry W. Kolb	72	2006
Joseph B. Leonard	65	2006
Mark J. O’Brien	65	2006
Bernard G. Rethore	67	2006
Neil A. Springer	70	2006
Lydia W. Thomas	64	2008
Michael T. Tokarz	58	2006

Donald N. Boyce has been a member of our Board of Directors since April 2006. He was a director of Walter Industries, a homebuilding, financial and natural resources company, from August 1998 to April 2006. Mr. Boyce served as Chairman of the Board of Walter Industries from November 2000 to March 2002 and as Chairman of the Board, President and Chief Executive Officer of Walter Industries from August 2000 to November 2000. During this time, Walter Industries owned U.S. Pipe, one of the Company’s subsidiaries. Mr. Boyce was Chairman of the Board of Directors of IDEX Corporation, a proprietary engineered industrial products manufacturing company, from April 1999 until March 2000, Chairman of the Board of Directors and Chief Executive Officer of IDEX Corporation from March 1998 until March 1999, and Chairman of the Board of Directors, President and Chief Executive Officer of IDEX Corporation from January 1988 until March 1998.

Howard L. Clark, Jr. has been a member of our Board of Directors since April 2006. He has been a director of Walter Industries since March 1995. Mr. Clark has been a Vice Chairman in the Investment Banking Division at Barclays Capital, an investment banking firm, since September 2008. He previously served as Vice Chairman of Lehman Brothers Inc., an investment banking firm, from February 1993 to September 2008 and, before that, as Chairman and Chief Executive Officer of Shearson Lehman Brothers Inc., an investment banking firm. Mr. Clark also is a director of United Rentals, Inc., an equipment rental company, and White Mountains Insurance Group, Ltd., a financial services holding company.

Gregory E. Hyland has served as Chairman of our Board of Directors since October 2005 and as President and Chief Executive Officer since January 2006. Mr. Hyland served as Chairman, President and Chief Executive Officer of Walter Industries from September 2005 until December 2006. Prior to that time, Mr. Hyland served as President, U.S. Fleet Management Solutions of Ryder System, Inc., a transportation and logistics company, from June 2005 to September 2005. He served as Executive Vice President, U.S. Fleet Management Solutions of Ryder from October 2004 to June 2005. From December 2003 to September 2004, Mr. Hyland was not employed. He was President of the Industrial Products Segment for Textron, Inc., a multi-industry company, from February 2002 to August 2003 and Chairman and Chief Executive Officer of Textron Golf, Turf and Specialty Products from January 2001 to January 2002. From September 1997 to December 2000, Mr. Hyland served as President of the Engineered Products Group, Flow Control Division of Tyco International Ltd., a diversified manufacturing conglomerate.

Jerry W. Kolb has been a member of our Board of Directors since April 2006. He has been a director of Walter Industries since June 2003. Mr. Kolb previously served as a Vice Chairman of Deloitte & Touche LLP, a registered public accounting firm, since 1986.

Joseph B. Leonard has been a member of our Board of Directors since April 2006. He was a director of Walter Industries from June 2005 to April 2007. Mr. Leonard was Chairman of AirTran Holdings, Inc., an airline holding company, from November 2007 to June 2008, Chairman and Chief Executive Officer of AirTran Holdings, Inc. from January 1999 to November 2007 and President of AirTran Holdings, Inc. from January 1999 through January 2001. Previously, Mr. Leonard served in various executive capacities for AlliedSignal, Inc., an aerospace, automotive and engineering company, and its aerospace division. Mr. Leonard previously served in various executive positions for Eastern Airlines, Inc., a commercial airline company, and prior to that he served maintenance and quality control positions for Northwest Airlines, Inc., a commercial airline company and American Airlines, a commercial airline company. Mr. Leonard is a director of Air Canada, a full service airline company.

Mark J. O’Brien has been a member of our Board of Directors since April 2006. He has been a director of Walter Industries since June 2005. Since March 2006, Mr. O’Brien has served as Chairman and Chief Executive Officer of Walter Industries’ Homes and Finance Business. Mr. O’Brien has served as President and Chief Executive Officer of Brier Patch Capital and Management, Inc., a real estate investment firm, since September 2004. Mr. O’Brien served in various executive capacities at Pulte Homes, Inc., a home building company, for 21 years, retiring as President and Chief Executive Officer in June 2003.

Bernard G. Rethore has been a member of our Board of Directors since April 2006. He has been a director of Walter Industries since March 2002. He has been Chairman of the Board Emeritus of Flowserve Corporation, a manufacturer of pumps, valves, seals and components, since April 2000. From January 2000 to April 2000, he served as Flowserve Corporation’s Chairman. He had previously served as Chairman, Chief Executive Officer and President of Flowserve Corporation. Mr. Rethore is a director of Belden, Inc., a manufacturer of specialty signal-transmission products, and Dover Corp., a diversified manufacturer of a wide range of proprietary products.

Neil A. Springer has been a member of our Board of Directors since April 2006. He was a director of Walter Industries from August 2000 to April 2006 Mr. Springer has been managing director of Springer & Associates LLC, a board consulting and executive recruitment company, since 1994. Mr. Springer is also a director of IDEX Corporation.

Lydia W. Thomas has been a member of our Board of Directors since January 2008. She served as President and Chief Executive Officer of Noblis, Inc., a public interest research and development company, from 1996 to September 2007. She was previously with The MITRE Corporation, Center for Environment, Resources and Space, serving as Senior Vice President and General Manager from 1992 to 1996, Vice President from 1989 to 1992 and Technical Director from 1982 to 1989. She is a director of Cabot Corporation.

Michael T. Tokarz has been a member of our Board of Directors since April 2006. He has served as non-executive Chairman of the Board of Walter Industries since December 2006. In 2006, Mr. Tokarz established Tokarz Group Advisers, an investment advisory firm. Since February 2002, he has been a member of the Tokarz Group, LLC, a venture capital investment company. From January 1996 until February 2002, Mr. Tokarz was a member of the limited liability company that serves as the general partner of Kohlberg Kravis Roberts & Co. L.P., a private equity company. Mr. Tokarz also is a director of IDEX Corporation, Conseco, Inc., an insurance provider, and MVC Capital, Inc., a registered investment company.

If a quorum is present or represented at the Annual Meeting, a plurality of the votes cast in respect of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote shall be required to elect the foregoing nominees (or their replacements as designated by the Board of Directors) to serve as directors. Abstentions from voting will have no effect. Broker non-votes will not affect the outcome of this proposal because shares that constitute broker non-votes are not considered “shares present” for voting purposes. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instruction from the beneficial owner and instructions are not given. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the election of the nominees listed above.

The Board recommends a vote FOR the election of the nominees set forth above.

PROPOSAL TWO

THE CONVERSION OF ALL OUTSTANDING SHARES OF

SERIES B COMMON STOCK INTO SHARES OF SERIES A COMMON STOCK

Our Board of Directors, based on the recommendation and approval of a special committee of the Board of Directors, as discussed below, has authorized, and recommends for approval, a proposal for the conversion (the “Conversion”) of each outstanding share of Series B Common Stock of the Company into one (the “Exchange Ratio”) share of Series A Common Stock in accordance with Section 4.3(f)(vi) of the Company’s Restated Certificate of Incorporation. More information about that recommendation, and the reasons for that recommendation, are set forth below. Whether you are a holder of the Series A Common Stock or the Series B Common Stock, you are encouraged to read this section carefully.

Under Section 4.3(f)(vi) of the Company’s Restated Certificate of Incorporation, approval of the Conversion proposal will require the affirmative vote of a majority of the votes entitled to be cast by the holders of the Series A Common Stock and the holders of the Series B Common Stock, voting together as a single class, and neither series of common stock shall be entitled to a separate class or series vote. Abstentions and broker non-votes will not be counted as a vote for the Conversion proposal and will have the same effect as a vote against the Conversion proposal. For your reference, Section 4.3(f)(vi) of the Company’s Restated Certificate of Incorporation is set forth in Appendix A hereto.

If the proposal is approved by the stockholders, each share of Series B Common Stock will be converted automatically into a share of Series A Common Stock – which means all shares of the Company’s common stock thereafter will be Series A Common Stock and will have the identical rights and preferences, and specifically that each share of our common stock will have one vote per share.

The Conversion proposal will not require an amendment to the Restated Certificate of Incorporation, but if the Conversion is approved, our Board of Directors will authorize the filing of a certificate of retirement in connection with the Series B Common Stock in accordance with Section 4.3(f)(xvii) of the Company’s Restated Certificate of Incorporation and may also approve further restatement of the Restated Certificate of Incorporation, as permitted by Section 245 of the Delaware General Corporation Law, to eliminate other elements of the Restated Certificate of Incorporation that are no longer necessary, provided that there is no discrepancy between the further restatement of the Restated Certificate of Incorporation and the original document. We expect to file the proposed certificate of retirement and the further amendment and restatement of the Restated Certificate of Incorporation with the Secretary of State as soon as practicable after obtaining stockholder approval.

Assuming the Conversion is approved, the Company will have authorization to issue a single class of Series A Common Stock following the Conversion. The total number of shares authorized for issuance will consist of 600,000,000 shares of Series A Common Stock and 60,000,000 shares of Preferred Stock, the same number of shares the Company is currently authorized to issue under the Restated Certificate of Incorporation.

Background of the Dual-Class Structure

The Company currently has two classes of common stock outstanding – Series A Common Stock and Series B Common Stock. The powers, privileges, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, are identical in all respects except for voting rights. In accordance with the Restated Certificate of Incorporation, each holder of Series A Common Stock is entitled to one vote per share and each holder of the Series B Common Stock is generally entitled to eight votes per share.

As of December 3, 2008, there were 29,643,521 shares of the Series A Common Stock outstanding held by 25 stockholders of record and 85,844,920 shares of the Series B Common Stock outstanding held by 120 stockholders of record. As of that date, the outstanding Series B Common Stock represented approximately 74.3% of the Company’s shares of outstanding common stock, and approximately 95.9% of the total voting power of the outstanding common stock.

The dual-class common stock structure was created prior to the Company’s initial public offering in May 2006, so that the Company’s former parent, Walter Industries, Inc. (“Walter Industries”), could complete our initial public offering of the Series A Common Stock and still distribute the remaining shares of the Company’s common stock held by Walter Industries – all the outstanding shares of the Series B Common Stock – in a tax free spin-off (the “Spin-off”). In connection with the Spin-off, Walter Industries obtained a ruling from the Internal Revenue Service (“IRS”) that the distribution would be tax-free to Walter Industries and its shareholders for U.S. federal income tax purposes.

The Company’s Restated Certificate of Incorporation limits certain actions of the Company in connection with the Conversion. Section 4.3(f)(vi) provides that the Company must receive an opinion of counsel or a favorable private letter ruling from the IRS to the effect that the Conversion will not affect the tax-free treatment of the Spin-off. The opinion of counsel or private letter ruling must be satisfactory to Walter Industries in its sole and absolute discretion, which shall be exercised in good faith solely to preserve the tax-free status of the Spin-off. In determining whether an opinion or ruling is satisfactory, Walter Industries was entitled to consider, among other factors, the appropriateness of any underlying assumptions and representations used as a basis for the opinion or ruling. As discussed below, the Company obtained the opinion of counsel required by Section 4.3(f)(vi) and Walter Industries has confirmed that such opinion is satisfactory.

Prior to the Spin-off, Walter Industries and the Company also entered into an Income Tax Allocation Agreement dated May 26, 2006 (the “Tax Allocation Agreement”) governing the rights and responsibilities of the Company and Walter Industries with respect to certain tax matters. The Tax Allocation Agreement contains certain additional covenants applicable to the Company, including a covenant to comply with and not take any action inconsistent with the representations made to the IRS in connection with the request for the private letter ruling obtained by Walter Industries. In addition, under the Tax Allocation Agreement, we would be required to indemnify Walter Industries for any tax imposed on Walter Industries as a result of the Conversion. The Tax Allocation Agreement will continue to be effective in accordance with its terms.

Trading History and Disadvantages of the Dual-Class Structure

Since the Spin-off, management of the Company believes that a significant amount of confusion has arisen among stockholders, analysts, the financial media and other members of the financial community with respect to the Company’s dual-class capital structure. The use of different trading symbols by the NYSE (“MWA” and “MWA.B”) for the two classes has contributed to the confusion, given that these trading symbols have been reproduced, recorded or described in different ways by various sources. Some stockholders have reported an inability to use certain reporting services to find trading prices for the Series B Common Stock. As a result, the public may have obtained conflicting and confusing financial information from various third-party sources. The Company has been required to spend time and resources correcting flawed information and educating existing and potential investors.

Since the adoption of the Company’s dual-class structure, the Series A Common Stock has generally traded on the New York Stock Exchange at a premium to the Series B Common Stock, despite the higher voting powers afforded the Series B Common Stock. The difference in trading between the two classes of common stock has fluctuated between a Series A Common Stock discount of 1.6% and a premium of 27.0% as compared to the closing trading price for the Series B Common Stock during the period from the time of the Spin-off on December 14, 2006 to the end of the Company’s first full fiscal year on September 30, 2007. During the second fiscal year from October 1, 2007 through September 30, 2008, the Series A Common Stock traded at a discount as low as 8.6% and a premium as high as 63.9% as compared to the closing trading price for the Series B Common Stock. Moreover, the trading discount for the Series B Common Stock has generally increased during volatile trading markets. For example, the average discount for the Series B Common Stock as compared to the closing trading price for the Series A Common Stock was approximately 20.9% between October 1, 2008 and October 29, 2008, the day before the announcement that the Board of Directors would present the Conversion proposal to the stockholders.

The average daily trading volume of the Series A Common Stock in the most recent fiscal year is greater than that of the Series B Common Stock, despite the greater number of outstanding shares of the Series B Common Stock. While we believe that the differing liquidity profiles may be partially responsible for the price disparity between the two classes of common stock, we do not have a view as to the underlying causes of the lower trading volume of the Series B Common Stock.

The trading differential between the Series A Common Stock and the Series B Common Stock and the market confusion described above has given rise to certain business difficulties for the Company. We believe that it is important for us to have the flexibility to use equity as consideration in future acquisitions or to raise capital, although no such acquisitions or offerings are contemplated at this time. The dual-class structure may pose an obstacle to the use of equity as an acquisition currency, given that a recipient of our common stock would need to evaluate the attributes and trading characteristics of our two classes of common stock, and may perceive that either class has certain advantages or disadvantages compared to the other. For example, the Series A Common Stock has an attractive liquidity profile and generally trades at a higher price, but has reduced voting rights, and the Series B Common Stock has a less attractive liquidity profile but has greater voting rights. Similarly, we believe that the less attractive liquidity profile of the Series B Common Stock and the generally lower price could make it a costly instrument to raise capital from potential investors. Using Series A Common Stock to raise capital could exacerbate the differences in the liquidity profiles of the two classes.

The trading differential also creates unnecessary complexity in the use of options and other stock-based awards as compensation to retain management and key employees. The Company’s Amended and Restated 2006 Stock Incentive Plan requires that we grant equity compensation awards to management and other key employees in the form of only Series A Common Stock.

In summary, we believe that the conversion of the Series B Common Stock into Series A Common Stock is in the best interests of the Company and both the holders of the Series A Common Stock and the Series B Common Stock in that we expect the Conversion will improve the liquidity profile of our common stock overall, allow for easier analysis and valuation of the new single class of common stock, and eliminate confusion within the financial community regarding the current dual-class structure. In addition, we expect that the new capital structure will enable us to use the Company’s capital stock more effectively as acquisition currency and for possible future offerings to potential investors, although no such acquisitions or offerings are contemplated at this time. Finally, we believe that the new capital structure will simplify the Company’s employee compensation incentives. Nevertheless, we cannot guarantee that the benefits of a simplified capital structure will be accomplished to the extent and in the manner we currently expect, if at all.

Considerations Involving the Conversion Proposal

This trading volume disparity, and the price differential prior to the announcement of the Conversion proposal, led the Company’s management to discuss the trading patterns of the different classes with outside advisors, including financial and legal advisors. In August 2008, management met with the Board of Directors to request that the Board of Directors formally consider actions in light of the trading history and its effect on the stockholders. In reviewing the matter, the Board of Directors considered the history of the two classes of common stock, the marketplace confusion that existed as a result of the presence of two classes of stock, and its effect on liquidity. The Board of Directors considered the reports of various analysts, received a presentation from an investment banking firm, and reviewed the terms of the Restated Certificate of Incorporation.

The Board of Directors noted that a Conversion proposal under Section 4.3(f)(vi) would require an opinion of counsel or private letter ruling from the IRS satisfactory to Walter Industries, and considered whether there was any potential for a conflict of interest for the members of the Board of Directors who were also members of the board of directors of Walter Industries. The Board of Directors determined to form a committee of directors who were not also directors of Walter Industries to further discuss options available to the Company and to make a recommendation to the full Board of Directors and the stockholders in light of the upcoming stockholders’ meeting. The Board of Directors appointed a special committee comprised of Dr. Lydia W. Thomas and Messrs. Donald N. Boyce, Gregory E. Hyland, Joseph B. Leonard, and Neil A. Springer (the “Special Committee”). Dr. Thomas was elected to be the chairperson of the Committee.

The Special Committee retained an outside law firm, Latham & Watkins LLP, to assist it in its deliberations and considerations. Members and representatives of the Special Committee interviewed investment banking firms and selected Banc of America Securities to render financial advice to the Special Committee as it considered the Conversion proposal. The Special Committee also retained special tax counsel, King & Spalding LLP, to advise it in its deliberations and to render the tax opinion required to be satisfactory to Walter Industries.

During the month of October 2008, the Special Committee held three meetings regarding the proposed Conversion. The Special Committee reviewed steps taken by other companies to eliminate a dual-class structure under similar circumstances. At a further meeting of the Special Committee on October 28, 2008, Banc of America Securities reviewed with the Special Committee its financial analysis and delivered to the Special Committee an oral opinion, which was confirmed by delivery of a written opinion dated October 28, 2008, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the Exchange Ratio provided for in the Conversion was fair, from a financial point of view, to holders of the Series A Common Stock and the Series B Common Stock. Such opinion is discussed below.

In addition to the Banc of America Securities’ opinion, the Special Committee considered other factors at that meeting and received the advice of its legal and financial advisers. Among other things, the Special Committee discussed with and received advice from its tax counsel regarding whether the proposed reclassification was likely to affect the tax-free nature of the Spin-off. After a review of all the factors, and receipt of the presentation and opinion of Banc of America Securities, the Special Committee determined to propose the Conversion to the stockholders and to recommend to the stockholders that the Conversion be approved. The Special Committee also determined to recommend to the Board of Directors that the Conversion be presented to the stockholders, and that the Board of Directors adopt the recommendation of the Special Committee and approve the proposal for submission to the stockholders.

Factors Considered by the Special Committee

In determining to approve and recommend the Conversion proposal, the Special Committee considered a number of factors, including the possible benefits that the Company and its stockholders may derive from each of the following:

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Liquidity. The Special Committee believes that the Conversion will provide investors with greater liquidity and an enhanced quality of trade execution. Prior to the public announcement of the Conversion proposal, the Series A Common Stock generally traded at a premium to the Series B Common Stock, despite the fact that the Series B Common Stock has superior voting rights and that the rights and preferences of the two classes are otherwise identical. The Special Committee believes that the trading premium, to a significant degree, may result from the higher liquidity, or trading volume, of the Series A Common Stock, even though there are fewer shares of Series A Common Stock outstanding. The greater liquidity in the Series A Common Stock may also allow investors to buy and sell larger positions in that class with less impact on the stock price. By combining the Series A Common Stock and the Series B Common Stock, the Special Committee hopes to facilitate enhanced liquidity for all Company stockholders by aggregating the volume of shares of common stock that are traded and thereby removing a possible impairment to efficient trading of the Company’s common stock.

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Investor Confusion. The Special Committee believes that some investors may not understand the difference between the Company’s two classes of common stock. Converting the Series B Common Stock into Series A Common Stock would simplify the Company’s capital structure and eliminate this potential confusion, including confusion as to the calculation of the Company’s total market capitalization and shares outstanding.

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Corporate Governance Considerations. Companies create dual-class capital structures for a number of reasons. In the Company’s case, this structure was used to facilitate the Spin-off. The Special Committee believes that stockholders may benefit from aligning stockholders’ voting interests with their economic interests. Converting the Series B Common Stock into Series A Common Stock would eliminate the disparity between voting interests and economic interests and may make the Company’s common stock a more attractive investment.

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U.S. Federal Income Tax Risks. The Company’s current dual-class structure was implemented to allow for the Spin-off from Walter Industries to be tax-free to Walter Industries and its shareholders. The Company received an opinion from its special tax counsel, King & Spalding LLP, to the effect that converting the Series B Common Stock into Series A Common Stock will not affect the tax-free status of the Spin-off. Although we do not believe that the IRS would challenge that position, we cannot assure you that it would not do so. In the event that the IRS were to challenge our position and prevail, under the Tax Allocation Agreement we entered into with Walter Industries in connection with the Spin-off, we could be required to indemnify Walter Industries for any tax imposed as a result of the Conversion, which could have a material adverse impact on us.

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Equity as Consideration. The Special Committee believes that the use of a single class of common stock could provide increased flexibility to use equity as acquisition currency and for possible future offerings of our capital stock to potential investors.

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Employee Incentives. The Special Committee believes that converting shares of our Series B Common Stock into shares of our Series A Common Stock could reduce the confusion currently resulting from the use of a class of common stock for employee incentive and compensation purposes that is different than the common stock held by a majority of the stockholders.

The Special Committee also considered the following factors in connection with its approval and recommendation of the Conversion proposal:

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The holders of the Series A Common Stock and the holders of the Series B Common Stock currently have the same economic rights, with the voting rights representing the only difference in the rights of the holders of the two classes;

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In a merger or reorganization transaction, each holder of the Series A Common Stock and each holder of the Series B Common Stock would be entitled to receive the same kind and amount of shares, securities or other property;

—	The historical trading price and trading volume differentials of the Series A Common Stock and the Series B Common Stock;

—	The historical trading price and trading volume differentials between the two classes of publicly traded stock of other companies with dual-class capital structures;

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The trend of publicly traded companies away from dual-class capital structures, consistent with the policies of the NYSE and the other major stock exchanges in favor of one vote per share of common stock;

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The holders of the Series A Common Stock and the Series B Common Stock will have a right to vote on the Conversion as provided in Section 4.3(f)(vi) of the Company’s Restated Certificate of Incorporation and therefore will have the opportunity granted by the Restated Certificate of Incorporation to make the final decision as to whether the Conversion should be implemented;

—	The indemnification and other contractual obligations of the Company to Walter Industries under the Tax Allocation Agreement; and

—	The Conversion, if implemented, is not expected to result in taxable income to the Company or to the holders of the Series A Common Stock or the Series B Common Stock.

This discussion of information and factors considered by the Special Committee is not intended to be exhaustive, but includes the material factors considered by the Special Committee in making its decision. In view of the wide variety of factors considered by the Special Committee in connection with its evaluation of the Conversion proposal and the complexity of these matters, the Special Committee did not consider it practicable to, nor did it attempt to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. In considering the factors described above, individual members of the Special Committee may have given different weight to different factors.

Factors Considered by the Board of Directors

On October 29, 2008, the Board of Directors reviewed and discussed the recommendation of the Special Committee with the Special Committee and outside counsel for the Special Committee. Based on all of the information considered by it, the Board of Directors determined to adopt the recommendation of the Special Committee and approved the Conversion proposal and recommended that it be submitted to the stockholders for their approval in the manner contemplated by Section 4.3(f)(vi) of the Company’s Restated Certificate of Incorporation.

In determining that the Conversion proposal is advisable and fair to, and in the best interests of, the Company and the holders of the Series A Common Stock and the Series B Common

Stock, the Board of Directors carefully considered (i) the conclusions and recommendations of the Special Committee, (ii) each of the factors referred to above as having been taken into account by the Special Committee, (iii) the King & Spalding LLP tax opinion and (iv) the opinion of Banc of America Securities, dated October 28, 2008, to the Special Committee and the Board of Directors as to the fairness, from a financial point of view, and as of the date of the opinion, of the Exchange Ratio provided for in the Conversion to the holders of the Series A Common Stock and the Series B Common Stock as more fully described below in the section entitled “Opinion of the Financial Advisor”. The Board of Directors considered these factors and other factors as a whole and did not quantify or otherwise assign relative weights to the different factors. Individual directors may have assigned in their own view varying weights to different factors.

Opinion of the Financial Advisor

The Company has retained Banc of America Securities to act as financial advisor to the Special Committee in connection with the proposed Conversion. Banc of America Securities is an internationally recognized investment banking firm, which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Special Committee selected Banc of America Securities to act as its financial advisor in connection with the Conversion on the basis of Banc of America Securities’ experience, qualifications, reputation in the investment community and its familiarity with the Company.

On October 28, 2008, at a meeting of the Special Committee held to consider and evaluate the Conversion, Banc of America Securities delivered to the Special Committee an oral opinion, which was confirmed by delivery of a written opinion dated October 28, 2008 to the Special Committee and the Board of Directors, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the Exchange Ratio provided for in the Conversion was fair, from a financial point of view, to the holders of Series A Common Stock and the holders of Series B Common Stock.

The full text of Banc of America Securities’ written opinion to the Special Committee and the Board of Directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Appendix B to this document and is incorporated by reference herein in its entirety. The following summary of Banc of America Securities’ opinion is qualified in its entirety by reference to the full text of the opinion. Banc of America Securities delivered its opinion to the Special Committee and the Board of Directors for the benefit and use of the Special Committee and the Board of Directors in connection with and for purposes of their evaluation of the Exchange Ratio from a financial point of view. Banc of America Securities’ opinion does not address any other aspect of the Conversion and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed Conversion.

In connection with rendering its opinion, Banc of America Securities:

(i)	reviewed certain publicly available business and financial information relating to the Company;

(ii)	reviewed the reported prices and trading activity for Series A Common Stock and Series B Common Stock and a comparison of such reported prices and trading activity with each other and with the reported prices and trading activity of other companies that Banc of America Securities deemed relevant;

(iii)	reviewed the reported prices and trading activity for the common stock of other companies with two classes of publicly traded stock that Banc of America Securities deemed relevant;

(iv)	reviewed certain financial terms, to the extent publicly available, of other reclassification transactions that Banc of America Securities deemed relevant;

(v)	reviewed the reported prices, trading activity and post-announcement stock price performance for securities in other reclassification transactions that Banc of America Securities deemed relevant;

(vi)	discussed with the Company’s management the rationale for the Conversion and for the original creation of a dual class structure;

(vii)	reviewed the current ownership structure of the Company’s common stock;

(viii)	reviewed the Restated Certificate of Incorporation as it relates to the rights and privileges of Series A Common Stock and Series B Common Stock; and

(ix)	performed such other analyses and studies and considered such other information and factors as Banc of America Securities deemed appropriate.

In arriving at its opinion, Banc of America Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the Company’s management that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. Banc of America Securities has not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor did Banc of America Securities make any physical inspection of the Company’s properties or assets. Banc of America Securities did not evaluate the solvency of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Banc of America Securities assumed, at the Company’s direction, that the final resolution submitted to the Company’s stockholders for approval would not differ in any material respect from the terms and conditions described to Banc of America Securities by the Company’s management as of October 28, 2008, and that the Conversion will be consummated in accordance with Article IV, Section 4.3(f)(vi) of the Restated Certificate of Incorporation. Banc of America Securities also assumed, at the Company’s direction, that the Conversion will not affect the treatment under Section 355 of the Internal Revenue Code of the distribution, effected December 14, 2006, by Walter Industries of all of its Company shares, which distribution was made pro rata to holders of Walter Industries’ capital stock in connection with the Spin-off, and that the Conversion will otherwise qualify as a tax-free exchange and recapitalization for United States federal income tax purposes. Banc of

America Securities noted that it is not a legal or tax expert and relied upon, without assuming any responsibility for independent verification or liability therefor, the assessment of the Company’s legal and tax advisors with respect to the legal and tax matters related to the Conversion.

Banc of America Securities expressed no view or opinion as to any terms or other aspects of the Conversion (other than the Exchange Ratio to the extent expressly specified in the opinion), including, without limitation, the form or structure of the Conversion. Banc of America Securities’ opinion was limited to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Series A Common Stock and the holders of Series B Common Stock, and no opinion or view was expressed with respect to the relative fairness of the Exchange Ratio to the holders of Series A Common Stock as compared to the holders of Series B Common Stock, or with respect to the fairness of the amount, nature or any other aspect of the compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the Exchange Ratio. Furthermore, no opinion or view was expressed as to the relative merits of the Conversion in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the Company’s underlying business decision to proceed with or effect the Conversion. Banc of America Securities did not express any opinion as to what the value of Series A Common Stock actually would be when issued or the prices at which Series A Common Stock or Series B Common Stock would trade at any time. In addition, Banc of America Securities expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the Conversion. Except as described above, the Company imposed no limitations on the investigations made or procedures followed by Banc of America Securities in rendering its opinion.

Banc of America Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to Banc of America Securities as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and Banc of America Securities does not have any obligation to update, revise or reaffirm its opinion. The issuance of Banc of America Securities’ opinion was approved by Banc of America Securities’ Fairness Opinion Review Committee.

The following represents a brief summary of the material financial analyses presented by Banc of America Securities to the Special Committee and the Board of Directors in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Banc of America Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Banc of America Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses.

Historical Trading Activity of Series A Common Stock and Series B Common Stock. For the time period commencing December 14, 2006 through October 22, 2008, Banc of America

Securities reviewed publicly available information for each quarter (including calendar year Fourth Quarter 2006 beginning December 14, 2006 and calendar year Fourth Quarter 2008 through October 22, 2008) regarding the Series A Common Stock and the Series B Common Stock, including with respect to maximum premiums between the Series A Common Stock and the Series B Common Stock, the average daily trading volume, and the period ending short interest. The results of this review were as follows:

Quarterly Trading Statistics

Calendar Year Quarter	Q4 ‘06	Q1 ‘07	Q2 ‘07	Q3 ‘07	Q4 ‘07	Q1 ‘08	Q2 ‘08	Q3 ‘08	Q4 ‘08
Average Series A Premium (Discount) to Series B	$0.16	$0.12	$0.64	$1.53	$0.89	($0.28)	$0.10	$0.73	$1.56
Maximum Series A Premium	$0.37	$0.42	$4.01	$3.32	$2.46	$0.48	$0.43	$3.50	$1.91
Maximum Series B Premium	$0.03	$0.23	NA	NA	$0.93	$0.65	$0.70	$0.36	NA
Series A ADTV (shares 000s)	2,066	610	613	652	559	449	494	645	730
Series B ADTV (shares 000s)	2,970	610	511	606	596	302	256	349	693
Series A Short Interest (shares 000s) (a)	8,196	8,571	13,921	12,648	9,952	8,745	9,878	10,427	NA
Series B Short Interest (shares 000s) (a)	77	2,931	2,132	1,376	2,533	2,400	2,703	1,664	NA

Source: Bloomberg as of October 22, 2008.

Note: “ADTV” means “average daily trading volume.”

Note: Quarters represent calendar year quarters as opposed to fiscal year quarters.

(a)	Based on measurement closest to calendar year quarter end.

Banc of America Securities noted that for most of the reviewed time periods the Series A Common Stock was trading at a premium to the Series B Common Stock, that the trading volume of the Series A Common Stock was higher than the trading volume of the Series B Common Stock, and that the short interest of the Series A Common Stock was higher than the short interest of the Series B Common Stock.

Selected Publicly Traded Companies Analysis. Banc of America Securities reviewed publicly available financial and stock market information for the Company’s common stock and for the following 13 publicly traded companies in the flow control and building products industries:

Flow Control Companies
CIRCOR International, Inc. (CIR)
Crane Co. (CR)
Flowserve Corporation (FLS)
IDEX Corporation (IEX)
Pentair, Inc. (PNR)
Watts Water Technologies, Inc. (WTS)

Building Products Companies
Armstrong World Industries, Inc. (AWI)
The Black & Decker Corporation (BDK)
Masco Corporation (MAS)
Mohawk Industries, Inc. (MHK)
Owens Corning (OC)
The Sherwin-Williams Company (SHW)
The Stanley Works (SWK)

Using publicly available information as of October 22, 2008, for each of the selected publicly traded companies, Banc of America Securities reviewed information with respect to the public float, average absolute percentage daily price changes, average daily trading volume and the median absolute percentage daily price change per $5 million of trading volume for such companies and compared it to that of the Company. The results were as follows:

Trading Statistics of the Company and Selected Flow Control Peers ($ in millions)

	Public Float (b)	Average Absolute % Daily Price Change 2008 YTD		Average Daily Trading Volume 2008 YTD	Median Absolute % Daily Price Change Per $5MM Trading Volume YTD (d)
MWA Series A	$199	3.3%		$4.9	3.0%
MWA Series B	$446	2.8%		$2.7	4.5%
MWA Pro Forma (a)	$645	3.1	% (c)	$7.7	1.8	% (e)
CIR	$518	2.7%		$10.0	1.1%
CR	$903	1.9%		$15.5	0.5%
FLS	$3,016	3.0%		$110.1	0.1%
IEX	$1,770	1.8%		$19.7	0.3%
PNR	$2,501	1.8%		$29.4	0.2%
WTS	$693	2.2%		$16.8	0.6%

Trading Statistics of the Company and Selected Building Products Peers ($ in millions)

	Public Float (b)	Average Absolute % Daily Price Change 2008 YTD		Average Daily Trading Volume 2008 YTD	Median Absolute % Daily Price Change Per $5MM Trading Volume YTD (d)
MWA Series A	$199	3.3%		$4.9	3.0%
MWA Series B	$446	2.8%		$2.7	4.5%
MWA Pro Forma (a)	$645	3.1	% (c)	$7.7	1.8	% (e)
AWI	$422	1.9%		$10.2	0.7%
BDK	$2,918	1.8%		$63.5	0.1%
MAS	$3,985	2.5%		$110.1	0.1%
MHK	$2,621	2.2%		$64.7	0.1%
OC	$1,726	2.1%		$24.6	0.4%
SHW	$5,445	2.0%		$110.8	0.1%
SWK	$2,575	1.8%		$38.9	0.2%

Source: FactSet Research Systems, Public filings.

(a)	Represents illustrative pro forma combination of Series A Common Stock and Series B Common Stock.

(b)	Estimated based on (shares outstanding from most recent Form 10-Q – insider holdings from most recent proxy statement) multiplied by price on October 22, 2008.

(c)	Pro Forma reflects the average of Series A Common Stock and Series B Common Stock.

(d)	Calculated as the median of ((daily absolute percentage price change divided by dollar value of daily trading volume) multiplied by $5 million). Represents the estimated price impact of a $5 million trade.

(e)	Pro Forma is based on combined trading volume of the Series A Common Stock and Series B Common Stock and the average Series A Common Stock and Series B Common Stock daily absolute percentage price change.

Banc of America Securities noted that (i) the public floats of the Company’s Series A Common Stock and Series B Common Stock were lower than those of most of the peer companies, (ii) the average absolute percentage daily price changes for the Company’s Series A Common Stock and Series B Common Stock were higher than those of most of the peer companies, (iii) the average daily trading volume of the Company’s Series A Common Stock and Series B Common Stock were lower than those of the peer companies, and (iv) the median absolute percent daily price changes per $5 million of trading volume for the Company’s Series A Common Stock and Series B Common Stock were higher than those of the peer companies.

Banc of America Securities also reviewed the short interest as a percentage of public float of the Company’s Series A Common Stock and Series B Common Stock and compared it with that of the selected publicly traded companies as of January 12, 2007 (shortly after the Spin-off) and September 30, 2008. Banc of America Securities noted that on each of the selected dates, the short interest as a percentage of public float of the Company’s Series A Common Stock was substantially higher than that of the selected comparable companies.

Selected Publicly Traded Companies with Dual-Class Capital Structures. Banc of America Securities identified forty companies that had two classes of publicly traded common stock with different voting rights and a market capitalization of greater than $100 million. Of those forty companies:

—	13 companies had high vote shares with lower trading volume than the low vote shares and such high vote shares traded at a discount to such low vote shares;

—	21 companies had high vote shares with lower trading volume than the low vote shares and such high vote shares traded at a premium to such low vote shares; and

—	6 companies had high vote shares with a higher trading volume than low vote shares and such high vote shares traded at a premium to such low vote shares.

Selected Precedent Transactions. Banc of America Securities reviewed, to the extent publicly available, financial information relating to ten transactions in which the applicable company recapitalized its equity into a single class of common stock from a dual class of common stock that had been created as a result of a spin-off transaction. In each selected reclassification transaction, two classes of a single company with differential voting rights were reclassified or combined into a single class of common stock. With respect to each such transaction, Banc of America Securities reviewed the exchange ratio and the average premium/discount of the high vote shares to the low vote shares of the spin-off company at specified dates following the spin off and through the announcement of the reclassification.

Miscellaneous

No company, business or transaction used in the above analyses is identical or directly comparable to the Company or to the Conversion. Accordingly, an evaluation of the above analyses is not entirely mathematical. Rather, the above analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the information regarding the companies, business segments or transactions to which the Company and the Conversion were compared.

As noted above, the discussion set forth above is a summary of the material financial analyses presented by Banc of America Securities to the Special Committee and the Board of Directors in connection with its opinion and is not a comprehensive description of all analyses undertaken by Banc of America Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Banc of America Securities believes that its analyses summarized above must be considered as a whole. Banc of America Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Banc of America Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, Banc of America Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Banc of America Securities’ analyses were prepared solely as part of Banc of America Securities’ analysis of the fairness, from a financial point of view, of the Exchange Ratio provided for in the Conversion and were provided to the Special Committee in connection with the delivery of Banc of America Securities’ opinion. The analyses do not purport to be appraisals or reflect the prices at which the Company might actually be sold or the prices at which any securities have traded or may trade at any time in the future.

The Special Committee and the Board of Directors determined to submit the Conversion to a stockholder vote on the terms and pursuant to the procedures contemplated by Section 4.3(f)(vi) of the Company’s Restated Certificate of Incorporation. As described above, Banc of America Securities’ opinion and analyses were only one of many factors considered by the Special Committee and the Board of Directors in their respective evaluations of the proposed Conversion and should not be viewed as determinative of the views of the Special Committee, the Board of Directors or the Company’s management with respect to the Conversion or the Exchange Ratio.

The Company has agreed to pay Banc of America Securities for its services in connection with the Conversion an aggregate fee of $750,000, which was payable upon the rendering of Banc of America Securities’ opinion. In addition, the Company has agreed to reimburse Banc of America Securities for its expenses incurred in connection with Banc of America Securities’ engagement and to indemnify Banc of America Securities, any controlling person of Banc of America Securities and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

Banc of America Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities trading and brokerage activities and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of corporations and individuals. In the ordinary course of their businesses, Banc of America Securities and its affiliates may actively trade the debt, equity or other securities or financial instruments (including bank loans or other obligations) of the Company and certain of its affiliates for their own accounts or for the accounts of customers, and accordingly, Banc of America Securities or its affiliates may at any time hold long or short positions in such securities or financial instruments.

Banc of America Securities and its affiliates have in the past provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to the Company and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as administrative agent and joint lead arranger for, and lender under, certain credit facilities of the Company, (ii) having acted as dealer manager for a debt tender offer and consent solicitation of the Company, (iii) having acted as lead manager for a debt offering of the Company, (iv) having acted as co-manager for the initial public offering of the Company, and (v) having provided or providing certain interest rate swaps, commodity swaps, treasury and trade services for the Company. In addition, Banc of America Specialist, Inc., an affiliate of Banc of America Securities, acts as a specialist for the Company’s Series A Common Stock and Series B Common Stock on the New York Stock Exchange. Banc of America Securities also acted as financial advisor to Walter Industries in connection with the Spin-off.

Principal Effects of the Proposed Conversion

If the proposed Conversion is approved and becomes effective, each share of our outstanding Series B Common Stock will automatically be converted into one share of our Series A Common Stock. The Company, in accordance with Section 4.3(f)(xvii) of the Restated Certificate of Incorporation, will then file a certificate of retirement with the State of Delaware and will subsequently file, in accordance with Section 245 of the Delaware General Corporate Law, a further restatement of the Restated Certificate of Incorporation with the State of Delaware, which together will have the effect of eliminating from the further restatement of the Restated Certificate of Incorporation all elements that are no longer necessary, including all references to Series B Common Stock. The number of shares of common stock we are authorized to issue, 600,000,000, will not change, and we will continue to be authorized to issue up to 60,000,000 shares of Preferred Stock. The total number of outstanding shares of common stock will not change at the time of the proposed Conversion. There are no shares of Preferred Stock currently outstanding and none will be issued as a result of the Conversion.

If the Conversion becomes effective, it will have the following effects, among others, on the holders of the Series A Common Stock and the Series B Common Stock and on the Company.

Voting Power of Holders of Series A Common Stock and Series B Common Stock

The holders of the Series A Common Stock currently have one vote per share. The holders of the Series B Common Stock currently have eight votes per share, except that the holders of the Series B Common Stock only have one vote per share with respect to the vote on the proposed Conversion. After the proposed Conversion, all holders of outstanding Series A Common Stock will have one vote per share.

Economic Interests of Holders of Series A Common Stock and Series B Common Stock

The proposed Conversion will have no impact on the economic interest of holders of Series A Common Stock or the Series B Common Stock in the assets of the Company.

Capitalization

As noted, the proposed Conversion will have no impact on the total issued and outstanding shares of common stock or on the total number of shares of common stock we are authorized to issue.

Accounting Matters

If the proposed conversion becomes effective, we will revise the stockholders’ equity portion of the Company’s balance sheet to show the par value attributable to a single class of common stock rather than the two current classes separately.

Market Price of the Company’s Common Stock

If the proposed Conversion becomes effective, the market price of shares of the Company’s Series A Common Stock will depend on many factors, including our future performance, general market conditions and conditions in the markets in which we operate. Accordingly, we cannot predict the price at which the Company’s Series A Common Stock will trade after the proposed Conversion occurs.

New York Stock Exchange Listing of the Company’s Common Stock, CUSIP Numbers

If authorization is received from the New York Stock Exchange, then, after the proposed Conversion becomes effective, all of the Company’s outstanding common stock will be listed on the New York Stock Exchange under the ticker symbol “MWA”. We also expect that our Series B Common Stock, “MWA.B”, will be delisted if the proposed Conversion is approved. Our Series A Common Stock (including such shares into which our Series B Common Stock is converted) will retain and use the CUSIP security identification number presently assigned to our Series A Common Stock.

Stock Incentive Plans and Employee Stock Purchase Plans

Outstanding options to purchase shares of Series A Common Stock and other awards with respect to the Series A Common Stock issued under employee stock-based incentive plans will remain outstanding as options and awards for the same number of shares of common stock upon the same terms as in effect before the Conversion.

United States Federal Income Tax Consequences of the Proposed Conversion

The following is a summary of the material U.S. federal income tax consequences of the proposed Conversion to the Company’s stockholders and to the Company. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, published statements by the IRS and other applicable authorities on the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Further, it does not address any state, local or foreign income or other tax consequences, or any consequences based on facts particular to a given holder. This summary assumes that the shares of Series A Common Stock or Series B Common Stock are held as capital assets, as defined in Section 1221 of the Internal Revenue Code, immediately prior to the proposed Conversion.

The material U.S. federal income tax consequences of the proposed Conversion are as follows:

—

No gain or loss will be recognized for U.S. federal income tax purposes by any of the holders of our Series A Common Stock or any of the holders of our Series B Common Stock upon the conversion of shares of our Series B Common Stock into Series A Common Stock.

—

A stockholder whose Series B Common Stock is converted into Series A Common Stock will have a basis in the Series A Common Stock immediately after the Conversion becomes effective that will be the same as the stockholder’s aggregate basis for the Series B Common Stock held by that stockholder immediately before the Conversion becomes effective and the stockholder’s holding period for the Series A Common Stock immediately after the Conversion will include such stockholder’s holding period for the Series B Common Stock.

No gain or loss will be recognized for U.S. federal income tax purposes by the Company upon the Conversion of shares of Series B Common Stock into Series A Common Stock.

We cannot assure you that the IRS or the courts will not take contrary positions. You should consult your tax advisor for a full understanding of the tax consequences of the proposed Conversion.

Required Vote

As set forth in the Company’s Restated Certificate of Incorporation, the proposed Conversion of shares of Series B Common Stock into shares of Series A Common Stock requires the affirmative vote of the holders of a majority of the votes entitled to be cast by holders of the Series A Common Stock and holders of the Series B Common Stock, voting together as a single class. Each holder of Series A Common Stock and Series B Common Stock is entitled to cast one vote per share on the proposed Conversion. If we are unable to obtain the required approval, the Conversion of the Series B Common Stock into Series A Common Stock will not occur.

Reservation of Right to Abandon Proposed Conversion

The Board of Directors reserves the right to abandon the proposed Conversion without further action by our stockholders at any time before the Annual Meeting. Although the Board of

Directors does not currently anticipate exercising its right to abandon the proposed Conversion and is not currently aware of specific events that would cause it to abandon the proposed Conversion, should the Board of Directors subsequently determine that the conversion of the Series B Common Stock into Series A Common Stock is no longer in the best interests of the Company or its stockholders, the Board will not proceed with the proposed Conversion.

The completion of the proposed Conversion is expressly contingent upon the continuing effectiveness of the opinion of counsel we have received from King & Spalding LLP that the proposed Conversion will not adversely affect the tax-free status of the Spin-off.

No Appraisal Rights

Stockholders do not have appraisal rights under Delaware General Corporation Law or under the Company’s Restated Certificate of Incorporation in connection with this proposed Conversion.

Procedure for Effecting Conversion and Impact on Holders of Stock Certificates

The proposed Conversion will be effective automatically on the date on which the stockholders approve such Conversion. We will then file with the Secretary of State of the State of Delaware a certificate of retirement to our Restated Certificate of Incorporation as well as a further restatement of the Restated Certificate of Incorporation that removes all elements that are no longer necessary, including all references to the Series B Common Stock.

Following the proposed Conversion, any book entry representing shares of Series B Common Stock will automatically represent an equal number of shares of Series A Common Stock and it will not be necessary for record holders of Series B Common Stock to take any action to cause their Series B Common Stock to be converted to Series A Common Stock.

The Board recommends a vote FOR this proposal.

PROPOSAL THREE

AMENDMENT TO THE AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

The Board of Directors adopted the 2006 Stock Incentive Plan on May 24, 2006 and amended and restated the Plan on November 30, 2007. The Board is recommending that stockholders approve the amendment to the Amended and Restated 2006 Stock Incentive Plan (as amended, the “Stock Plan”) at the Annual Meeting. The amendment increases the shares available for issuance under the Stock Plan from 8,000,000 shares to 16,000,000 shares. The Stock Plan is integral to the Company’s compensation strategies and programs. The Board believes that the Stock Plan provides the flexibility that the Company needs to keep pace with its competitors and effectively recruit, motivate, and retain the caliber of employees and directors essential for achievement of the Company’s success.

As of December 3, 2008, there were 1,536,728 shares available for future grant under the Stock Plan of the original 8,000,000 shares reserved for issuance.

The Stock Plan permits the grant of options, restricted stock units, restricted stock, stock appreciation rights (“SARs”), performance awards and other stock-based awards (collectively, “stock awards”). Stockholder approval of the Stock Plan is intended to permit the performance-based awards discussed below to qualify for deductibility under Section 162(m) of the Internal Revenue Code. Individuals eligible to receive awards and grants under the Stock Plan include employees, officers, consultants, advisors, and directors of the Company and its subsidiaries. As of September 30, 2008, there are 9 directors, 11 executive officers and approximately 75 employees other than executive officers who are authorized to receive awards under the Stock Plan.

The table below sets forth information with respect to stock and option awards made to our executive officers, directors and employees under the Stock Plan during fiscal 2008.

Fiscal 2008 Plan Benefits

Amended and Restated 2006 Stock Incentive Plan
		Number of Units Granted
Name and Position	Dollar Value (1)	RSUs	Options
Gregory E. Hyland Chairman, President and CEO	$2,000,000	103,413	226,757
Evan L. Hart Senior Vice President and Chief Financial Officer	$ 292,244	16,876	35,211
Dale B. Smith Chief Executive Officer, Mueller Co.	$ 350,000	18,097	39,683
Raymond P. Torok President, U.S. Pipe	$ 463,577	23,970	52,560
Thomas E. Fish President, Anvil	$ 471,279	24,368	53,433
Michael T. Vollkommer (2) Executive Vice President, Chief Financial Officer (through July 15, 2008)	$ 492,003	25,440	55,782
Doyce Gaskin President, Mueller Co. (through June 24, 2008)	$ 519,998	26,887	58,957
Current Executive Group (11 people)	$6,233,857	384,005	609,733
Non-Executive Director Group (9 people)	$ 584,956	43,620	77,608
Non-Executive Officer Employee Group	$3,099,739	165,319	345,339

(1) Based on the economic value on the grant date of awards made in fiscal 2008.

(2) These grants were forfeited in connection with Mr. Vollkommer’s resignation, and as of the date of this Proxy Statement are no longer outstanding.

A summary of the principal features of the Stock Plan is provided below, but is qualified in its entirety by reference to the full text of the Stock Plan that is filed as Exhibit 10.5 to our Form 10-K for fiscal 2008.

Shares Available for Issuance

The amendment increases the share pool of the Stock Plan from 8,000,000 shares to 16,000,000 shares. As of December 3, 2008, the 16,000,000 shares represent 35.4% of the outstanding shares of Series A Common Stock and 2.2% of the total outstanding voting power. If all outstanding Series B shares had been converted into Series A shares as of December 3, 2008, then the 16,000,000 shares would have represented 12.2% of the outstanding shares of Series A Common Stock and 12.2% of the total outstanding voting power.

As of December 3, 2008, there were outstanding under the Stock Plan an aggregate of 3,287,750 options to purchase common stock with a weighted average exercise price of $9.55 and a weighted average remaining term of 9.11 years, as well as 2,661,515 restricted stock units. As of December 3, 2008, there were 1,536,728 shares available for future grant under the Stock Plan.

If any stock award granted under the Stock Plan expires or is cancelled or otherwise terminated, without having been exercised or redeemed in full, or if any stock award is reacquired or repurchased by the Company prior to vesting, the shares covered by such stock awards would again be available for use under the Stock Plan.

Administration and Eligibility

The Stock Plan is administered by the Compensation Committee. The Compensation Committee determines who among those eligible to participate in the Stock Plan will be granted stock awards, determines the types of awards to be granted, prescribes the terms and conditions of all awards, and construes and interprets the terms of the Stock Plan. Determinations of the Compensation Committee are final, binding, and conclusive.

Award Limits

In any one fiscal year, no participant may be granted stock awards in respect of more than one million shares or with a value in excess of $5 million, provided that in connection with an employee’s initial service an employee may be granted stock awards in respect of an additional 300,000 shares or with a value in excess of $5 million that do not count against the limits set forth above. These award limits are subject to the adjustment provisions discussed below.

Type of Awards

Stock Options

The Compensation Committee is authorized to grant stock options to participants. The stock options may be either nonqualified stock options or incentive stock options. The exercise price of any stock option must be equal to or greater than the fair market value of a share on the date the stock option is granted. The term of a stock option cannot exceed ten years.

Subject to the terms of the Stock Plan, the option’s terms and conditions, which include but are not limited to, exercise price, vesting, treatment of the award upon termination of employment, and expiration of the option, would be determined by the Compensation Committee and set forth in an award agreement.

Payment for shares purchased upon exercise of an option must be made in full at the time of purchase. The exercise price may be paid (A) in cash or by check; or (B) at the discretion of the Compensation Committee, (i) in shares of Series A Common Stock of the Company that have been held by the participant for more than six months; (ii) pursuant to a “same day sale” program that results in either the receipt of cash or check by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; (iii) by reduction of the Company’s liability to the option holder; (iv) by any other form of consideration permitted by law but excluding a promissory note or other form of deferred payment; or (v) by a combination of the foregoing.

Stock Appreciation Rights (“SARs”)

The Compensation Committee is authorized to grant two types of SARs to participants: stand-alone SARs and stapled SARs. The terms and conditions of the SAR would be set forth in an award agreement. SARs may be exercised at such times and be subject to such other terms, conditions, and provisions as the Compensation Committee may impose.

Stand-Alone SARs. Stand-alone SARs cover a specified number of shares of Series A Common Stock and are redeemable upon such terms and conditions as the Compensation Committee may establish. Upon redemption, the holder is entitled to receive a distribution from the Company in an amount equal to the excess of the aggregate fair market value of the shares of Series A Common Stock underlying the redeemed right over the aggregate base price in effect for those shares. The number of shares of Series A Common Stock underlying each stand-alone SAR and the base price in effect for those shares is determined by the Compensation Committee (but the base price must be equal to or greater than the fair market value of a share on the date of grant). The distribution with respect to any redeemed stand-alone SAR may be made in shares of Series A Common Stock, in cash, or partly in shares and partly in cash, as determined by the Compensation Committee.

Stapled SARs. Stapled SARs may only be granted concurrently with an option to acquire the same number of shares of Series A Common Stock as the number of such shares underlying the stapled SARs. Stapled SARs are redeemable upon such terms and conditions as the Compensation Committee may establish and grant a holder the right to elect among (A) the exercise of the concurrently granted option for shares of Series A Common Stock, at which time the number of shares of Series A Common Stock subject to the stapled SAR would be reduced by an equivalent number, (B) the redemption of the stapled SARs in exchange for a distribution from the Company in an amount equal to the excess of the aggregate fair market value of the number of vested shares of Series A Common Stock underlying the redeemed right over the aggregate base price in effect for those shares, or (C) a combination of both (A) and (B). The distribution with respect to any redeemed stapled SAR may be made in shares of Series A Common Stock, in cash, or partly in shares and partly in cash, as determined by the Compensation Committee.

Other Stock-Based Awards

The Compensation Committee may grant an award of a restricted stock bonus, restricted stock purchase right, phantom stock unit, restricted stock unit, performance share bonus, performance share unit or other stock-based award that is valued in whole or in part by reference to the fair market value of the Series A Common Stock. Each stock–based award will be subject to an award agreement which shall contain such terms and conditions as the

Compensation Committee shall deem appropriate. Stock-based awards may be transferable by the holder only upon the terms and conditions as are set forth in the applicable award agreement.

A restricted stock bonus grants to a Stock Plan participant the right to receive restricted stock without any requirement for payment. A restricted stock purchase right grants to a Stock Plan participant a right to purchase a specified number of shares of the Company’s Series A Common Stock at a price determined by the Compensation Committee. A phantom stock unit award grants the right to receive the value of one share of the Company’s Series A Common Stock, under conditions specified by the Compensation Committee, in cash or shares. A restricted stock unit award grants to a Stock Plan participant the right to the value of one share of the Company’s Series A Common Stock upon vesting, in cash or shares. A performance share bonus grants shares of the Company’s Series A Common Stock, without any requirement for payment by the participant, under conditions specified by the Compensation Committee. A performance share unit grants the right to receive the value of one share of the Company’s Series A Common Stock upon vesting. All of these other stock-based awards are subject to such additional terms and conditions as the Compensation Committee determines is appropriate.

Non-Discretionary Awards for Non-Employee Directors

The Stock Plan provides for annual grants to each director, who is not also an employee, at the time of his or her re-election to the Board if he or she has served as a director for a period of at least six months on the relevant grant date. The Stock Plan also provides that, on the first day following the date that a director (who is not also an employee) commences service on the Board, an initial grant of a stock award shall automatically be made to the director. The Compensation Committee determines the types of award and the number of shares subject to the annual and initial grants in its sole discretion. All director grants become fully vested upon the director’s retirement. The terms and conditions of any award would be set forth in an award agreement.

Vesting

If the vesting of an award under the Stock Plan is based solely on the participant’s continuous service with the Company, the award will not fully vest in less than three years and if the vesting of the award is based on the achievement of performance criteria, the award will not fully vest in less than one year.

Acceleration

The Compensation Committee has the power to accelerate exercisability and/or vesting of an award under the Stock Plan only in the case of death, disability, retirement or change of control (as defined in the Stock Plan).

De Minimis Cap

Notwithstanding any other provision of the Stock Plan, the Compensation Committee may grant awards that do not conform to the requirements of the Stock Plan so long as such awards issued after the date of approval of the Stock Plan by the stockholders do not exceed 10% of the shares authorized for issuance under the Stock Plan.

Amendment of the Stock Plan

The Compensation Committee has the right to amend the Stock Plan and award agreements, except that the Compensation Committee generally may not amend the Stock Plan or any award agreement in a manner that would materially impair the rights of the holder of an award without the holder’s consent. In addition, the Compensation Committee may not amend the Stock Plan absent stockholder approval to the extent such approval is required by applicable law, regulation or exchange requirement.

Termination of the Stock Plan

The Stock Plan will terminate on May 23, 2016 unless earlier terminated by the Board. Termination cannot, however, materially impair the rights of the holder of an award outstanding at the time of the termination in the absence of the holder’s consent.

Repricing of Options or SARs

Unless the Company’s stockholders approve such adjustment, the Compensation Committee does not have authority to make any adjustments to options or SARs that would reduce or would have the effect of reducing the exercise price of an option or SAR previously granted under the Stock Plan.

Adjustments

In the event of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, stock dividend, stock split or reverse stock split, or similar transaction or other change in corporate structure affecting the Company’s Series A Common Stock, adjustments and other substitutions will be made to the Stock Plan, including adjustments in the maximum number of shares subject to the Stock Plan and other numerical limitations. Adjustments will also be made to awards under the Stock Plan as the Compensation Committee in its discretion deems equitable.

Federal Income Tax Consequences

The Company has been advised by counsel that the federal income tax consequences as they relate to awards are as follows:

Incentive Stock Options (ISOs)

An optionee does not generally recognize taxable income upon the grant or upon the exercise of an ISO. Upon the sale of ISO shares, the optionee recognizes income in an amount equal to the excess, if any, of the fair market value of those shares on the date of sale over the exercise price of the ISO shares. The income is taxed at the long-term capital gains rate if the optionee has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise, and the Company is not entitled to a federal income tax deduction. The holding period requirements are waived when an optionee dies.

The exercise of an ISO may in some cases trigger liability for the alternative minimum tax.

If an optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of: (A) the gain realized upon the sale; or (B) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposition. In the year of any such disposition, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes, if any, as a result of the disposition.

Nonqualified Stock Options (NQOs)

An optionee does not recognize taxable income upon the grant of an NQO. Upon the exercise of such a stock option, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NQO on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the stock option.

Restricted Stock

A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (A) freely transferable; or (B) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

A participant may elect to recognize income at the time of grant of restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award. The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

Other Awards

In the case of an exercise of a SAR or an award of restricted stock units, phantom stock units, a performance share bonus, performance share units, or other stock awards, the participant would generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, the Company would receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

Section 409A

Section 409A of the Internal Revenue Code provides special tax rules applicable to programs that provide for a deferral of compensation. Failure to comply with those requirements will result in accelerated recognition of income for tax purposes along with an additional 20% penalty tax. While certain awards under the Stock Plan could be subject to Section 409A, the Plan has been drafted to comply with the requirements of Section 409A.

Million Dollar Deduction Limit

Pursuant to Section 162(m) of the Internal Revenue Code, the Company may not deduct compensation of more than $1 million that is paid to certain “covered employees” (i.e., any individual who, on the last day of the taxable year, is either the Company’s principal executive officer or an employee whose total compensation for the tax year is required to be reported to stockholders because he or she is among the three highest compensated officers for the tax year, other than the principal executive officer or principal financial officer). The limitation on deductions does not apply, however, to qualified “performance-based compensation.” Certain awards under the Stock Plan may constitute qualified performance-based compensation and, as such, would be exempt from the $1 million limitation on deductible compensation.

Under the Stock Plan, any performance goals applicable to awards intended to qualify as “performance-based compensation” under Section 162(m) will be based on one or more of the following criteria: consolidated earnings (before or after taxes); net income; operating income; earnings per share; book value per share; return on stockholders’ equity; expense management; return on investment; improvements in capital structure; profitability of an identifiable business unit or product; maintenance or improvement of profit margins; stock price; market share; improvement in revenues or sales; costs and/or cost reductions or savings; cash flow; working capital; return on invested capital or assets; consummation of acquisitions or sales of certain assets, subsidiaries or other businesses; funds from operations; and pre-tax income. Any such performance goals must be objective and approved by the Compensation Committee in a manner consistent with Section 162(m). The foregoing criteria may relate to the Company, one or more of its subsidiaries, or one or more of its divisions or units, or a combination of the foregoing, and may be applied on an absolute basis or be relative to one or more peer group company or indices, all as the Compensation Committee shall determine.

Stock Plan Benefits

Because benefits under the Stock Plan will depend on the Compensation Committee’s actions and the fair market value of the Series A Common Stock at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the Stock Plan is approved by the stockholders. On December 3, 2008 the closing price of Series A Common Stock was $5.79.

Approval by Stockholders

In order to be effective, the Stock Plan must be approved by the affirmative vote of a majority of the votes cast. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the vote.

The Board recommends a vote FOR the amendment to the Amended and Restated

2006 Stock Incentive Plan.

PROPOSAL FOUR

RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has authority to retain and terminate the Company’s independent registered public accounting firm. The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm to audit the accounts of the Company and its subsidiaries for the fiscal year ending September 30, 2009. Although stockholder ratification of the appointment of Ernst & Young LLP is not required, the Board of Directors believes that submitting the appointment to the stockholders for ratification is a matter of good corporate governance.

In order to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2009, a majority of the votes cast by the stockholders must be voted in favor of ratification.

The Board recommends a vote FOR the ratification of Ernst & Young LLP.

GENERAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of the Company’s common stock (the “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that the Reporting Persons complied with all Section 16(a) filing requirements during the fiscal year ended September 30, 2008 except for (a) Mr. Hart’s initial Form 4, which was filed approximately 2 days late because his filing codes had not been assigned by the Securities and Exchange Commission, (b) a Form 4 for Mr. Clark was inadvertently filed late because the trade was not communicated to the Company by his broker, and (c) Form 5 filings that reported broker-initiated dividend reinvestment purchases by Mr. Fish and Ms. Zakas.

Other Business for Presentation at the 2009 Annual Meeting

The Board and management do not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, nor do they know of any business which other persons intend to present at the Annual Meeting. Should any other matter or business requiring a vote of stockholders arise, the persons named in the enclosed proxy intend to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with their best judgment in the interest of the Company.

Other Information

Consolidated financial statements for Mueller Water Products, Inc. are included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2008 filed with the Securities and Exchange Commission, Station Place, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and the New York Stock Exchange in the United States. A copy of the Form 10-K (excluding exhibits) will be furnished, without charge, by writing to the Corporate Secretary, Mueller Water Products, Inc., 1200 Abernathy Road, N.E., Suite 1200, Atlanta, Georgia 30328. The Form 10-K is also available on the Company’s website at www.muellerwaterproducts.com.

STOCKHOLDER INFORMATION

Stockholder Proposals for Inclusion in 2009 Proxy Statement

The Company encourages stockholders to contact the Corporate Secretary prior to submitting a stockholder proposal or any time they have concerns about the Company. At the direction of the Board, the Corporate Secretary acts as the corporate governance liaison to stockholders.

If any stockholder intends to present a proposal for inclusion in the Company’s proxy materials for the 2010 Annual Meeting of Stockholders, such proposal must be received by the Company not later than the close of business at 5:00 p.m. (Eastern time) on August 20, 2009 for inclusion, pursuant to Rule 14a-8 under the Exchange Act, in the Company’s Proxy Statement for such meeting. Such proposal also will need to comply with SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. In order to allow the Company to identify the proposal as being subject to Rule 14a-8 and to respond in a timely manner, stockholder proposals are required to be submitted to the Office of the Corporate Secretary as follows:

Corporate Secretary

Mueller Water Products, Inc.

1200 Abernathy Road, N.E.

Suite 1200

Atlanta, Georgia 30328

Phone: 770-206-4232

Fax: 770-206-4260

Procedures for Business Matters and Director Nominations for Consideration at the 2010 Annual Meeting of Stockholders

The Company’s Bylaws provide a formal procedure for bringing business before the Annual Meeting of Stockholders. A stockholder proposing to present a matter, or nominate a director, for consideration at the 2010 Annual Meeting of Stockholders is required to deliver a written notice to the Corporate Secretary of the Company, no earlier than the close of business at 5:00 p.m. (Eastern time) on August 20, 2009 and not later than September 19, 2009. In the event that the date of the 2010 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary date of the 2009 Annual Meeting of Stockholders, the notice must be delivered to the Corporate Secretary of the Company not earlier than the 120th day prior to such Annual Meeting of Stockholders and not later than the later of the 90th day prior to such Annual Meeting of Stockholders or, if the first public announcement of the date of such Annual Meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Notice Requirements for Business Matters

The notice must contain all of the information specified in Section 2.03(A)(3) of the Company’s Bylaws, including the name and address of the stockholder and the beneficial owner on whose behalf the proposal is made, the class and number of shares of the Company’s stock owned beneficially by such stockholder and such beneficial owner, any derivative instrument directly or indirectly owned beneficially by such stockholder. The notice must also set forth a brief description of the business desired to be brought, the text of the proposal and the reasons for conducting such business at the meting, and a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons in connection with the proposal of such business by such stockholder. If the notice does not contain all of the information specified in Section 2.03(A)(3) of the Company’s Bylaws, the proposed business will not be transacted at the Annual Meeting of Stockholders. Such Bylaw provisions are not intended to affect any rights of stockholders to request inclusion of proposals in the Company’s Proxy Statement pursuant to Rule 14a-8 under the Exchange Act.

Pursuant to Rule 14a-4 under the Exchange Act, if a stockholder notifies the Company after November 3, 2009 of an intent to present a proposal at the Company’s 2010 Annual Meeting of Stockholders (and for any reason the proposal is voted upon at that Annual Meeting of Stockholders), the Company’s proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

The foregoing notice requirements will be deemed satisfied by a stockholder if the stockholder has notified the Company of his intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

Notice Requirements for Nomination of Directors

The Nominating and Corporate Governance Committee will consider stockholder recommendations for Directors. Stockholder recommendations must be forwarded by the stockholder to the Corporate Secretary of the Company with biographical data about the recommended individual.

The Company’s Bylaws provide the formal procedure for nominations by stockholders of Director candidates. A stockholder intending to make such a nomination is required to deliver to the Corporate Secretary of the Company, a notice that contains all of the information specified in Section 2.03(A)(3) of the Company’s Bylaws, including the name and address of the stockholder and the beneficial owner on whose behalf the proposal is made, the class and number of shares of the Company’s stock owned beneficially by such stockholder and such beneficial owner, any derivative instrument directly or indirectly owned beneficially by such stockholder. As to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, the notice must set forth all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between or among such stockholder and beneficial owner, if any, and each proposed nominee. If the notice does not contain all of the information specified in Section 2.03(A)(3) of the Company’s Bylaws, the proposed business will not be transacted at the Annual Meeting of Stockholders. Such Bylaw provisions are not intended to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

By Order of the Board

ROBERT BARKER

Corporate Secretary

Mueller Water Products, Inc.

Atlanta, Georgia

December 18, 2008

Appendix A

Section 4.3(f)(vi) of the Company’s Restated Certificate of Incorporation

(vi) In the event of a Tax-Free Spin-Off, shares of Series B Common Stock transferred to stockholders of either Walter or the Series B Transferee shall not convert to shares of Series A Common Stock. Following such Tax-Free Spin-Off at any time, the Corporation may submit for stockholder approval, subject to the conditions set forth below, a proposal to convert all outstanding shares of Series B Common Stock into shares of Series A Common Stock; provided, however, that the Corporation has received an opinion of counsel or a favorable private letter ruling from the Internal Revenue Service, in either case satisfactory to Walter or the Series B Transferee, as the case may be, in its sole and absolute discretion, which shall be exercised in good faith solely to preserve the tax-free status of the Tax-Free Spin-Off (and in determining whether an opinion or ruling is satisfactory, Walter or the Series B Transferee may consider, among other factors, the appropriateness of any underlying assumptions and representations if used as a basis for the opinion or ruling, and Walter or the Series B Transferee may determine that no opinion or ruling would be acceptable to Walter or the Series B Transferee, as the case may be), to the effect that such conversion will not affect the tax-free treatment of the Tax-Free Spin-Off. If such an opinion or ruling is received, approval of such conversion may be submitted to a vote of the holders of the Common Stock. At the meeting of stockholders called for such purpose, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his name on the books of the Corporation, notwithstanding that each share of Series B Common Stock otherwise would be entitled to that number of votes per share then assigned to the Series B Common Stock. Approval of such conversion shall require approval by the affirmative vote of a majority of the votes entitled to be cast by the holders of the Series A Common Stock and Series B Common Stock, voting together as a single class, and neither series of Common Stock shall be entitled to a separate class or series vote. Such conversion shall be effective on the date on which such approval is given at a meeting of stockholders called for such purpose.

A-1

Appendix B

Banc of America Securities LLC

October 28, 2008

The Special Committee of the Board of Directors

The Board of Directors

Mueller Water Products, Inc.

1200 Abernathy Road, N.E. Suite 1200

Atlanta, GA 30328

Members of the Special Committee of the Board of Directors and the Board of Directors:

We understand that Mueller Water Products, Inc. (“Mueller”) proposes to submit to its stockholders for approval a resolution pursuant to Article IV, Section 4.3(f)(vi) of its Restated Certificate of Incorporation (the “Restated Certificate of Incorporation.” and such resolution, the “Resolution”) to effect a recapitalization (the “Recapitalization”) pursuant to which each outstanding share of Series B common stock, par value $0.01 per share, of Mueller (the “Series B Common Stock”) will be converted into one (the “Exchange Ratio”) share of Series A common stock, par value $0.01 per share, of Mueller (the “Series A Common Stock”).

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Series A Common Stock and the holders of Series B Common Stock of the Exchange Ratio provided for in the Recapitalization.

In connection with this opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to Mueller;

(ii)	reviewed the reported prices and trading activity for Series A Common Stock and Series B Common Stock and a comparison of such reported prices and trading activity with each other and with the reported prices and trading activity of other companies that we deemed relevant;

(iii)	reviewed the reported prices and trading activity for the common stock of other companies with two classes of publicly traded stock that we deemed relevant;

(iv)	reviewed certain financial terms, to the extent publicly available, of other reclassification transactions that we deemed relevant;

(v)	reviewed the reported prices, trading activity and post-announcement stock price performance for securities in other reclassification transactions that we deemed relevant:

Banc of America Securities LLC, member NYSE/FINRA/SIP C, is a subsidiary of Bank of America Corporation

Banc of America Securities LLC, NY1-100-20-01

One Bryant Park, New York, NY 10036

The Special Committee of the Board of Directors

The Board of Directors

Mueller Water Products, Inc.

(vi)	discussed with management of Mueller the rationale for the Recapitalization and for the original creation of a dual class structure;

(vii)	reviewed the current ownership structure of Mueller;

(viii)	reviewed the Restated Certificate of Incorporation as it relates to the rights and privileges of Series A Common Stock and Series B Common Stock; and

(ix)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Mueller that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Mueller, nor have we made any physical inspection of the properties or assets of Mueller. We have not evaluated the solvency of Mueller under any state or federal laws relating to bankruptcy, insolvency or similar matters. We have assumed, at your direction, that the final Resolution submitted to Mueller’s stockholders for approval will not differ in any material respect from terms and conditions described to us by the management of Mueller as of October 28, 2008, and that the Recapitalization will be consummated in accordance with Article IV, Section 4.3(f)(vi) of the Restated Certificate of Incorporation. We have also assumed, at your direction, that the Recapitalization will not affect the treatment under Section 355 of the Internal Revenue Code of the distribution, effected December 14, 2006, by Walter Industries, Inc. (“Walter Industries”) of all of its shares in Mueller, which distribution was made pro rata to holders of Walter Industries capital stock (the “Spin-Off”), and that the Recapitalization will otherwise qualify as a tax-free exchange and recapitalization for United States federal income tax purposes. We note that we are not legal or tax experts and have relied upon, without assuming any responsibility for independent verification or liability therefor, the assessment of Mueller’s legal and tax advisors with respect to the legal and tax matters related to the Recapitalization.

We express no view or opinion as to any terms or other aspects of the Recapitalization (other than the Exchange Ratio to the extent expressly specified herein), including, without limitation, the form or structure of the Recapitalization. Our opinion is limited to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Series A Common Stock and the holders of Series B Common Stock, and no opinion or view is expressed with respect to the relative fairness of the Exchange Ratio to the holders of Series A Common Stock as compared to the holders of Series B Common Stock, or with respect to the fairness of the amount, nature or any other aspect of the compensation to any of the officers, directors or employees of Mueller, or class of such persons, relative to the Exchange Ratio. Furthermore, no opinion or view is expressed as to the relative merits of the Recapitalization

The Special Committee of the Board of Directors

The Board of Directors

Mueller Water Products, Inc.

in comparison to other strategies or transactions that might be available to Mueller or in which Mueller might engage or as to the underlying business decision of Mueller to proceed with or effect the Recapitalization. We are not expressing any opinion as to what the value of Series A Common Stock actually will be when issued or the prices at which Series A Common Stock or Series B Common Stock will trade at any time. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Recapitalization.

We have acted as financial advisor to the Special Committee of the Board of Directors of Mueller (the “Special Committee”) in connection with the Recapitalization and will receive a fee for our services, payable upon the rendering of this opinion. In addition, Mueller has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities trading and brokerage activities and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of corporations and individuals. In the ordinary course of our businesses, we and our affiliates may actively trade the debt, equity or other securities or financial instruments (including bank loans or other obligations) of Mueller and certain of its affiliates for our own account or for the accounts of customers, and accordingly, we or our affiliates may at any time hold long or short positions in such securities or financial instruments.

We and our affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to Mueller and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as administrative agent and joint lead arranger for, and lender under, certain credit facilities of Mueller, (ii) having acted as dealer manager for a debt tender offer and consent solicitation of Mueller, (iii) having acted as lead manager for a debt offering of Mueller, (iv) having acted as co-manager for the initial public offering of Mueller, and (v) having provided or providing certain interest rate swap, commodity swap, treasury and trade services for Mueller. In addition, Banc of America Specialist Inc., an affiliate of ours, acts as a specialist for Mueller’s Series A Common Stock and Series B Common Stock on the New York Stock Exchange. BAS also acted as financial advisor to Walter Industries in connection with the Spin-Off of Mueller.

It is understood that this letter is for the benefit and use of the Special Committee and the Board of Directors of Mueller in connection with and for purposes of their evaluation of the Recapitalization.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of,

The Special Committee of the Board of Directors

The Board of Directors

Mueller Water Products, Inc.

the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Fairness Opinion Review Committee.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Exchange Ratio provided for in the Recapitalization is fair, from a financial point of view, to the holders of Series A Common Stock and the holders of Series B Common Stock.

Very truly yours,

BANC OF AMERICA SECURITIES LLC

Location for the Annual Meeting of Stockholders

Four Seasons Hotel, Atlanta

Wednesday, January 28, 2009 at 10:00 A.M., local time

75 Fourteenth Street, Atlanta, Georgia 30309

Telephone: (404) 881-9898

Directions to the Four Seasons Hotel, Atlanta

From Georgia 400 traveling southbound:

—	Georgia 400 southbound will merge into Interstate 85 south.
—	Follow Interstate 85 south to the second exit; exit 84 – 17th Street.
—	Follow directions below for Interstate 85 southbound.

From Interstate 20 traveling eastbound or westbound:

—	Follow Interstate 20 into the heart of the city and take Interstate 75 / Interstate 85 traveling north.
—	Follow directions below for Interstate 75 northbound.

From Interstate 75 / Interstate 85 traveling northbound:

—	Follow Interstate 75 north to exit 250 – Tenth Street/Fourteenth Street/Georgia Tech.
—	At top of the ramp-continue straight ahead to the second (2nd) traffic light.
—	At the second (2nd) traffic light turn right onto Fourteenth Street.
—	The hotel will be near the end of the third block on the right.

From Interstate 75 traveling southbound:

—	Follow Interstate 75 south to exit 252 –Northside Dr.
—	At the end of the ramp turn right onto Northside Dr.
—	Continue on Northside Dr. for approximately one mile to Tenth Street and turn left.
—	Continue on Tenth Street until you cross Interstate 75 / Interstate 85 and turn left on Williams Street.
—	At the first (1st) traffic light turn right onto Fourteenth Street.
—	The hotel will be near the end of the third block on the right.

From Interstate 85 traveling southbound:

—	Follow Interstate 85 south to exit 84 – 17th Street.
—	Turn left on Seventeenth Street to the first traffic light and turn right onto Spring Street.
—	Remain in the left lane and turn left at the first (1st) traffic light onto Fourteenth Street.
—	The hotel will be near the end of the second block on the right.

Please note that attendance at the meeting will be limited to stockholders of Mueller Water Products, Inc. as of the record date (or their authorized representatives). You will be required to provide the admission ticket that is detachable from your proxy card or provide other evidence of ownership. If your shares are held by a bank or broker, please bring to the meeting your bank or broker statement evidencing your beneficial ownership of Mueller Water Products stock to gain admission to the meeting.

APPENDIX C

MUELLER WATER PRODUCTS, INC.

Amended and Restated 2006 Stock Incentive Plan

Approved by the Board of Directors on November 30, 2007

Approved by the Stockholders on January 30, 2008

Termination Date: May 23, 2016

I. PURPOSE.

1.1. The purpose of this Plan is to aid the Company and its Affiliates in recruiting and retaining key Employees (including officers), Directors, and Consultants of outstanding ability and to motivate such persons to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Stock Awards. The Company expects that it will benefit from the added interest which such key Employees, Directors and Consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

II. DEFINITIONS.

2.1. “Affiliate” means, with respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or any Affiliate has an interest.

2.2. “Applicable Law” means the legal requirements relating to the administration of an equity compensation plan under applicable U.S. federal and state corporate and securities laws, the Code, any stock exchange rules or regulations, and the applicable laws of any other country or jurisdiction, as such laws, rules, regulations and requirements shall be in place from time to time.

2.3. “Beneficial Owner” means the definition given in Rule 13d-3 promulgated under the Exchange Act.

2.4. “Board” means the board of directors of the Company.

2.5. “Cause” means any of the following: (1) the Participant’s theft, dishonesty, or falsification of any documents or records related to the Company or any of its Affiliates; (2) the Participant’s improper use or disclosure of the Company’s or any of its Affiliate’s confidential or proprietary information; (3) any action by the Participant which has a material detrimental effect on the reputation or business of the Company or any of its Affiliates; (4) the Participant’s failure or inability to perform any reasonable assigned duties, if such failure or inability is reasonably capable of cure, after being provided with a reasonable opportunity to cure, such failure or inability; (5) any material breach by the Participant of any employment or service agreement between the Participant and the Company or any of its Affiliates or applicable policy of the Company or any of its Affiliates, which breach is not cured pursuant to the terms of such agreement; or (6) the Participant’s indictment or plea of guilty or nolo contendere with respect to any criminal act which impairs the Participant’s ability to perform his or her duties with the Company or any of its Affiliates. Notwithstanding the foregoing, the definition of “Cause” in an individual written agreement between the Company or any of its Affiliates and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such individual agreement to the extent expressly provided for in such individual written agreement (it being understood, however, that if no definition of the term “Cause” is set forth in such an individual written agreement, the foregoing definition shall apply).

2.6. “Change of Control” means , unless otherwise provided in a Stock Award Agreement, the occurrence of any of the following events:

(i) The sale, exchange, lease or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act;

(ii) A merger or consolidation or similar transaction involving the Company if the stockholders of the Common Stock of the Company immediately prior to such transaction do not own a majority of the outstanding common stock of the surviving company or its parent immediately after the transaction in substantially the same proportions relative to each other as immediately prior to such transaction;

(iii) Any person or group becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise (for the purposes of this clause (iii), a member of a group will not be considered to be the Beneficial Owner of the securities owned by other members of the group other than in response to a contested proxy or other control battle); or

(iv) During any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new Directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the Directors of the Company then still in office, who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

2.7. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8. “Committee” means the Board, or a committee of one or more members of the Board (or other individuals who are not members of the Board to the extent allowed by law) duly appointed by the Board in accordance with the Plan and Applicable Law. At any time that no such committee has been appointed, the Board shall constitute the “Committee” hereunder.

2.9. “Common Stock” means the Series A common stock of the Company, par value $0.01 per Share.

2.10. “Company” means Mueller Water Products, Inc., a Delaware corporation.

2.11. “Consultant” means any person (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the board of directors of an Affiliate. For purposes of determining eligibility to participate in the Plan, the term Consultant shall be clarified pursuant to the provisions of Section 5.4.

2.12. “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director, or Consultant, as applicable, is not interrupted or terminated. Unless otherwise expressly provided in the Stock Award, the Participant’s Continuous Service shall be deemed to have terminated when the Participant “separates from service” within the meaning of Code Section 409A.

2.13. “Covered Employee” means a “covered employee” as determined for purposes of Section 162(m) of the Code.

2.14. “Director” means a member of the Board of Directors of the Company.

2.15. “Disability” (a) means with respect to all Incentive Stock Options, the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code, (b) for all other purposes, has the meaning under Section 409A(a)(2)(C)(i) of the Code, that is, the Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death, or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

2.16. “Employee” means any person employed by the Company or an Affiliate. Compensation by the Company or an Affiliate solely for services as a Director or as a Consultant shall not be sufficient to constitute “employment” by the Company or an Affiliate.

2.17. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.18. “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value

of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no such sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(iv) Notwithstanding the foregoing, to the extent required to comply with Section 409A of the Code in order to avoid the imposition of penalties or interest in respect thereof, the value of the Common Stock shall be determined in a manner consistent with Section 409A (and the regulations and guidance promulgated thereunder).

2.19. “Full-Value Stock Award” shall mean any of a Restricted Stock Bonus, Restricted Stock Units, Phantom Stock Units, Performance Share Bonus, or Performance Share Units.

2.20. “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.21. “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

2.22. “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

2.23. “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

2.24. “Participant” means an Employee, Director or Consultant to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

2.25. “Performance Share Bonus” means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration (other than par value to the extent required by Applicable Law), and subject to the provisions of Section 8.2 of the Plan.

2.26. “Performance Share Unit” means the right to receive the value of one (1) share of the Company’s Common Stock at the time the Performance Share Unit vests, with the further right to elect to defer receipt of that value otherwise deliverable upon the vesting of an award of Performance Share Units to the extent permitted in the Participant’s agreement. These Performance Share Units are subject to the provisions of Section 8.2 of the Plan.

2.27. “Phantom Stock Unit” means the right to receive the value of one (1) share of the Company’s Common Stock, subject to the provisions of Section 8.2 of the Plan.

2.28. “Plan” means this Mueller Water Products, Inc. 2006 Stock Incentive Plan, as amended and in effect from time to time.

2.29. “Restricted Stock Bonus” means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration (other than par value to the extent required by Applicable Law), and subject to the provisions of Section 8.2 of the Plan.

2.30. “Restricted Stock Purchase Right” means the right to acquire shares of the Company’s Common Stock upon the payment of the agreed-upon monetary consideration, subject to the provisions of Section 8.2 of the Plan.

2.31. “Restricted Stock Unit” means the right to receive the value of one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests, with the further right to elect to defer receipt of that value otherwise deliverable upon the vesting of an award of restricted stock to the extent permitted in the Participant’s agreement. These Restricted Stock Units are subject to the provisions of Section 8.2 of the Plan.

2.32. “Retirement” means the voluntary termination of a Participant’s Continuous Service at such time that the Participant’s age and years of service equal or exceed 70, but only after the Participant’s 60th birthday.

2.33. “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule l6b-3, as in effect from time to time.

2.34. “Securities Act” means the Securities Act of 1933, as amended from time to time.

2.35. “Stock Appreciation Right” means the right to receive an amount equal to the Fair Market Value of one (1) share of the Company’s Common Stock on the day the Stock Appreciation Right is redeemed, reduced by the deemed exercise price or base price of such right, subject to the provisions of Section 8.1 of the Plan.

2.36. “Stock Award” means any award of an Option, Restricted Stock Bonus, Restricted Stock Purchase Right, Stock Appreciation Right, Phantom Stock Unit, Restricted Stock Unit, Performance Share Bonus, Performance Share Unit, or other stock-based award.

2.37. “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award setting forth the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

2.38. “Subsidiary” means a subsidiary corporation, as defined in Section 424(f) of the Code.

2.39. “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation.

III. ADMINISTRATION.

3.1. Administration. The Plan shall be administered by a Committee consisting of two or more directors, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code, unless otherwise determined by the Board. The Committee shall administer the Plan and shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Awards shall be granted; the terms and conditions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash and/or Common Stock pursuant to a Stock Award; the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and whether a Stock Award will be adjusted to account for dividends paid with respect to the Company’s Common Stock (subject to the requirements of Code Section 409A).

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan and the terms of the Stock Award fully effective (but only to the extent consistent with the requirements of Code Section 409A, where applicable).

(iii) To amend the Plan or a Stock Award as provided in the Plan.

(iv) Generally, to exercise such powers and to perform such acts as the Committee deems necessary, desirable, convenient or expedient to promote the best interests of the Company consistent with the provisions of the Plan (subject to the requirements of Code Section 409A, where applicable).

(v) To adopt sub-plans and/or special provisions applicable to Stock Awards regulated by the laws of a jurisdiction other than and outside of the United States. Except with respect to Section 4 of the Plan and such other sections as required by Applicable Law, the sub-plans and/or special provisions may take precedence over other provisions of the Plan to the extent expressly set forth in the terms of such sub-plans and/or special provisions.

(vi) To authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of a Stock Award previously granted by the Committee.

(vii) To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares of Common Stock issued as a result of or under a Stock Award, including, without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(viii) To provide, either at the time a Stock Award is granted or by subsequent action, that a Stock Award shall contain as a term thereof, a right, either in tandem with the other rights under the Stock Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of shares of Common Stock, cash or a combination thereof, the amount of which is determined by reference to the value of the Stock Award.

(ix) To assume, or provide for the issuance of substitute Stock Awards that will substantially preserve the otherwise applicable terms of, stock options and other stock-based awards previously granted by an Affiliate to an award holder who is or becomes eligible to participate in the Plan, as determined by the Committee in its sole discretion; provided, however, that any such assumption or substitution shall comply with Applicable Law, including but not limited to Sections 409A and 424 of the Code, and any such substitute Stock Awards may be granted at a price below Fair Market Value only to the extent that such grants would otherwise comply with the terms of this Plan, including but not limited to Section 10.10 hereof.

3.2. Delegation by the Committee. In no way limiting any other provision of the Plan, the Committee may delegate its duties and powers hereunder in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code.

3.3. Stock Pool. The Committee may, by resolution, authorize the Chief Executive Officer or another director to grant a Stock Award, to the extent permitted by Delaware law, to any Employee who is not a Covered Employee or expected to become a Covered Employee or is not a named executive officer, in accordance with the limitations established by the Committee including the maximum number of shares of Common Stock subject to all such Stock Awards made in a fiscal year of the Company, the maximum Shares subject to all Stock Awards made to any one person at any one time, the requirement that no Stock Award be made at less than Fair Market Value, and subject to any other restrictions required by law. Any Stock Awards made pursuant to this delegation shall be reported periodically to the Committee.

3.4. Effect of the Committee’s Decision. All determinations, interpretations and constructions made by the Committee or its duly authorized sub-committee(s) in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

IV. SHARES SUBJECT TO THE PLAN.

4.1. Share Reserve. Subject to the provisions of Section 11 of the Plan relating to adjustments upon changes in Common Stock, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed 8,000,000 shares of Common Stock (“Share Reserve”), provided that each share of Common Stock issued pursuant to an Option or Restricted Stock Purchase Right shall reduce the Share Reserve by one (1) share and each share of Common Stock subject to the redeemed portion of a Stock Appreciation Right (whether the distribution upon redemption is made in cash, stock or a combination of the two) shall reduce the Share Reserve by one (1) share. Each share of Common Stock issued pursuant to a Full-Value Stock Award shall reduce the Share Reserve by one (1) share. To the extent that a distribution pursuant to a Stock Award is made in cash, the Share Reserve shall be reduced by the number of shares of Common Stock subject to the redeemed or exercised portion of the Stock Award. Notwithstanding any other provision of the Plan to the contrary, the maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options is 1,250,000 shares of Common Stock (“ISO Limit”), subject to the adjustments provided for in Section 11 of the Plan.

4.2. Reversion of Shares to the Share Reserve. If any Stock Award granted under this Plan shall for any reason (i) expire, be cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, (ii) be reacquired by the Company prior to vesting, or (iii) be repurchased at cost by the Company prior to vesting, the shares of Common Stock not acquired under such Stock Award shall revert or be added to the Share Reserve and become available for issuance under the Plan; provided, however, that such shares of Common Stock shall not be available for issuance pursuant to the exercise of Incentive Stock Options.

4.3. Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares (whether purchased on the market or otherwise reacquired).

V. ELIGIBILITY.

5.1. Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants. Nonstatutory Stock Options and Stock Appreciation Rights may be granted only with respect to “service recipient stock” as such term is used in Code Section 409A.

5.2. Ten Percent Stockholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant, except as provided in Section 3.1(ix) above.

5.3. Annual Limitation. Subject to the provisions of Section 11 of the Plan relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options and other Stock Awards covering more than 1,000,000 shares of Common Stock (with respect to Stock Awards payable in shares) or with a value in excess of $5,000,000 (with respect to Stock Awards payable in cash) during any fiscal year; provided that in connection with his or her initial service, an Employee may be granted Options and other Stock Awards covering not more than an additional 300,000 shares of Common Stock (with respect to Stock Awards payable in shares) or with a value in excess of $5,000,000 (with respect to Stock Awards payable in cash), which shall not count against the limit set forth in the preceding sentence.

5.4. Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (1) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (2) that such grant complies with the securities laws of all other relevant jurisdictions.

VI. OPTION PROVISIONS.

6.1. Form of Options. Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased upon exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.2. Term. In the absence of a provision to the contrary in the individual Optionholder’s Stock Award Agreement, and subject to the provisions of Section 5.2 of the Plan regarding grants of Incentive Stock Options to Ten Percent Stockholders, the term of the Option shall be ten (10) years from the date it was granted.

6.3. Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), or such other limit as may be set by Applicable Law, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

6.4. Exercise Price of an Incentive Stock Option. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted (or less than one hundred and ten percent (110%) in the case of a Ten Percent Shareholder), except as provided in Section 3.1(ix) above.

6.5. Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted, except as provided in Section 3.1(ix) above.

6.6. Consideration.

(i) The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by check at the time the Option is exercised or (b) at the discretion of the Committee (in the case of Incentive Stock Options, at the time of the grant of the Option): (1) by delivery to the Company of other shares of Common Stock (subject to such requirements as may be imposed by the Committee), (2) if there is a public market for the Common Stock at such time, and to the extent permitted by Applicable Law, pursuant to a “same day sale” program that results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, (3) reduction of the Company’s liability to the Optionholder, (4) by any other form of consideration permitted by law, but in no event shall a promissory note or other form of deferred payment constitute a permissible form of consideration for an Option granted under the Plan, or (5) by some combination of the foregoing. In each such case, the combination of any cash and property used to pay the purchase price shall have a Fair Market Value on the exercise date equal to the applicable exercise price.

(ii) Unless otherwise specifically provided in the Stock Award Agreement, the purchase price of Common Stock acquired pursuant to a Stock Award that is paid by delivery to the Company of other Common Stock, which Common Stock was acquired, directly or indirectly from the Company, shall be paid only by shares of the Common

Stock that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a supplemental charge to earnings for financial accounting purposes).

(iii) Whenever a Participant is permitted to pay the exercise price of a Stock Award and/or taxes relating to the exercise of a Stock Award by delivering Common Stock, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirements by presenting proof of beneficial ownership of such Common Stock, in which case the Company shall treat the Stock Award as exercised or redeemed without further payment and shall withhold such number of shares of Common Stock from the Common Stock acquired under the Stock Award. When necessary to avoid a supplemental charge to earnings for financial accounting purposes, any such withholding for tax purposes shall be made at the statutory minimum rate of withholding.

6.7. Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

6.8. Transferability of a Nonstatutory Stock Option. Except as otherwise provided in the Stock Award Agreement, a Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may transfer a Nonstatutory Stock Option to a trust established solely for the benefit of one or more family members (as defined in the General Instructions to Form S-8 promulgated under the Securities Act of 1933, or a successor to such instructions or such form) of the Optionholder; provided that the Participant may not receive any consideration for the transfer. All terms and conditions applicable to the Nonstatutory Stock Option, including without limitation provisions relating to the termination of the Participant’s Continuous Service, and the effect thereof, shall continue to apply following a transfer made in accordance with this Section 6.8. Subsequent transfers of a Nonstatutory Stock Option transferred by a Participant in accordance with this Section 6.8 shall be prohibited, except by will or by the laws of descent and distribution; provided that a transferee, where applicable under the terms of the transfer from the Participant, shall have the right previously held by the Participant to designate a Beneficiary.

6.9. Vesting Generally. Options granted under the Plan shall be exercisable at such times and upon such terms and conditions as may be determined by the Committee. The vesting provisions of individual Options may vary. The provisions of this Section 6.9 are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

6.10. Termination of Unvested Options. Any Option or portion thereof that is not vested at the time of termination of Continuous Service shall lapse and terminate, and shall not be exercisable by the Optionee or any other person, unless otherwise provided for in the Stock Award Agreement.

6.11. Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death, Disability or Retirement or termination for Cause), the Option shall remain exercisable for three (3) months following the date of termination (to the extent that the Option was exercisable at that time), or such other period specified in the Stock Award Agreement. In no event may the Option be exercised after the expiration of the term of the Option as set forth in the Stock Award Agreement. If the Optionholder does not exercise his or her Option within the specified time, the Option shall terminate.

6.12. Extension of Termination Date. An Optionholder’s Stock Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or termination for Cause) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or other applicable securities law, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Stock Award Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements or other applicable securities law. The provisions of this Section 6.12 notwithstanding, in the event that a sale of the shares of Common Stock received upon exercise of his or her Option would subject the Optionholder to liability under Section 16(b) of the Exchange Act, then the Option will terminate on the earlier of (1) the fifteenth (15th) day after the last date upon which such sale would result in liability, or (2) two hundred ten (210) days following the date of termination of the Optionholder’s employment or other service to the Company (and in no event later than the expiration of the term of the Option).

6.13. Disability or Retirement of Optionholder. In the event an Optionholder’s Continuous Service terminates upon the Optionholder’s Disability or Retirement, the Option shall remain exercisable for two (2) years following the date of termination (to the extent that the Option was exercisable at that time), or such other period specified in the Stock Award Agreement. In no event may the Option be exercised after than the expiration of the term of the Option as set forth in the Stock Award Agreement. If the Optionholder does not exercise his or her Option within the specified time, the Option shall terminate.

6.14. Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies after the termination of his or her Continuous Service but within the post-termination exercise period applicable to the Option, then, except as otherwise provided in the Stock Award Agreement, the Option shall remain exercisable for two (2) years following the date of death (to the extent that the Option was exercisable at that time). In no event may the Option be exercised after the expiration of the term of the Option as set forth in the Stock Award Agreement. If the Option is not exercised by the person entitled to do so within the specified time, the Option shall terminate.

6.15. Termination for Cause. Unless otherwise provided in the applicable Stock Award Agreement, the Option shall cease to be exercisable as to all unexercised shares of

Common Stock (including any vested shares) immediately upon the termination of the Optionholder’s Continuous Service for Cause.

6.16. Early Exercise Generally Not Permitted. The Company may grant Options which permit the Optionholder to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the vesting of the Option. If a Stock Award Agreement does permit such early exercise, any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

6.17. No Repricing of Options. The Committee shall have no authority to make any adjustment or amendment (except as provided in Section 3.1(ix) or Article XI of this Plan), and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company’s stockholders shall have approved such adjustment or amendment.

VII. NON-DISCRETIONARY STOCK AWARDS FOR ELIGIBLE DIRECTORS.

7.1. Stock Awards for Eligible Directors. In addition to any other Stock Awards that Directors may be granted on a discretionary basis under the Plan, each Director of the Company who is not an Employee of the Company or any Affiliate (each, an “Eligible Director”) shall be automatically granted, without the necessity of action by the Committee, the following Stock Awards:

(i) Initial Grant. On the date that a Director commences service on the Board and satisfies the definition of an Eligible Director, an initial grant of a Stock Award (the “Initial Grant”) shall automatically be made to that Eligible Director. The type of Stock Award, the number of shares subject to this Initial Grant and other terms governing this Initial Grant shall be as determined by the Committee in its sole discretion. If the Committee does not establish the terms and conditions of the Initial Grant for a given newly-elected Eligible Director prior to the date of grant, then the Stock Award shall be of the same type, and for the same number of shares, as the Initial Grant made to the immediately preceding newly-elected Eligible Director. If at the time a Director first commences service on the Board, the Director does not satisfy the definition of an Eligible Director, such Director shall not be entitled to an Initial Grant at any time, even if such Director subsequently becomes an Eligible Director.

(ii) Annual Grant. An annual Stock Award grant (the “Annual Grant”) shall automatically be made to each Director who (1) is re-elected to the Board, (2) is an Eligible Director on the relevant grant date, and (3) has served as a Director for a period of at least six (6) months on the relevant grant date. The type of Stock Award, the number of shares subject to the Annual Grant and other terms governing the Annual Grant shall be as determined by the Committee in its sole discretion. If the Committee does not establish the terms and conditions of the Annual Grant prior to the date of grant, then the Annual Grant shall be of the same type, and for the same number of shares of

Common Stock, as the Annual Grants made for the immediately preceding year. The date of grant of an Annual Grant is the date on which the Director is re-elected to serve on the Board.

(iii) Vesting. Notwithstanding the foregoing, if the vesting of the Stock Award is based solely on the Director’s Continuous Service, the Stock Award will not fully vest in less than three (3) years.

(iv) Vesting on Retirement. All Initial Grants and Annual Grants held by an Eligible Director shall become fully vested and exercisable upon the termination of the Eligible Director’s Continuous Service by reason of Retirement, unless otherwise expressly set forth in the applicable Stock Award Agreement(s).

VIII. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

8.1. Stock Appreciation Rights. Each award of Stock Appreciation Rights (“SARs”) granted under the Plan shall be subject to such terms and conditions as the Committee shall deem appropriate. The terms and conditions of SAR agreements need not be identical, but each SAR agreement shall include the substance of each of the applicable provisions of this Section 8.1. The two types of SARs that are authorized for issuance under this Plan are:

(i) Stand-Alone SARs. The following terms and conditions shall govern the grant and redeemability of stand-alone SARs:

(A) The stand-alone SAR shall cover a specified number of underlying shares of Common Stock and shall be redeemable upon such terms and conditions as the Committee may establish. Upon redemption of the stand-alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the redemption date) of the shares of Common Stock underlying the redeemed right over (ii) the aggregate base price in effect for those shares.

(B) The number of shares of Common Stock underlying each stand-alone SAR and the base price in effect for those shares shall be determined by the Committee in its sole discretion at the time the stand-alone SAR is granted. In no event, however, may the base price per share be less than one hundred percent (100%) of the Fair Market Value per underlying share of Common Stock on the grant date.

(C) The distribution with respect to any redeemed stand-alone SAR may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Committee shall in its sole discretion deem appropriate.

(ii) Stapled SARs. The following terms and conditions shall govern the grant and redemption of stapled SARs:

(A) Stapled SARs may only be granted concurrently with an Option to acquire the same number of shares of Common Stock as the number of such shares underlying the stapled SARs.

(B) Stapled SARs shall be redeemable upon such terms and conditions as the Committee may establish and shall grant a holder the right to elect among (i) the exercise of the concurrently granted Option for shares of Common Stock, whereupon the number of shares of Common Stock subject to the stapled SARs shall be reduced by an equivalent number, (ii) the redemption of such stapled SARs in exchange for a distribution from the Company in an amount equal to the excess of the Fair Market Value (on the redemption date) of the number of vested shares which the holder redeems over the aggregate base price for such vested shares, whereupon the number of shares of Common Stock subject to the concurrently granted Option shall be reduced by any equivalent number, or (iii) a combination of (i) and (ii).

(C) The distribution to which the holder of stapled SARs shall become entitled upon the redemption of stapled SARs may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Committee shall in its sole discretion deem appropriate.

(iii) Limitations. The total number of shares of Common Stock subject to a SAR may, but need not, vest in period installments that may, but need not, be equal. The Committee shall determine the criteria under which shares of Common Stock under the SAR may vest. If the Stock Award Agreement does not provide for transferability, then the shares subject to the SAR shall not be transferable except by will or by the laws of descent and distribution.

(iv) No Repricing of Stock Appreciation Rights. The Committee shall have no authority to make any adjustment or amendment (except as provided in Section 3.1(ix) or Article XI of this Plan), and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the base price of a Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company’s stockholders shall have approved such adjustment or amendment.

8.2. Other Stock-Based Awards. The Committee, in its sole discretion, may grant or sell an award of a Restricted Stock Bonus, Restricted Stock Purchase Right, Phantom Stock Unit, Restricted Stock Unit, Performance Share Bonus, Performance Share Unit, or other stock-based award that is valued in whole or in part by reference to, or is otherwise based on, the Fair Market Value of the Company’s Common Stock (each, an “Other Stock-Based Award”). Each Other Stock-Based Award shall be subject to a Stock Award Agreement which shall contain such terms and conditions as the Committee shall deem appropriate, including any provisions for the deferral of the receipt of any shares of Common Stock, cash or property otherwise distributable to the Participant in respect of the Stock Award. The terms and conditions of Other Stock-Based Awards may change from time to time, and the terms and conditions of separate Other Stock-Based Awards need not be identical, but each Other Stock-Based Award shall be subject to the following provisions (either through incorporation of provisions hereof by reference in the applicable Stock Award Agreement or otherwise):

(i) Purchase Price. Other Stock-Based Awards may be granted in consideration for past services actually rendered to the Company or an Affiliate. The purchase price (if any) under each Other Stock-Based Award shall be such amount as the Committee shall determine and designate in the applicable Stock Award Agreement. To the extent required by Applicable Law, the purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Other Stock-Based Award on the date such award is made or at the time the purchase is consummated, as applicable.

(ii) Consideration.

(A) The purchase price (if any) of Common Stock acquired pursuant to Other Stock-Based Awards shall be paid either: (1) in cash or by check, or (2) as determined by the Committee (and to the extent required by Applicable Law, at the time of the grant): (v) by delivery to the Company of other shares of Common Stock (subject to such requirements as may be imposed by the Committee), (w) if there is a public market for the Common Stock at such time, and to the extent permitted by Applicable Law, pursuant to a “same day sale” program that results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, (x) reduction of the Company’s liability to the Participant, (y) by any other form of consideration permitted by law, but in no event shall a promissory note or other form of deferred payment constitute a permissible form of consideration, or (z) by some combination of the foregoing.

(B) Unless otherwise specifically provided in the Stock Award Agreement, the purchase price of Common Stock acquired pursuant to any Other Stock-Based Award that is paid by delivery to the Company of other Common Stock, which Common Stock was acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a supplemental charge to earnings for financial accounting purposes). To the extent required by Applicable Law, the Participant shall pay the Common Stock’s “par value” solely in cash or by check.

(C) Whenever a Participant is permitted to pay the exercise price of any Other Stock-Based Award and/or taxes relating to the exercise thereof by delivering Common Stock, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirements by presenting proof of beneficial ownership of such Common Stock, in which case the Company shall treat the Other Stock-Based Award as exercised or redeemed without further payment and shall withhold such number of shares of Common Stock from the Common Stock acquired under the Other Stock-Based Award. When necessary to avoid a supplemental charge to earnings for financial accounting purposes, any such withholding for tax purposes shall be made at the statutory minimum rate of withholding.

(iii) Vesting. The total number of shares of Common Stock subject to each Other Stock-Based Award may, but need not, vest and/or become redeemable in periodic installments that may, but need not, be equal. The Committee shall determine the criteria under which shares of Common Stock under the each Other Stock-Based Award may vest. The criteria may or may not include performance criteria or Continuous Service. Shares of Common Stock acquired under each Other Stock-Based Award may, but need not, be subject to a share repurchase right or similar forfeiture feature in favor of the Company in accordance with a vesting schedule to be determined by the Committee.

(iv) Distributions. The distribution with respect to any Other Stock-Based Award may be made in shares of Common Stock valued at Fair Market Value on the redemption or exercise date, in cash, or partly in shares and partly in cash, as the Committee shall in its sole discretion deem appropriate.

(v) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may repurchase or reacquire, and/or the Participant shall forfeit (as applicable), any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination on such terms and conditions as set forth in the Stock Award Agreement.

(vi) Transferability. Rights to acquire shares of Common Stock under Other Stock-Based Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the applicable Stock Award Agreement, as the Committee shall determine in its discretion. If the Stock Award Agreement does not provide for transferability, then the shares subject to Other Stock-Based Award shall not be transferable except by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Participant may transfer an Other Stock-Based Award to a trust established solely for the benefit of one or more family members (as defined in the General Instructions to Form S-8 promulgated under the Securities Act of 1933, or a successor to such instructions or such form) of the Participant; provided that the Participant may not receive any consideration for the transfer. All terms and conditions applicable to the Other Stock-Based Award, including without limitation provisions relating to the termination of the Participant’s Continuous Service, and the effect thereof, shall continue to apply following a transfer made in accordance with this Section 8.2(vi). Subsequent transfers of an Other Stock-Based Award transferred by a Participant in accordance with this Section 8.2(vi) shall be prohibited, except by will or by the laws of descent and distribution; provided that a transferee, where applicable under the terms of the transfer from the Participant, shall have the right previously held by the Participant to designate a Beneficiary.

IX. ISSUANCE OF SHARES.

9.1. Availability of Shares. During the terms of the outstanding Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

9.2. Securities Law Compliance. The grant of Stock Awards and the issuance of Common Stock pursuant to Stock Awards shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to securities. The Company shall use commercially reasonable efforts to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise, redemption or satisfaction of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act or under any foreign law of similar effect the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock related to such Stock Awards unless and until such authority is obtained.

9.3. Proceeds. Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

X. MISCELLANEOUS.

10.1. Vesting Generally. If the vesting of a Stock Award is based solely on the Participant’s Continuous Service, the Stock Award will not fully vest in less than three (3) years and if the vesting of a Stock Award is based on the achievement of performance criteria, the Stock Award will not fully vest in less than one (1) year.

10.2. Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate exercisability and/or vesting of any Stock Award only in the case of death, disability, retirement or Change of Control. Subject to the prior sentence, the Committee shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

10.3. Clawback. The Company may provide in any Stock Award Agreement that, upon the Committee’s discovery of facts that would be grounds for a termination for Cause of a Participant’s Continuous Service, and regardless of whether such discovery is made prior to or following a termination of Continuous Service for any reason, the

Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of the Stock Award, including any shares of Common Stock then held by the Participant as well as any gain recognized by the Participant upon any sale of the shares of Common Stock issued pursuant to the Stock Award. In no event shall the amount to be recovered by the Company be less than any amount required to be repaid or recovered as a matter of law. The Committee shall determine whether the Company shall effect any such recovery or repayment (i) by seeking recovery or repayment from the Participant, (ii) by reducing (subject to Applicable Law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program, agreement or arrangement maintained by the Company or any of its Affiliates, (iii) by withholding payment of future compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the otherwise applicable compensation practices of the Company or any Affiliate, or (iv) by any combination of the foregoing.

10.4. Compliance of Performance Awards. Notwithstanding anything to the contrary herein, any Stock Award granted under this Plan may, but need not, be granted in a manner which may be deductible by the Company under Section 162(m) of the Code and, as applicable, compliant with the requirements of Section 409A of the Code (such awards, “Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee, which goals are approved (i) while the outcome for that performance period is substantially uncertain and (ii) during such period of time as permitted by Applicable Law. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before one or more of the following: interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs and/or cost reductions or savings; (xvi) cash flow; (xvii) working capital; (xviii) return on invested capital or assets; (xix) consummations of acquisitions or sales of certain Company assets, subsidiaries or other businesses; (xx) funds from operations and (xxi) pre-tax income . The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto) and/or Section 409A of the Code, the performance goals may be calculated without regard to extraordinary items. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) and/or Section 409A of the Code, elect to defer payment of a Performance-Based Award.

10.5. Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award except to the extent that the Company has issued the shares of Common Stock relating to such Stock Award or except as expressly provided in a Stock Award Agreement.

10.6. No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company, and any applicable provisions of the corporate law of the state or other jurisdiction in which the Company is domiciled, as the case may be.

10.7. Investment Assurances. The Company may require a Participant, as a condition of exercising or redeeming a Stock Award or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the Common Stock; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock; and (iii) to give such other written assurances as the Company may determine are reasonable in order to comply with Applicable Law. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws, and in either case otherwise complies with Applicable Law. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with Applicable Laws, including, but not limited to, legends restricting the transfer of the Common Stock.

10.8. Designation of a Beneficiary. The Committee may establish rules pertaining to the designation by the Participant of a beneficiary who is to receive any shares of Common Stock and/or any cash, or have the right to exercise or redeem that Participant’s Stock Award, in the event of such Participant’s death.

10.9. Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state, local, or foreign tax withholding obligation relating to the grant, exercise, acquisition or redemption of a Stock Award or the acquisition, vesting, distribution or transfer of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (where withholding in excess of the minimum amount will result in a supplemental charge to earnings for financial accounting purposes); or (iii) delivering to the Company owned and unencumbered shares of Common Stock; provided, however, that in the case of the tender of shares, that any such shares have been held by the Participant for not less than six (6) months (or such other period as established from time to time by the Committee in order to avoid a supplemental charge to earnings for financial accounting purposes).

10.10. Section 409A. Notwithstanding anything in the Plan to the contrary, it is the intent of the Company that the administration of the Plan, and the granting of all Stock Awards under this Plan, shall be done in accordance with Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including any guidance or regulations that may be issued after the effective date of this Plan, and shall not cause the acceleration of, or the imposition of the additional, taxes provided for in Section 409A of the Code. Any Stock Award shall be granted, deferred, paid out or modified under this Plan in a manner that shall be intended to avoid resulting in the acceleration of taxation, or the imposition of penalty taxation, under Section 409A upon a Participant. In the event that it is reasonably determined by the Committee that any amounts payable in respect of any Stock Award under the Plan will be taxable to a Participant under Section 409A of the Code prior to the payment and/or delivery to such Participant of such amounts under the applicable Stock Award Agreement or will be subject to the acceleration of taxation or the imposition of penalty taxation under Section 409A of the Code, the Company may either (i) adopt such amendments to the Plan and related Stock Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Stock Awards hereunder, and/or (ii) take such other actions as the Committee determines necessary or appropriate to comply with the requirements of Section 409A of the Code. Notwithstanding anything to the contrary herein, if Participant is a “specified employee” under Section 409A of the Code, then any payment(s) to the Participant described herein upon his or her termination of continuous service that (A) constitute “deferred compensation” to a Participant under Section 409A; (B)

are not exempt from Section 409A and (C) are otherwise payable within 6 months after Participant’s termination of continuous service, shall instead be made on the date 6 months and 1 day after such termination of continuous service, and such payment(s) shall be increased by an amount equal to interest on such payment(s) at a rate of interest equal to the Federal Funds Rate in effect as of the date of termination of continuous service from the date on which such payment(s) would have been made in the absence of this provision and the payment date described in this sentence.

10.11. Market Standoff Provision. If required by the Company (or a representative of the underwriter(s)) in connection with the first underwritten registration of the offering of any equity securities of the Company under the Securities Act, for a specified period of time, the Participant shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of the Common Stock acquired by the Participant pursuant to a Stock Award, and shall execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to such shares until the end of such period.

10.12. De Minimis Cap. Notwithstanding any other provision of the Plan, the Committee may grant Stock Awards that do not conform to the requirements of the Plan so long as such Stock Awards do not exceed 10% of the shares authorized for issuance under the Plan.

XI. ADJUSTMENTS UPON CHANGES IN STOCK.

11.1. Capitalization Adjustments. In the event of any change in the Common Stock subject to the Plan or subject to or underlying any Stock Award, by reason of any stock dividend, stock split, reverse stock split, reorganization, recapitalization, merger, consolidation, spin-off, combination, exchange of shares of Common Stock or other corporate exchange, or any distribution or dividend to stockholders of Common Stock (whether paid in cash or otherwise) or any transaction similar to the foregoing, the Committee shall, without liability to any person, make such substitution or adjustment, if any, as it deems to be equitable to (i) the type, class(es) and maximum number of securities or other property subject to the Plan pursuant to the Share Reserve, the ISO Limit, and Section 5.3, (ii) the type, class(es) and number of securities subject to option grants to Eligible Directors under Section 7 of the Plan, (iii) the type, class(es) and number of securities or other property subject to, as well as the exercise price, base price, redemption price or purchase price applicable to, outstanding Stock Awards or (iv) any other affected terms of any outstanding Stock Awards. Any determination, substitution or adjustment made by the Committee under this Section 11.1, shall be final, binding and conclusive on all persons. The conversion of any convertible securities of the Company shall not be treated as a transaction that shall cause the Committee to make any determination, substitution or adjustment under this Section 11.1. Any actions taken under this Section 11.1 shall be made in accordance with the applicable restrictions of Code Section 409A, including without limitation such restrictions with regard to the adjustment of stock options and stock appreciation rights that are considered exempt from Code Section 409A.

11.2. Adjustments Upon a Change of Control. In the event of a Change of Control, then the Committee or the board of directors of any surviving entity or acquiring entity may provide or require that the surviving or acquiring entity shall: (1) assume or continue all or any part of the Stock Awards outstanding under the Plan or (2) substitute substantially equivalent stock awards (including an award to acquire substantially the same consideration paid to the stockholders in the transaction by which the Change of Control occurs) for those Stock Awards outstanding under the Plan. In the event any surviving entity or acquiring entity refuses to assume or continue outstanding Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the Committee in its sole discretion and without liability to any person may: (1) provide for the payment of a cash amount in exchange for the cancellation of a Stock Award equal to the product of (x) the excess, if any, of the Fair Market Value per share of Common Stock at such time over the exercise or redemption price, if any, and (y) the total number of shares then subject to such Stock Award; (2) continue the Stock Awards upon such terms as the Committee determines in its sole discretion; (3) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Stock Awards (including any unrealized value immediately prior to the Change of Control) previously granted hereunder, as determined by the Committee in its sole discretion; or (4) notify Participants holding Stock Awards that they must exercise or redeem any portion of such Stock Award (including, at the discretion of the Committee, any unvested portion of such Stock Award) at or prior to the closing of the transaction by which the Change of Control occurs and that the Stock Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change of Control occurs. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised or redeemed with respect to the vested portion of the Stock Award (and, at the discretion of the Committee, any unvested portion of such Stock Award) at or prior to the closing of the transaction by which the Change of Control occurs. In the event of the dissolution or liquidation of the Company, unless the Board determined otherwise, all outstanding Stock Awards will terminate immediately prior to the dissolution or liquidation of the Company. In all cases, the Committee shall not be obligated to treat all Stock Awards, even those that are of the same type, in the same manner. Any actions taken under this Section 11.2 shall be made in accordance with the applicable restrictions of Code Section 409A.

XII. AMENDMENT OR TERMINATION OF THE PLAN OR STOCK AWARDS.

12.1. Term and Termination of the Plan. The Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the earlier of the date that the Plan is approved by the stockholders of the Company or the date the Plan is adopted by the Board. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

12.2. Amendment of the Plan and Stock Awards. The Committee at any time, and from time to time, may amend the Plan, subject to the approval of the Company’s stockholders to the extent such approval is necessary under Applicable Law or is required by the terms of Section 6.17 or Section 8.1(iv) of the Plan. The Committee at any time, and from time to time, may amend the terms of one or more Stock Awards. It is expressly contemplated that the Committee may amend the Plan and Stock Awards in any respect the Committee deems necessary or advisable (i) to provide eligible Participants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and deferred compensation and/or (ii) to bring the Plan and/or Stock Awards granted under the Plan into compliance with Applicable Law.

12.3. No Material Impairment of Rights. Notwithstanding anything to the contrary in the Plan, the amendment, suspension or termination of the Plan and the amendment of outstanding Stock Awards, shall not materially impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant unless such amendment is necessary pursuant to Section 10.10 hereof, in which case the Participant will be deemed to have consented to the amendment by virtue of accepting the grant of the Stock Award.

XIII. EFFECTIVE DATE OF PLAN.

13.1. Effective Date. The Plan shall become effective as of the date the Board approves the Plan, or such later date as is designated by the Board (such date, as set forth on the first page of this Plan, the “Effective Date”), subject to the approval of the Plan by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

XIV. CHOICE OF LAW.

14.1. Choice of Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

[Revised 02/06/08]

Mueller Water Products, Inc.

ATTN: INVESTOR RELATIONS 1200 ABERNATHY ROAD N.E. SUITE 1200 ATLANTA, GA 30328

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MUELLER WATER PRODUCTS, INC.

For Withhold For All All All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Directors

Item 1. To elect ten members to the Board of Directors to serve for the ensuing year.

Nominees:

01) Donald N. Boyce 06) Mark J. O’Brien 02) Howard L. Clark, Jr. 07) Bernard G. Rethore 03) Gregory E. Hyland 08) Neil A. Springer 04) Jerry W. Kolb 09) Lydia W. Thomas 05) Joseph B. Leonard 10) Michael T. Tokarz

Vote on Proposals

Item 2. To approve the conversion of all outstanding shares of Series B common stock into shares of Series A common stock;

Item 3. To approve the amendment to the Amended and Restated 2006 Stock Incentive Plan;

Item 4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2009; and

Item 5. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

For Against Abstain

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If signing on behalf of a corporation, sign the full corporate name by authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 2009 Annual Meeting of Stockholders of Mueller Water Products, Inc. and any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.

Please indicate if you plan to attend this meeting.

Yes No

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Mueller Water Products, Inc.

Annual Meeting of Stockholders

Admission Ticket COMMON SERIES A (Not Transferable)

January 28, 2009 10:00 A.M.

Four Seasons Hotel 75 Fourteenth Street, N.E.

Atlanta, Georgia

Please detach this admission ticket and bring it with you, along with photo identification, in order to gain admittance to the meeting. This ticket admits only the stockholder listed on the reverse side and is not transferable.

The doors will open at 9:30 a.m.;

Mueller Water Products, Inc.

Proxy Card for the Annual Meeting of Stockholders January 28, 2009

10:00 A.M.

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Gregory E. Hyland, Evan L. Hart and Robert Barker, and each of them, with full power of substitution in each, proxies to vote all the shares of Mueller Water Products, Inc. common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on January 28, 2009, and at any adjournments thereof, upon the matters stated on the reverse side, as specified and, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR proposals 1, 2, 3 and 4.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Mueller Water Products, Inc.

ATTN: INVESTOR RELATIONS

1200 ABERNATHY ROAD N.E.

SUITE 1200

ATLANTA, GA 30328

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

COMMON SERIES B

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

MUELL3

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

MUELLER WATER PRODUCTS, INC.

For All

Withhold All

For All

Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Directors

Item 1. To elect ten members to the Board of Directors to serve for the ensuing year.

Nominees:

01) Donald N. Boyce

02) Howard L. Clark, Jr.

03) Gregory E. Hyland

04) Jerry W. Kolb

05) Joseph B. Leonard

06) Mark J. O’Brien

07) Bernard G. Rethore

08) Neil A. Springer

09) Lydia W. Thomas

10) Michael T. Tokarz

Vote on Proposals

For Against Abstain

Item 2. To approve the conversion of all outstanding shares of Series B common stock into shares of Series A common stock;

Item 3. To approve the amendment to the Amended and Restated 2006 Stock Incentive Plan;

Item 4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2009; and

Item 5. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If signing on behalf of a corporation, sign the full corporate name by authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 2009 Annual Meeting of Stockholders of Mueller Water Products, Inc. and any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.

Please indicate if you plan to attend this meeting.

Yes No

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Mueller Water Products, Inc.

Annual Meeting of Stockholders

Admission Ticket COMMON SERIES B (Not Transferable)

January 28, 2009 10:00 A.M.

Four Seasons Hotel 75 Fourteenth Street, N.E.

Atlanta, Georgia

Please detach this admission ticket and bring it with you, along with photo identification, in order to gain admittance to the meeting. This ticket admits only the stockholder listed on the reverse side and is not transferable.

The doors will open at 9:30 a.m.;

MUELL4

Mueller Water Products, Inc.

Proxy Card for the Annual Meeting of Stockholders January 28, 2009

10:00 A.M.

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Gregory E. Hyland, Evan L. Hart and Robert Barker, and each of them, with full power of substitution in each, proxies to vote all the shares of Mueller Water Products, Inc. common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on January 28, 2009, and at any adjournments thereof, upon the matters stated on the reverse side, as specified and, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR proposals 1, 2, 3 and 4.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)